     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PRECISION PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  6719                                 22-3639336
   (State or other jurisdiction of                (Primary Standard                        (I.R.S. Employer
    incorporation or organization)            Industrial Classification                  Identification No.)
                                                     Code Number)

                            ------------------------

                          5605 N. MACARTHUR BOULEVARD
                                   SUITE 760
                              IRVING, TEXAS 75038
                                 (972) 580-1550
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                                RONALD M. MILLER
                            CHIEF FINANCIAL OFFICER
                            PRECISION PARTNERS, INC.
                          5605 N. MACARTHUR BOULEVARD
                                   SUITE 760
                              IRVING, TEXAS 75038
                                 (972) 580-1550
(Name, address, including zip code, and telephone number, including area code of agent for service)
                         ------------------------------

                                   Copies to:
                           CHRISTOPHER M. KELLY, ESQ.
                           JONES, DAY, REAVIS & POGUE
                                  NORTH POINT
                              901 LAKESIDE AVENUE
                           CLEVELAND, OHIO 44114-1190
                                 (216) 586-3939
                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this Form are being offered in connection with the formation of a holding
company and there is compliance with General Instruction G, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE           OFFERING        AGGREGATE OFFERING        AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED        PRICE PER UNIT(1)        PRICE(1)         REGISTRATION FEE
12% Senior Subordinated Notes due 2009......     $100,000,000             100%             $100,000,000            $26,400
Guarantees of 12% Senior Subordinated Notes
  due 2009..................................          --                   --                   --                  --(2)
Total Registration Fee......................                                                                       $26,400

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2) Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.
                         ------------------------------

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

    The address of the principal executive offices of each of the additional registrants listed below, and the name and address of the agent for service, is the same as is set forth for Precision Partners, Inc. on the facing page of this registration statement.

                                                                 PRIMARY STANDARD
                                             JURISDICTION OF        INDUSTRIAL            I.R.S. EMPLOYER
NAME                                          INCORPORATION    CLASSIFICATION NUMBER   IDENTIFICATION NUMBER
----                                         ---------------   ---------------------   ---------------------
Mid State Machine Products.................     Maine              3545                  01-0280525
Galaxy Industries Corporation..............    Michigan            3545                  38-1881019
Certified Fabricators, Inc.................   California           3545                  95-3316654
General Automation, Inc....................    Illinois            3545                  75-2808932
Nationwide Precision Products Corp.........    New York            3545                  22-3639335
Gillette Machine & Tool Co., Inc...........    New York            3545                  16-0786135

                  SUBJECT TO COMPLETION, DATED MARCH 28, 2000
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                            PRECISION PARTNERS, INC.

         OFFER TO EXCHANGE OUR 12% SENIOR SUBORDINATED NOTES DUE 2009,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
           FOR OUR OUTSTANDING 12% SENIOR SUBORDINATED NOTES DUE 2009

         THESE NOTES ARE GUARANTEED ON A SENIOR SUBORDINATED BASIS BY:

                           MID STATE MACHINE PRODUCTS
                         GALAXY INDUSTRIES CORPORATION
                          CERTIFIED FABRICATORS, INC.
                            GENERAL AUTOMATION, INC.
                      NATIONWIDE PRECISION PRODUCTS CORP.
                       GILLETTE MACHINE & TOOL CO., INC.

                             ---------------------

                               THE EXCHANGE OFFER

- Precision Partners will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

- You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

- The exchange offer expires at 5:00 p.m., New York City time, on       , 2000,
  unless extended. We do not currently intend to extend the expiration date.

                         RESALES OF THE EXCHANGE NOTES

- We do not intend to list the exchange notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.
                            ------------------------

    You should carefully consider the risk factors beginning on page 9 of this prospectus before deciding to participate in the exchange offer.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this prospectus is             , 2000

                               TABLE OF CONTENTS

Forward-Looking Statements...........       i
Where You Can Find More Information..      ii
Summary..............................       1
Risk Factors.........................       9
The Exchange Offer...................      19
Use of Proceeds......................      27
Capitalization.......................      28
Pro Forma Financial Information......      29
Selected Historical Financial
  Information........................      31
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................      33

Business.............................      39
Management...........................      49
Security Ownership...................      52
Related Party Transactions...........      53
Description of Credit Facilities.....      54
Description of Exchange Notes........      56
Book-Entry; Delivery And Form........      94
Registration Rights For Outstanding
  Notes..............................      97
Plan of Distribution.................      99
Certain U.S. Federal Income Tax
  Considerations.....................     101
Legal Matters........................     103
Experts..............................     103
Index to Financial Statements........     F-1

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, including those described under "Risk Factors," many of which are beyond our control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate" and similar expressions, and include, among others, statements concerning:

    - our strategy;

    - our liquidity and capital expenditures;

    - our debt levels and ability to obtain financing and service debt;

    - competitive pressures and trends in the precision machining industry;

    - cyclicality and economic condition of the industries we currently serve;

    - prevailing levels of interest rates;

    - legal proceedings and regulatory matters; and

    - general economic conditions.

    Actual results could differ materially from those contemplated by the forward-looking statements as a result of factors such as those described in "Risk Factors." In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.

                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

    Precision Partners and the subsidiary guarantors have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the outstanding notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and about the exchange offer and the exchange notes, you should consult the registration statement, including the exhibits and schedules. A copy of the registration statement and any exhibits may be obtained from the SEC or by writing or telephoning us at the following address and telephone number:

                            Precision Partners, Inc.
                          5605 N. MacArthur Boulevard
                                   Suite 760
                              Irving, Texas 75038
                                 (972) 580-1550
                       Attention: Chief Financial Officer

    Upon effectiveness of the registration statement, we will file reports, proxy statements and other documents with the SEC in accordance with the requirements of the Securities Exchange Act of 1934. You may read and copy the registration statement and, when filed, such reports, proxy statements and other documents at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, located at http://www.sec.gov., that contains reports, proxy statements and other documents regarding registrants, including us, that file electronically with the SEC. In addition, we are required by the terms of the indenture to furnish the trustee and the holders of exchange and outstanding notes with quarterly and annual reports and other information within 15 days of filing the reports or other information with the SEC.

    You may also find further information about us and the subsidiary guarantors at our website http://www.precisionpartnersinc.com. The information contained on our website is not a part of this prospectus.

                            ------------------------

    This exchange offer is not being made to, nor will tenders of outstanding notes be accepted for exchange from holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

                                    SUMMARY

    The following summary details the most important features of this offering.

                                  THE COMPANY

GENERAL

    Precision Partners is a leading contract mechanical manufacturing services supplier of complex precision metal parts, tooling and assemblies for original equipment manufacturers. Our flexible manufacturing facilities and operating processes enable us to service customers across a wide range of industries and aggressively pursue new customers in industries where we see the potential for strong growth. Our customers include industry leaders such as General Electric, New Venture Gear (a joint venture of General Motors and DaimlerChrysler), Xerox, LucasVarity (Kelsey Hayes), Boeing, Caterpillar and Dana. We have earned "Preferred" or "Qualified" supplier status with most of our customers and are predominantly the sole-source supplier to our customers of the parts we manufacture. Our pro forma revenues and EBITDA for the year ended December 31, 1999 were $149.8 million and $26.1 million, respectively, representing a 17.5% EBITDA margin.

    Our broad manufacturing capabilities and highly engineered processes allow us to meet the critical specifications of our customers. We manufacture parts, ranging in size from approximately 1 ounce to over 100,000 pounds, to extremely close tolerances. We are also able to maintain tight tolerances across flat sheets and surfaces with multiple contours. We work with traditional materials such as steel, aluminum, iron, copper, magnesium and bronze, as well as exotic and difficult to machine materials such as titanium, inconel, invar and hastelloy. In addition, we provide our customers with design assistance, process and product engineering support and quality testing.

    Our manufacturing expertise includes precision machining such as milling, turning, boring, drilling, broaching and grinding, as well as value-added services such as prototyping, assembly, forming, welding, heat treating and plating.

    The industries we serve and the related precision parts, assemblies and tooling we machine and manufacture include:

    - Power Generation Industry - specialty alloy turbine wheels and spacers, shrouds and nozzles;

    - Automotive Industry - piston valves used primarily for automatic braking systems in light trucks and sport utility vehicles and machined engine blocks;

    - Business Machines Industry - bases and internal components for high-end scanners, digital imaging machines and copiers;

    - Space and Satellite Industries - adapter rings, thrust rings, casting chambers and handling and transport aids;

    - Aerospace Industry, Commercial and Military - precision tooling including bond jigs, assembly jigs and mill fixtures;

    - Agriculture and Construction Equipment Industries - high tolerance bearing caps, transmission housings and diesel and gas pump housings; and

    - Transportation Industry - class eight heavy truck axles, engine blocks and related parts.

INDUSTRY

    The U.S. precision custom manufacturing industry is highly fragmented and, excluding precision manufacturing operations owned directly by original equipment manufacturers, is estimated to be comprised of approximately 7,500 companies representing, over the last several years, annual revenues in excess of $20 billion. Within this market, precision machine shops and specialty tool manufacturers represent in excess of $13 billion of these revenues. As a result of high fragmentation and a large number of captive original equipment manufacturer operations, we believe there has been and will continue to be significant consolidation opportunities among industry participants.

    We believe that there are two main trends in the U.S. precision machining industry:

    - an increased amount of outsourced manufacturing by original equipment manufacturers; and

    - increased reliance by original equipment manufacturers on a few "Preferred" or "Qualified" suppliers that can provide a full line of high quality manufacturing and sub-assembly services, as well as process engineering and design assistance.

    We intend to continue to capitalize on these industry trends by providing our customers with a broad array of precision machining capabilities and by leveraging our competitive strengths. See "Business--Industry."

COMPETITIVE STRENGTHS

    We believe that we have the following competitive strengths:

    - Leading supplier of high quality, difficult-to-produce parts;

    - Broad manufacturing capabilities serving diverse end markets;

    - Strong customer relationships;

    - Modern, high quality operations; and

    - An experienced management team.

BUSINESS STRATEGY

    Our business strategies are as follows:

    - Capitalize on the industry trends among leading original equipment manufacturers to increase manufacturing outsourcing and concentrate on fewer, more reliable suppliers;

    - Pursue cross-selling opportunities and broaden our customer base across the diverse manufacturing capabilities and complementary customer bases of our operating subsidiaries;

    - Implement the best operating practices of each of our operations and utilize production resources to maximize manufacturing efficiency; and

    - Pursue strategic acquisitions.

                            ------------------------

    The principal executive offices of Precision Partners and the subsidiary guarantors are located at 5605 N. MacArthur Boulevard, Suite 760, Irving, Texas 75038 and our telephone number is (972) 580-1550.

                               THE EXCHANGE OFFER

The Exchange Offer...................  We are offering to exchange up to $100,000,000 aggregate principal amount of our registered 12% Senior Subordinated
                                       Notes due 2009 for an equal principal amount of our
                                       outstanding 12% Senior Subordinated Notes due 2009. The
                                       terms of the exchange notes are identical in all material
                                       respects to those of the outstanding notes, except for
                                       transfer restrictions and registration rights relating to
                                       the outstanding notes.

Purpose of the Exchange
  Offer..............................  The exchange notes are being offered to satisfy our obligations under a registration rights agreement.

Expiration Date; Withdrawal of
  Tender.............................  The exchange offer will expire at 5:00 p.m., New York City
                                       time, on             , 2000, or on a later date and time to
                                       which we extend it. The tender of outstanding notes in the exchange offer may be withdrawn at any time prior to the
                                       expiration date. Any outstanding notes not accepted for
                                       exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the
                                       expiration or termination of the exchange offer.

Procedures for Tendering Outstanding
  Notes..............................  Each holder of outstanding notes wishing to accept the exchange offer must complete, sign and date the letter of
                                       transmittal, in accordance with its instructions, and mail or otherwise deliver it, together with the outstanding notes and any other required documentation to the exchange agent at the address listed in the letter of transmittal.
                                       Outstanding notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the outstanding notes to the exchange agent's
                                       account at Depository Trust Company, or DTC, is delivered in a timely fashion. See "The Exchange Offer--Procedures for
                                       Tendering Outstanding Notes."

Conditions to the Exchange Offer.....  The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being
                                       tendered for exchange. The exchange offer is subject to
                                       certain customary conditions, which may be waived by us. We currently expect that each of the conditions will be
                                       satisfied and that no waivers will be necessary. See "The
                                       Exchange Offer--Conditions to the Exchange Offer."

Exchange Agent.......................  The Bank of New York.

U.S. Federal Income Tax
  Considerations.....................  Your exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will
                                       not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will
                                       have the same adjusted basis and holding period in each
                                       exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered.
                                       See "Income Tax Considerations."

                               THE EXCHANGE NOTES

    The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the oustanding notes that do not apply to the exchange notes.

Issuer...............................  Precision Partners, Inc.

Securities Offered...................  $100,000,000 aggregate principal amount of 12% Senior
                                       Subordinated Notes due 2009. The exchange notes will each be represented by one or more global certificates registered in the name of DTC. Transfer of exchange notes will be limited to transfers of book-entry interests within DTC and its
                                       participants.

Maturity.............................  March 15, 2009.

Interest.............................  The exchange notes will accrue interest from the last interest payment date. Interest on the notes will be payable semi-annually in arrears on each March 15 and September 15.

Sinking Fund.........................  None.

Optional Redemption..................  We can redeem the exchange notes at any time on or after
                                       March 15, 2004, in whole or in part, at the redemption
                                       prices described under "Description of Exchange
                                       Notes--Optional Redemption," plus accrued and unpaid
                                       interest.

Optional Redemption after Certain
  Equity Offerings...................  At any time and from time to time on or prior to March 15,
                                       2002, we can redeem up to 35% of the exchange notes and the outstanding notes with the net cash proceeds of certain
                                       equity offerings, as long as:

                                       - we pay 112% of the principal amount of the notes to be
                                         redeemed, plus accrued and unpaid interest;

                                       - we redeem the notes within 180 days of the completion of the equity offering; and

                                       - at least 65% of exchange notes and the outstanding notes remains outstanding afterwards.

Change of Control....................  If we undergo a change of control, you will have the right, as a holder of exchange notes, to require us to repurchase all of your exchange notes at a repurchase price equal to
                                       101% of their face amount, plus accrued and unpaid interest.
                                       We might not be able to pay you the required price for
                                       exchange notes you request us to purchase at the time of a change of control because we may not have enough funds at
                                       that time or the terms of our other indebtedness may prevent us from doing so.

Ranking..............................  The exchange notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior debt, including debt under our credit
                                       facilities. Because the exchange notes are subordinated, in the event of our bankruptcy, liquidation or dissolution,
                                       holders of notes will not be entitled to receive any payment until all holders of our senior debt have been paid in full.
                                       As of December 31, 1999, we had approximately
                                       $134.5 million of senior debt outstanding (excluding the
                                       $13.8 million of availability under our new revolving credit facility).

Guarantees...........................  All of our existing and certain of our future subsidiaries will fully and unconditionally guarantee the exchange notes on a joint and several basis. The subsidiary guarantees will each be unsecured and will each be subordinated in right of payment to each subsidiary guarantor's existing and future senior debt.

Key Indenture Covenants..............  The indenture governing the exchange notes will contain covenants that, among other things, limit our and some of
                                       our subsidiaries' ability to:

                                       - incur additional debt;

                                       - pay dividends on or redeem or repurchase capital stock;

                                       - issue or allow any person to own preferred stock of
                                         subsidiaries;

                                       - incur or permit to exist indebtedness senior to the notes, but subordinated to any of our other indebtedness;

                                       - in the case of certain subsidiaries, guarantee debt
                                       without also guaranteeing the notes;

                                       - in the case of certain subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;

                                       - make certain investments;

                                       - incur or permit to exist certain liens;

                                       - enter into transactions with affiliates;

                                       - merge, consolidate or amalgamate with another company; and

                                       - transfer or sell assets.

                                       These covenants are subject to a number of important
                                       exceptions and limitations, which are described under the
                                       heading "Description of Exchange Notes." All of our
                                       subsidiaries on the issue date will be restricted for
                                       purposes of the indenture.

                                  RISK FACTORS

    An investment in the notes involves a high degree of risk. We urge you to review carefully the Risk Factors beginning on page 9 for a discussion of factors you should consider before making an investment in the exchange notes.

                                THE ACQUISITIONS

    On September 30, 1998 our indirect parent, Precision Partners L.L.C., acquired all of the outstanding capital stock of Mid Sate Machine Products and Galaxy Industries Corporation for an aggregate purchase price of approximately $54.5 million. On March 19, 1999, we underwent a corporate reorganization under which we acquired all of the issued and outstanding capital stock of Mid State and Galaxy. Also on March 19, 1999, we acquired all of the issued and outstanding capital stock of Certified Fabricators, Inc. and its sister company, Calbrit Design, Inc. and purchased substantially all of the assets and assumed some liabilities of General Automation, Inc. and Nationwide Precision Products Corp. for an aggregate purchase price of approximately $100.7 million, excluding fees and expenses and an additional conditional payment which may be payable by our parent, Precision Partners Holding Company. In July 1999, we merged Calbrit into Certified. On September 1, 1999, we acquired all of the issued and outstanding stock of Gillette Machine & Tool Co., Inc. for $11.4 million. The purchase price for one of the companies acquired in March included a $4.0 million escrow to be paid out upon the company meeting specified EBITDA targets through April 30, 1999. Since these targets were not met, the $4.0 million was returned to us, effectively reducing the purchase price by $4.0 million.

    In connection with the March acquisitions, we entered into new credit facilities. See "Description of Credit Facilities."

                         SUMMARY FINANCIAL INFORMATION

    Prior to the acquisitions of Mid State and Galaxy in September 1998, Precision Partners, L.L.C. had substantially no operations and, prior to the completion of the reorganization and acquisitions of Certified, Calbrit, Nationwide and General Automation in March 1999, we had substantially no operations. As a result, we believe historical financial information for our company prior to March 1999 and for our predecessor for accounting purposes, Mid State, is of limited relevance in understanding what our actual results of operations, financial position or cash flows would have been for historical periods had we in fact been organized and owned all of our current subsidiaries for such periods. For this reason, the following table sets forth summary historical financial information and summary unaudited pro forma financial information for our company only as of and for the year ended December 31, 1999.

    In addition, for financial statement presentation purposes, the reorganization is accounted for as if it occurred in September 1998 and we are treated as having commenced operations at that time in a manner similar to a pooling of interests. See Note 1 to our consolidated financial statements.

    The summary unaudited pro forma financial information gives effect to the following transactions as if each had occurred on January 1, 1999:

    - the acquisitions of Certified, Calbrit, Nationwide, General Automation and Gillette;

    - the reorganization under which we received the capital stock of Mid State and Galaxy as a capital contribution from Precision Partners, L.L.C.; and

    - the new credit facilities we entered into in March 1999 and the related prepayment of an existing term loan.

    The summary unaudited pro forma financial information is for illustrative purposes only and does not purport to be indicative of what the actual results of operations and financial position of our company would have been as of and for the periods presented, nor does it purport to represent our future financial position or results of operations. In addition, the fair value of the net assets at the actual closing date of the acquisitions could be significantly different than the fair value of the net assets used for purposes of the unaudited pro forma financial information. The following summary unaudited pro forma financial information should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical audited financial statements of our company, Precision Partners, L.L.C., Mid State, Certified, Nationwide, General Automation and Gillette including the notes thereto, included elsewhere in this prospectus.

                                                                         YEAR ENDED
                                                                      DECEMBER 31, 1999
                                                              ---------------------------------
                                                               HISTORICAL         PRO FORMA
                                                              -------------   -----------------
                                                              (IN THOUSANDS, EXCEPT RATIO DATA)
INCOME STATEMENT DATA:
Net sales...................................................    $123,188          $149,749
Gross profit................................................      29,754            36,240
Operating income............................................       4,914            10,724
Interest expense(1).........................................      12,567            15,671
Net loss....................................................      (5,515)           (3,738)
OTHER FINANCIAL DATA:
EBITDA(2)(3)................................................      16,820            26,144
EBITDA margin(4)............................................        13.7%             17.5%
Depreciation and amortization...............................      11,906            15,420
Capital expenditures........................................      10,260            11,677
Ratio of earnings to fixed charges(5).......................          --                --
Ratio of EBITDA to interest expense(1)......................        1.3x              1.7x
Ratio of net debt to EBITDA(3)(6)...........................        8.0x              5.1x

                                                              AS OF DECEMBER 31, 1999
                                                                    HISTORICAL
                                                              -----------------------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................         $    313
Working capital.............................................            3,844
Total assets................................................          206,391
Total debt..................................................          134,548
Stockholders' equity........................................           36,132

------------------------
(1) Interest expense is shown net of historical and pro forma interest income of $245 and $298, respectively. Both historical and pro forma interest expense include $1,051 of amortization of deferred financing fees.

(2) Historical EBITDA is defined as operating income plus depreciation and amortization of $11,906. Pro forma EBITDA is defined as pro forma operating income plus depreciation and amortization of $15,420. EBITDA is not a measure of performance under generally accepted accounting principles. While EBITDA should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management believes that it may be used by certain investors as supplemental information to evaluate a company's financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, the definition of EBITDA used in this prospectus may not be comparable to the definition of EBITDA used by other companies.

(3) EBITDA includes a jet aircraft lease expense of $186. This lease was terminated at closing in connection with our acquisition of General Automation pursuant to the terms of the purchase agreement. Excluding the effects of this lease for the entire period, EBITDA would have been $17,006 and $26,330, respectively, for historical 1999 and pro forma 1999 and the ratio of net debt to EBITDA would have been 7.9x and 5.1x, respectively, for historical 1999 and pro forma 1999.

(4) EBITDA margin is calculated by dividing EBITDA for the period by net sales for the period, expressed as a percentage.

(5) Earnings is defined as pre-tax income plus fixed charges, excluding capitalized interest and preferred stock dividend requirements. Fixed charges are defined as the sum of all interest expense (whether capitalized or expensed), the amortization of debt issue costs and discount or premium relating to any indebtedness (whether expensed or capitalized), the interest portion of rental expense, and preferred stock dividend requirements for majority-owned subsidiaries. For historical and pro forma 1999, earnings were insufficient to cover fixed charges by $7,645 and $4,811, respectively.

(6) Net debt is defined as total debt less cash and cash equivalents.

                                                        (FOOTNOTES ON NEXT PAGE)

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW AS WELL AS OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO ACCEPTING THE EXCHANGE OFFER.

                     RISK FACTORS ASSOCIATED WITH THE NOTES

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER, YOUR EXCHANGE NOTES WILL CONTINUE TO BE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER, AND MAY BE SUBJECT TO A LIMITED TRADING MARKET AND A SIGNIFICANT DIMINUTION IN VALUE.

    If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered or sold pursuant to an exemption from such requirements. We do not intend to register the outstanding notes under the Securities Act. To the extent other outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes. See "The Exchange Offer--Consequences of the Failure to Exchange."

AN ACTIVE PUBLIC MARKET MAY NOT DEVELOP FOR THE EXCHANGE NOTES, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE AND LIQUIDITY OF THE EXCHANGE NOTES.

    The exchange notes constitute securities for which there is no established trading market. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the exchange notes is currently anticipated. If a market for the exchange notes should develop, the exchange notes could trade at a discount from their principal amount and they may be difficult to sell. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, we can not give you any assurance that you will be able to resell any exchange notes or, if you are able to resell the price at which you will be able to do so.

IF YOU PARTICIPATE IN THE EXCHANGE OFFER FOR THE PURPOSE OF PARTICIPATING IN A DISTRIBUTION OF THE EXCHANGE NOTES YOU COULD BE DEEMED AN UNDERWRITER UNDER THE SECURITIES ACT.

    If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

OUR INABILITY TO GENERATE SUFFICIENT CASH COULD RESULT IN A FAILURE TO MAKE REQUIRED REPURCHASES OF TENDERED NOTES FOR A CHANGE OF CONTROL.

    Upon a change of control, we will be required to make an offer to purchase all outstanding notes and exchange notes. We would be required to purchase all of the notes at 101% of their principal amount plus accrued and unpaid interest up to, but not including, the date of repurchase. The source of funds for any such purchase would be our available cash or cash generated from other sources. However, we can not assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make any required repurchases of tendered notes. We also can not assure you that restrictions in our credit facilities or other senior debt we may incur in the future would permit us to make such required repurchases. See "Description of Exchange Notes--Change of Control."

                 RISK FACTORS ASSOCIATED WITH OUR INDEBTEDNESS

OUR SUBSTANTIAL DEBT AND THE SIGNIFICANT DEMANDS ON OUR CASH RESOURCES COULD AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE EXCHANGE NOTES AND ACHIEVE OUR BUSINESS PLAN.

    SUBSTANTIAL DEBT. We have incurred a substantial amount of indebtedness which requires significant interest payments. As of December 31, 1999, we had total consolidated debt of $134.5 million and net interest expense of approximately $12.6 million for the year then ended. Subject to the limits contained in the indenture governing the notes and the new credit facilities, we and our subsidiaries may incur additional indebtedness from time to time to finance capital expenditures, investments or acquisitions or for other general corporate purposes.

    DEMANDS ON CASH RESOURCES. We have substantial demands on our cash resources in addition to operating expenses and interest expense on the notes, including, among others, interest and amortization payments under our credit facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EFFECTS ON YOUR INVESTMENTS AND OUR BUSINESS STRATEGY. Our level of indebtedness and these significant demands on our cash resources could have important effects on your investment in the notes. For example they could:

    - make it more difficult for us to satisfy our obligations with respect to the notes and our secured indebtedness;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the amount of our availability of our cash flow available for working capital, capital expenditures, acquisitions and other general corporate purposes;

    - limit our flexibility in planning for, or reacting to, changes in our industry (including the pursuit of our growth strategy);

    - place us at a competitive disadvantage compared to our competitors that have fewer debts and significantly greater operating and financing flexibility than we do;

    - limit, along with the financial and other restrictive covenants applicable to our indebtedness, among other things, our ability to borrow additional funds even when necessary to maintain adequate liquidity;

    - increase our vulnerability to general adverse economic and industry conditions; and

    - result in an event of default upon a failure to comply with these covenants which, if not cured or waived, could have a material adverse effect on our business, financial condition or results of operations.

    Our ability to pay interest on the notes, to repay portions of our long-term indebtedness including under the notes and the credit facilities, and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing indebtedness, which will be affected by the instruments governing our indebtedness, including the indenture and the credit facilities, prevailing economic conditions and financial, business and other factors, certain of which are beyond our control.

    If we are unable to service our indebtedness and fund our business, we will be forced to adopt an alternative strategy that may include:

    - reducing or delaying capital expenditures;

    - seeking additional debt financing or equity capital;

    - selling assets; or

    - restructuring or refinancing our indebtedness.

    We cannot assure you that any such strategy could be effected on terms satisfactory to us or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EFFECT OF ADDITIONAL DEBT. Subject to the limits of our debt instruments, we may incur additional indebtedness from time to time to finance capital expenditures, investments or acquisitions for other purposes, including the borrowing of amounts repaid under our credit facilities. This could further exacerbate the risks described below.

THE INDENTURE AND OUR CREDIT FACILITIES RESTRICT OUR ABILITY AND THE ABILITY OF SOME OF OUR SUBSIDIARIES TO ENGAGE IN SOME BUSINESS TRANSACTIONS.

    INDENTURE. The indenture restricts our ability and the ability of some of our subsidiaries to, among other things:

    - incur additional debt;

    - pay dividends on or redeem or repurchase capital stock;

    - issue or allow any person to own preferred stock of subsidiaries;

    - incur or permit to exist indebtedness senior to the notes, but subordinated to any of our other indebtedness;

    - in the case of non-guarantor subsidiaries, guarantee debt without also guaranteeing the notes;

    - in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;

    - make investments;

    - incur or permit to exist liens;

    - enter into transactions with affiliates;

    - merge, consolidate or amalgamate with another company; and

    - transfer or sell assets.

    CREDIT FACILITIES. The credit facilities also contain similar covenants, as well as a number of financial covenants requiring us to meet financial ratios and financial condition tests. Our ability to borrow under our revolving credit facility depends upon satisfaction of these covenants and our borrowing base requirements. Our ability to meet these covenants and requirements can be affected by events beyond our control. There can be no assurance that we will meet these requirements.

    EFFECT OF BREACH. Our failure to comply with the obligations and covenants in the credit facilities or the indenture could result in an event of default under the credit facilities or the indenture that, if not cured or waived, could terminate our ability to borrow under the revolving credit facility, could permit acceleration of the relevant debt and acceleration of debt under other instruments and, in the case of the credit facilities, could permit foreclosure on any collateral granted.

THE EXCHANGE NOTES AND SUBSIDIARY GUARANTEES ARE JUNIOR IN RIGHT OF PAYMENT TO ALL OF OUR AND OUR SUBSIDIARY GUARANTOR'S INDEBTEDNESS, WHICH COULD ADVERSELY AFFECT YOUR INVESTMENT.

    The payment of principal, premium, if any, interest and additional interest, if any, on the exchange notes and the subsidiary guarantees will, to the extent set forth in the indenture, be subordinated in right of payment to all of our and the subsidiary guarantors' indebtedness, including under the credit facilities, except any future indebtedness that expressly provides that it ranks equal with, or junior in right of payment to, the exchange notes and the subsidiary guarantees.

SUBSTANTIALLY ALL OF OUR ASSETS AND THOSE OF OUR SUBSIDIARIES SECURE OTHER LONG TERM DEBT WHICH COULD REQUIRE US TO SATISFY THOSE OBLIGATIONS BEFORE THE EXCHANGE NOTES IN THE EVENT OF BANKRUPTCY, LIQUIDATION OR REORGANIZATION.

    The credit facilities are secured by, among other things, substantially all of our assets and those of our subsidiaries. Consequently, upon any distribution to our creditors or the creditors of a subsidiary guarantor in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or such subsidiary guarantor or our or its property, the holders of our and its senior debt, including the lenders under our credit facilities, will be entitled to be paid in full in cash before any payment may be made with respect to the exchange notes. Because we and such subsidiary guarantor may not have sufficient funds or assets to pay all of our or its creditors, holders of exchange notes may receive less, ratably, than the holders of senior debt.

    In addition, the payment of principal, premium, if any, interest and additional interest, if any, on the exchange notes will be prohibited in the event of a payment default on any of our or a subsidiary guarantor's senior debt and may be blocked, at the option of the holders of such senior debt, for up to 179 of 180 consecutive days in the event of specified non-payment defaults.

    As of March 21, 2000, we had approximately $144.6 million of consolidated senior debt outstanding, excluding $3.7 million of availability under our revolving credit facility. In addition, subject to the terms of the indenture and the credit facilities, we will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.

             RISK FACTORS ASSOCIATED WITH PRECISION PARTNERS, INC.

WE ARE STRUCTURED AS A HOLDING COMPANY AND WE DEPEND ON OUR SUBSIDIARIES IN ORDER TO SERVICE OUR DEBT.

    We are now, and continue to be, structured as a holding company. Our only significant asset is the capital stock or other equity interests of our operating subsidiaries. As a holding company, we conduct all of our business through our subsidiaries. Consequently, our cash flow and ability to service our debt obligations, including the exchange notes, are dependent upon the earnings of our operating subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by these subsidiaries to us. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their indebtedness, including our credit facilities and the indenture. Although the indenture will limit the ability of these subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations will be subject to a number of significant qualifications. See "Description of Exchange Notes--Certain Covenants--Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries." There can be no assurance that the earnings of our operating subsidiaries will be adequate for us to service our debt obligations, including the exchange notes.

BECAUSE OF OUR LIMITED OPERATING HISTORY, AND THE NUMBER OF ACQUISITIONS WE HAVE MADE, WE BELIEVE THAT HISTORICAL INFORMATION REGARDING OUR COMPANY PRIOR TO MARCH 1999 AND FOR OUR PREDECESSOR FOR ACCOUNTING PURPOSES, MID STATE, IS OF LITTLE RELEVANCE IN UNDERSTANDING OUR BUSINESS AS CURRENTLY CONDUCTED.

    Precision Partners, L.L.C. was incorporated in September 1998 and we were incorporated in February 1999 for the sole purpose of completing acquisitions. Until the acquisitions of Mid State and

Galaxy in September 1998, Precision Partners, L.L.C. had substantially no operations and, until the consummation of the reorganization and the acquisitions of Certified, Calbrit, Nationwide and General Automation in March 1999, we had substantially no operations. As a result, we believe the historical financial information presented in this prospectus, other than for 1999, is of limited relevance in understanding what our results of operations, financial position or cash flows would have been for the historical periods presented had we in fact been organized and owned all of our current subsidiaries. See "Pro Forma Financial Information," "Selected Historical Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

THE SUCCESS OF OUR ACQUISITION STRATEGY DEPENDS ON THE AVAILABILITY OF SUITABLE ACQUISITION CANDIDATES, DIVERSION OF MANAGEMENT TIME AND RISK OF UNDISCLOSED LIABILITIES.

    A significant aspect of our strategy is to continue to pursue select strategic acquisitions of companies that we believe can benefit from our operations, management and access to capital and enhance our relationships with existing customers or augment our manufacturing capabilities. Our ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and the restrictions contained in the new credit facilities, the indenture and any future financing arrangements. In addition, growth by acquisition involves risks that could adversely affect our operating results, including the substantial amount of management time that may be diverted from operations in order to pursue and complete such acquisitions, difficulties in managing the additional operations and personnel of acquired companies and the potential loss of key employees of acquired companies. There can be no assurance that we will be able to obtain the capital necessary to pursue our growth strategy or consummate acquisitions on satisfactory terms, if at all. Possible future acquisitions could result in the incurrence of additional debt, costs, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    Although we perform a due diligence investigation of each business that we acquire, there may be liabilities of the acquired companies, including Mid State, Galaxy, Certified, General Automation, Nationwide and Gillette, that we fail or are unable to discover during our due diligence investigation and for which we, as a successor owner, may be responsible. In connection with acquisitions, we generally seek to minimize the impact of these liabilities by obtaining indemnities and warranties from the seller which may be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, amount, or duration, the financial limitations of the indemnitor or warrantor, or other reasons.

OUR SUCCESS DEPENDS ON OUR ABILITY TO SUCCESSFULLY OPERATE OUR SUBSIDIARIES ON A COMBINED BASIS.

    Mid State, Galaxy, Certified, Nationwide, General Automation and Gillette previously operated independently of one another and there can be no assurance that we will be able to effectively manage these six operating companies on a combined basis. In addition, to the extent management time may be diverted to any one or more of the companies, the other operating companies may be adversely affected. A failure by us to operate these businesses profitably or to manage them effectively on a combined basis could have a material adverse effect on our results of operations and financial condition.

THE SUCCESS OF OUR BUSINESS STRATEGY TO REALIZE A NUMBER OF CROSS SELLING OPPORTUNITIES COULD BE AFFECTED BY A NUMBER OF FACTORS BEYOND OUR CONTROL.

    As part of our business strategy, we intend to capitalize on a number of cross-selling opportunities we believe exist as a result the complementary customer bases and manufacturing capabilities of the acquired companies and to implement certain operating improvements. Our ability to implement and realize the benefits of this strategy could be affected by a number of factors beyond our control, such as operating difficulties, increased operating costs, regulatory developments, general economic conditions, increased competition, or the inability to obtain adequate financing for our operations on suitable terms. In addition, after gaining experience with our operations under this strategy, we may decide to alter or discontinue certain aspects of it. Any failure to implement aspects of our strategy may adversely affect our results of operations, financial condition and ability to service debt, including our ability to make principal and interest payments on the notes. See "Business--Business Strategy."

OUR INABILITY TO ACCESS ADDITIONAL CAPITAL COULD HAVE A NEGATIVE IMPACT ON OUR GROWTH STRATEGY.

    Our growth strategy will require additional capital investment. Capital will be required for, among other purposes, completing acquisitions, managing acquired companies, acquiring new equipment and maintaining the condition of our existing equipment. We intend to pay for future acquisitions using cash, capital stock, debt financings and/or assumption of indebtedness. However, our ability to make acquisitions and the manner in which they are financed will be limited by the covenants contained in the indenture and our credit facilities. To the extent that cash generated internally and cash available under our credit facilities is not sufficient to fund capital requirements, we will require additional debt and/or equity financing. There can be no assurance, however, such financing will be available or, if available, will be available on terms satisfactory to us. Future debt financings, if available, may result in increased interest and amortization expense, increased leverage and decreased income available to fund further acquisitions and expansion, and may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures and acquisitions, selling assets or restructuring or refinancing our indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

A LOSS OF KEY EMPLOYEES AND HIGHLY SKILLED WORKERS COULD ADVERSELY AFFECT OUR BUSINESS.

    Some of our executive officers are key to our management and direction. Our future success will depend on our ability to retain capable management. To assist with the integration of the operations of our subsidiaries, we have retained the services of key personnel of these companies. The success of our operations may depend, in part, on the successful retention, at least initially, of these key personnel, as well as our ability to attract and retain additional talented personnel. Although we believe we will be able to attract and retain talented personnel and that we could replace key personnel should the need arise, the inability to attract or retain such personnel could have a material adverse effect on our business. In addition, because our products and processes are complex and require a high level of precision, we are generally dependent on an educated and trained workforce. We would be adversely affected by a shortage of skilled employees. See "Management--Directors and Executive Officers."

FAILURE TO MAINTAIN RELATIONSHIPS WITH OUR LARGER CUSTOMERS AND FAILURE BY OUR CUSTOMERS TO CONTINUE TO PURCHASE EXPECTED QUANTITIES DUE TO CHANGES IN MARKET CONDITIONS COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

    Our largest customer, General Electric, accounted for approximately 26.5% of our 1999 net sales and our top ten customers accounted for approximately 67% of our 1999 net sales. The termination by General Electric or any one or more of our other top 10 customers of its relationship with us could have a material adverse effect upon our business, financial condition and results of operations.

    In addition, we have recently been awarded long-term contracts with Caterpillar and Dana. We currently anticipate that we will need to enter into up to approximately $35 million of new operating leases in connection with financing the new equipment necessary to meet the production requirements for these contracts. To the extent we are unable to purchase, integrate and make operational this equipment on a cost-effective or timely basis, or to the extent the costs associated with purchasing, integrating or making operational this equipment are higher than we currently anticipate, our relationship with these customers and our business and results of operations could be negatively impacted.

OUR REVENUES AND OPERATING RESULTS MAY BE SUBJECT TO SIGNIFICANT FLUCTUATION.

    A significant portion of our revenues is derived from new projects and contracts, the timing of which is subject to a variety of factors beyond our control, including customer budgets and modifications in customer products. We cannot predict the degree to which, on a consolidated basis, these trends will continue. A portion of our operating expenses are relatively fixed. Because we typically do not enter into long-term contracts or have volume commitments with our customers, we must anticipate the future volume of orders based upon the historic purchasing patterns of our customers and upon discussions with our customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition or results of operations. Additionally, we may periodically incur cost increases due to hiring and training of new employees in anticipation of future growth. The size, timing and integration of possible future acquisitions may also cause substantial fluctuations in operating results from quarter to quarter. As a result, operating results for any fiscal quarter may not be indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

THERE MAY BE CIRCUMSTANCES IN WHICH THE INTERESTS OF OUR INVESTORS COULD BE IN CONFLICT WITH YOUR INTERESTS AS A HOLDER OF EXCHANGE NOTES.

    Saunders, Karp & Megrue, L.P., a private equity firm, and its co-investors, including Carlisle Enterprises L.P. and, Harvey Equity Partners, L.L.C., also private equity firms, members of our management team, employees and some of the selling stockholders of companies we have acquired or will acquire in the acquisitions, indirectly own all of our equity securities. In addition, funds sponsored by Saunders, Karp & Megrue own indirectly 66.8% of our outstanding equity securities and, pursuant to our bylaws, Saunders, Karp & Megrue has the right to appoint three of our six directors and the right to have one of its appointees exercise two votes when all other directors have the right to only one vote. Carlisle, Harvey and the members of our management team who have invested in our company each have the right to appoint one of the remaining three directors. As a result, circumstances may occur in which the interests of Saunders, Karp & Megrue and/or the other investors could be in conflict with your interests as a holder of exchange notes. In addition, Saunders, Karp & Megrue and/or the other investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of exchange notes.

    We may from time to time engage in transactions with related parties and affiliates which include, among other things, business arrangements, lease arrangements for certain manufacturing facilities and offices and the payment of fees or commissions for the transfer of manufacturing by one operating company to another. Although the indenture will require that these types of transactions be on terms no less favorable to us or the applicable subsidiary than those which could be obtained on an arms' length basis from third parties, there can be no assurance that these transactions will not adversely affect our business, financial condition or results of operations. See "Related Party Transactions."

SIGNIFICANT COMPETITION FOR PRECISION PART MANUFACTURING OUTSOURCED BY ORIGINAL EQUIPMENT MANUFACTURERS MAY AFFECT OUR ABILITY TO SUCCEED.

    We operate in an industry which is highly fragmented and competitive. A variety of suppliers with different subsets of our manufacturing capabilities compete to supply the stringent demands of large original equipment manufacturers. In addition, our customers are continually seeking to consolidate their business among one or more "Preferred" or "Qualified" suppliers. If any customer becomes dissatisfied with our prices, quality or timeliness of delivery, among other things, it could award future business or, in an extreme case, move existing business to our competitors. We cannot assure you that our products will continue to compete successfully with the products of our competitors, including original equipment manufacturers themselves, many of which are significantly larger and have greater financial and other resources than we do. See "Business--Competition."

THE CYCLICAL NATURE OF THE INDUSTRIES WE CURRENTLY SERVE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR COMPANY.

    A majority of our revenues are derived from customers which are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, such as the construction, aerospace and automotive industries. General economic or industry specific downturns could have a material adverse effect on our company and our business, results of operations and financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO OBTAIN RAW MATERIALS AND COMPONENTS FROM OUR SUPPLIERS ON FAVORABLE TERMS.

    Generally, our major raw materials consist of traditional materials such as steel, aluminum, iron, copper, magnesium and bronze, as well as exotic and difficult to machine materials such as titanium, inconel, invar and hastelloy. A majority of our raw materials are supplied by our customers on consignment. Raw materials not supplied by our customers are purchased from several suppliers. Although all of these materials were available in adequate quantities to meet our production demands in 1998 and 1999, we can give you no assurance that such materials will be available in adequate quantities in the future.

    We do not presently anticipate any raw material shortages which would significantly affect production. However, the lead times between the placement of orders for certain raw materials and actual delivery to us may vary significantly and we may from time to time be required to order raw materials in quantities and at prices less than optimal to compensate for the variability of lead times of delivery. Because we maintain a relatively small inventory of raw materials and component parts, our business could be adversely affected if we are unable to obtain these raw materials and components from our suppliers on favorable terms.

OUR BUSINESS COULD BE ADVERSELY AFFECTED TO THE EXTENT THE U.S. GOVERNMENT TERMINATED OR MODIFIED A CONTRACT WITH US OR ONE OF OUR CUSTOMERS.

    We are generally not a direct party to any contracts with the U.S. Government. However, a portion of our sales are to customers who use the parts, assemblies or tooling we supply to them to fill orders under U.S. government contracts to which they are a party. U.S. government contracts have significant inherent risks, including:

    - the ability of the U.S. government to terminate a contract for convenience, in which case the other party could be limited to receiving only costs already incurred or committed;

    - modification of U.S. government contracts due to lack of Congressional funding or changes in such funds; and

    - an extensive and complex regulatory structure, which could subject the other party to contract termination, civil and criminal penalties and in some cases, suspension or disbarment from future U.S. government contracts.

    To the extent the U.S. government terminates or modifies a contract with one of our customers, we could be adversely affected if the affected customer reduced its purchases from us as a result. In addition, in the few instances where we are a direct party to a U.S. government contract, the inherent risks described above, as well as risks associated with the competitive bidding atmosphere under which U.S. government contracts are awarded and unreimbursed cost overruns in fixed-price contracts, could have a material adverse effect on our results of operations and financial condition.

OUR EQUIPMENT, FACILITIES AND OPERATIONS ARE SUBJECT TO NUMEROUS ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS WHICH MAY BECOME MORE STRINGENT IN THE FUTURE AND MAY RESULT IN INCREASED LIABILITY AND INCREASED CAPTIAL EXPENDITURES.

    Our equipment, facilities and operations are subject to increasingly complex and stringent federal, state and local laws and regulations pertaining to protection of human health and the environment. These include, among other things, the discharge of contaminants into the environment and the handling and disposition of wastes (including industrial, solid and hazardous wastes). In addition, we are required to obtain and maintain regulatory approvals in the United States in connection with our operations. Many environmental laws and regulations provide for substantial fines and criminal sanctions for violations. It is difficult to predict the future development of such laws and regulations or their impact on future earnings and operations, but we anticipate that these laws and regulations will continue to require increased capital expenditures because environmental standards will become more stringent. We cannot assure you that material costs or liabilities will not be incurred.

    Certain environmental laws provide for strict, joint and several liability for investigation and remediation of spills and other releases of hazardous materials. These laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials. Persons who "arrange", as defined under these laws, for the disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of such materials at the disposal or treatment site, regardless of whether the affected site is owned or operated by them. Such liability is strict, and may be joint and several.

    Because we own and operate a number of facilities, and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation, removal and remediation, as well as capital costs associated with compliance with environmental laws and regulations. Although such environmental costs have not been material in the past and are not expected to be material in the future, changes in environmental laws and regulations or unexpected investigations and clean-up costs could have a material adverse effect on our business, financial condition or results of operations. See "Business--Environmental and Safety Regulation."

A GUARANTEE COULD BE VOIDED IF THE GUARANTOR FRAUDULENTLY TRANSFERRED THE GUARANTEE AT THE TIME IT INCURRED THE INDEBTEDNESS, WHICH COULD RESULT IN NOTEHOLDERS BEING ABLE TO RELY ONLY UPON US TO SATISFY CLAIMS.

    Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - intended to hinder, delay or defraud any present or future creditor; or

    - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

           - was insolvent or rendered insolvent by reason of such incurrence;
             or

           - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

           - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

    - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

    - it could not pay its debts as they become due.

    On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantees are being incurred for proper purposes and in good faith and that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are making this exchange offer to satisfy our obligations under the registration rights agreement.

TERMS OF THE EXCHANGE

    We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes. The exchange notes will be entitled to the benefits of the indenture. See "Description of the Notes."

    The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered or accepted for exchange. As of the date of this prospectus, $100 million aggregate principal amount of the outstanding notes is outstanding. Outstanding notes tendered in the exchange offer must be in denominations of a minimum principal amount of $1,000 or any integral multiple thereof.

    Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of outstanding notes, except any holder who is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, who exchange their outstanding notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that the exchange notes are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to our registration rights agreement to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions you request in writing. If you do not exchange such outstanding notes for exchange notes pursuant to the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer contained in the legend.

    If any holder of the outstanding notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder could not rely on the applicable interpretations of the SEC and must comply with the registration requirements of the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

    The exchange offer expires on the expiration date, which is 5:00 p.m., New
York City time, on             , 2000 unless we in our sole discretion extend
the period during which the exchange offer is open.

    We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York, the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

    The exchange date will be the second business day following the expiration date. We expressly reserve the right to:

    - terminate the exchange offer and not accept for exchange any outstanding notes for any reason, including if any of the events set forth below under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

    - amend the terms of the exchange offer in any manner, whether before or after any tender of the outstanding notes.

    If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

    Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered outstanding notes on the exchange date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after expiration or termination of the exchange offer. See "--Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes."

    This prospectus and the related letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    The tender of outstanding notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    GENERAL PROCEDURES.  You may tender the notes by:

    - properly completing and signing the letter of transmittal or a facsimile and delivering the letter of transmittal together with

         -- the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or

         -- a timely confirmation of a book-entry transfer of the outstanding notes being tendered, if the procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below,

    - or complying with the guaranteed delivery procedures described below.

    If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange therefor are to be issued, and any untendered outstanding notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as "STAMP." If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes should contact the holder promptly and instruct the holder to tender outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender the outstanding notes itself, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

    A tender will be deemed to have been received as of the date when:

    - the tendering holder's properly completed and duly signed letter of transmittal accompanied by the outstanding notes is received by the exchange agent,

    - the tendering holder's properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent, or

    - a notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

    Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal, the tendered outstanding notes, or book-entry confirmation, if applicable and any other required documents.

    All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding notes will be determined by us, and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

    The method of delivery of outstanding notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for the holders.

    BOOK-ENTRY TRANSFER. The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of the prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer the outstanding notes into the exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfer.

    GUARANTEED DELIVERY PROCEDURES. If you desire to tender outstanding notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the outstanding notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered, the principal amount of the outstanding notes being tendered and, if possible, the certificate numbers of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

    The transferring party tendering outstanding notes for exchange thereby exchanges, assigns and transfers the outstanding notes to us and irrevocably constitutes and appoints the exchange agent as the transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions except restrictions on transfer, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes. The transferor further agrees that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange therefor will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

    By tendering outstanding notes and executing the letter of transmittal, the transferor certifies that:

    - it is not an affiliate of Precision Partners, the subsidiary guarantors or any of our affiliates or, if the transferor is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

    - the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

    - the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

    - the transferor is not a broker-dealer who purchased the outstanding notes for resale pursuant to an exemption under the Securities Act; and

    - the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

    Outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

    For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered outstanding notes to be withdrawn, the certificate numbers and principal amount of outstanding notes to be withdrawn, that the holder is withdrawing its election to have such outstanding notes exchanged and the name of the registered holder of the outstanding notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes being withdrawn. The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding notes when, and if we have given written notice to the exchange agent.

    The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes from us and causing the outstanding notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted outstanding notes will be made by the exchange agent promptly after acceptance of the tendered outstanding notes. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with the book-entry transfer facility for the outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service, or, at its option, modify or otherwise amend the exchange offer, if:

    - there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission

      -- seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer,

      -- assessing or seeking any damages as a result thereof, or

      -- resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

    - the exchange offer shall violate any applicable law or any applicable interpretation of the staff of the SEC.

    The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in its sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

    Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

    In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    The Bank of New York has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the letter of transmittal and requests for notices of guaranteed delivery, should be directed to the exchange agent addressed as follows:

BY REGISTERED OR CERTIFIED        FACSIMILE TRANSMISSION      BY HAND/OVERNIGHT DELIVERY:
MAIL:                                     NUMBER:
The Bank of New York            (FOR ELIGIBLE INSTITUTIONS    The Bank of New York
101 Barclay Street, 7E                     ONLY)              101 Barclay Street
New York, New York 10286              (212) 815-6339          Corporate Trust Services
Attention: Reorganization                                     Window, Ground Level
Section                         TO CONFIRM BY TELEPHONE OR    New York, New York 10286
                                            FOR               Attention: Reorganization
                                     INFORMATION CALL:        Section
                                      (212) 815-6337

    Delivery of the letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

    The Bank of New York also acts as trustee under the indenture.

SOLICITATION OF TENDERS; EXPENSES

    We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.5 million.

    No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction and extend the exchange offer to holders of outstanding notes in the jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of us by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

APPRAISAL RIGHTS

    You will not have dissenters' rights or appraisal rights in connection with the exchange offer.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the carrying value of the outstanding notes as reflected in the issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the issuer upon the exchange of exchange notes for outstanding notes. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

TRANSFER TAXES

    If you tender your outstanding notes, you will not be obligated to pay any transfer taxes in connection therewith except that unless you instruct us to register exchange notes in the name of, or request outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, you will be responsible for the payment of any applicable transfer tax.

INCOME TAX CONSIDERATIONS

    You should consult your own tax advisers with respect to your particular circumstances and with respect to the effects of state, local or foreign tax laws to which you may be subject. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, regulations, rulings and judicial decisions, in each case as in effect on the date of this prospectus, all of which are subject to change.

    The exchange of an outstanding note for an exchange note will not constitute a taxable exchange. Such an exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered. See "Income Tax Considerations."

CONSEQUENCES OF FAILURE TO EXCHANGE

    As consequence of the offer or sale of the outstanding notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of outstanding notes who do not exchange outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes as set forth in the legend. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

    Upon consummation of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer. The net proceeds from the sale of the outstanding notes were approximately $95.3 million, after deducting discounts, commissions and expenses of the offering. We used these proceeds, together with borrowings under our credit facilities, an equity contribution of $10.0 million from our investors and available cash, to finance the Certified, Calbrit, Nationwide and General Automation acquisitions and to prepay a term loan. The following table illustrates the sources and uses of proceeds in connection with the March acquisitions and the sale of the outstanding notes (in millions):

------------------------------------
------------------------------------
Term loan...........................   $ 23.0
Cash purchase price for the
Outstanding notes...................   $100.0
  acquisitions(1)...................    100.7
Equity contribution.................     10.0
Prepayment of indebtedness(2).......     23.0
Available cash......................      0.3
Fees and expenses...................      9.6
                                       ------
                                       ------
  Total sources of funds............   $133.3
  Total uses of funds...............   $133.3
                                       ======
                                       ======

------------------------

(1) Includes the prepayment of approximately $11.1 of outstanding indebtedness of Certified plus approximately $0.4 million of related prepayment penalties.

(2) Consisted of a $23.0 million floating rate term loan with an interest rate of 7.6% as of February 15, 1999. Amortization payments in respect of this loan were scheduled to begin December 31, 1999 and continue through September 30, 2004.

                                 CAPITALIZATION

    The following table sets forth our cash and temporary investments and our consolidated capitalization as at December 31, 1999.

                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                (IN MILLIONS)
Cash and temporary investments..............................       $  0.3
Debt:
  Term loan.................................................         23.0
  Revolving credit facility(1)..............................         11.2
  12% Senior Subordinated Notes due 2009....................        100.0
  Other long-term debt......................................          0.3
    Total debt..............................................        134.5
Stockholders equity.........................................         36.1
                                                                   ------
    Total capitalization....................................       $170.9
                                                                   ======

------------------------

(1) As at December 31, 1999, $11.2 million of our $25.0 million revolving credit facility was outstanding. As of the closing date for the sale of the outstanding notes, no indebtedness was outstanding under this facility. As of March 21, 2000, $21.3 million was outstanding.

                        PRO FORMA FINANCIAL INFORMATION

    The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 gives effect to:

    - the acquisitions of Certified, Nationwide, General Automation and
      Gillette;

    - the reorganization under which we received the capital stock of Mid State and Galaxy as a capital contribution from Precision Partners, L.L.C.; and

    - the new credit facilities we entered into in March 1999 and the related prepayment of an existing term loan,

as if each such transaction had occurred on January 1, 1999. For purposes of the unaudited pro forma consolidated statement of operations, the historical financial information of General Automation and Nationwide has been adjusted to eliminate the effect of assets not acquired and liabilities not assumed in the relevant acquisition, in each case in accordance with the terms of the purchase agreement relating to such acquisition.

    The unaudited pro forma consolidated statement of operations should be read in conjunction with our historical financial statements and those of Mid State, Certified, Nationwide, General Automation and Gillette, including the notes thereto, in each case included elsewhere in this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The adjustments necessary to fairly present this pro forma consolidated financial information have been made based on available information and in the opinion of management are reasonable and are described in the accompanying notes. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the transactions been consummated on the date indicated and do not purport to indicate results of operations as of any future date or for any future period. We cannot assure you that the assumptions used in the preparation of the pro forma consolidated financial information will prove to be correct.

    The acquisitions of Mid State, Galaxy, Certified, Nationwide, General Automation and Gillette were accounted for using the purchase method of accounting, pursuant to which the purchase price was allocated among the assets acquired and liabilities assumed in accordance with estimates of fair value as of the date of acquisition. However, the unaudited pro forma consolidated statement of operations reflects management's estimates of fair value as of January 1, 1999 and not at the actual date of acquisition. In addition, the pro forma adjustments are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the unaudited pro forma consolidated statement of operations are subject to change, which could be significant.

                            PRECISION PARTNERS, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                                                              HISTORICAL
                                (HISTORICAL)      ------------------------------------------------------------------
                                CONSOLIDATED        CERTIFIED        NATIONWIDE        GENERAL           GILETTE
                                  PRECISION       FOR THE THREE    FOR THE THREE    FOR THE THREE     FOR THE EIGHT
                               PARTNERS, INC.      MONTHS ENDED     MONTHS ENDED     MONTHS ENDED     MONTHS ENDED      PRO FORMA
                              DECEMBER 31, 1999   MARCH 19, 1999   MARCH 19, 1999   MARCH 19, 1999   AUGUST 31, 1999   ADJUSTMENTS
                              -----------------   --------------   --------------   --------------   ---------------   -----------
Net sales...................       $123,188          $ 5,739           $6,214           $4,464           $10,144         $    --
Cost of sales...............         93,434            5,110            4,940            2,270             6,810             945 (1)
Selling, general and
  administrative expenses...         24,840            1,080              554              509             2,796          (4,263)(2)
Operating income (loss).....          4,914             (451)             720            1,685               538           3,318
Other income (expense):
  Net interest expense......        (12,567)            (647)            (166)              18              (112)         (2,197)(3)
  Other, net................              8                4               (4)              --               128              --
Income (loss) before income
  taxes.....................         (7,645)          (1,094)             550            1,703               554           1,121
Provision (benefit) for
  income taxes..............         (2,130)              --               --               18               272             767 (4)
Net income (loss)...........         (5,515)          (1,094)             550            1,685               282             354
Depreciation................          8,525              634              453              274               603             831
Amortization................          3,381               --               --               --                --             719
EBITDA (5),(6)..............         16,820              183            1,173            1,959             1,141           4,868


                                PRO
                               FORMA
                              --------
Net sales...................  $149,749
Cost of sales...............   113,509
Selling, general and
  administrative expenses...    25,516
Operating income (loss).....    10,724
Other income (expense):
  Net interest expense......   (15,671)
  Other, net................       136
Income (loss) before income
  taxes.....................    (4,811)
Provision (benefit) for
  income taxes..............    (1,073)
Net income (loss)...........    (3,738)
Depreciation................    11,320
Amortization................     4,100
EBITDA (5),(6)..............    26,144

------------------------
(1)  The pro forma adjustments for cost of sales reflect the following:
     Adjustment for additional depreciation for step-up in fair market value of fixed assets related to the purchase
       transactions..............................................  $   831
     Adjustment for new lease terms of facilities renegotiated in
       connection with the purchase transaction..................      114
                                                                   -------
                                                                   $   945
                                                                   =======

(2)  The pro forma adjustments for selling, general and
       administrative expenses reflect the following:
     Adjustments for termination of executive positions held by shareholders and related parties as part of the purchase
       contract whose positions will not be replaced.............  $(4,769)
     Adjustment for additional amortization of goodwill related to the purchase transaction which is being amortized over
       twenty years..............................................      719
     Adjustments for professional fees expensed by one of the
       acquisitions to negotiate and consummate the purchase
       transaction...............................................     (213)
                                                                   -------
                                                                   $(4,263)
                                                                   =======

(3)  Adjustment to record additional interest expense associated with the notes offered for exchange herein (net of the
       elimination of historical interest expense related to debt not assumed or refinanced), and amortization of the
       related debt issue costs over the ten year term of the
       notes totaling $1,051.....................................  $(2,197)
                                                                   =======

(4) Adjustment to record the income tax benefit on pro forma income before income taxes.

(5) Pro forma EBITDA is defined as operating income plus depreciation and amortization of $15,420. EBITDA is not a measure of performance under generally accepted accounting principles. While EBITDA should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity, management believes that it may be used by certain investors as supplemental information to evaluate a company's financial performance.
       See "Management's Discussion and Analysis of Financial
       Condition and Results of Operations." In addition, the definition of EBITDA used in this prospectus may not be comparable to the definition of EBITDA used by other companies.

(6) EBITDA includes the effect of a jet aircraft lease expense of $186. This lease was terminated at closing in connection with the acquisition of General Automation pursuant to the terms of the purchase agreement. Excluding the effects of this lease for the entire period, EBITDA would have been $26,330.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    Prior to the acquisitions of Mid State and Galaxy in September 1998, Precision Partners, L.L.C. had substantially no operations and, prior to the completion of the reorganization and acquisitions of Certified, Calbrit, Nationwide and General Automation in March 1999, we had substantially no operations. As a result, we believe historical financial information for our company prior to March 1999 and for Precision Partners, L.L.C. and our predecessor for accounting purposes, Mid State, is of limited relevance in understanding what our actual results of operations, financial position or cash flows would have been for historical periods had we in fact been organized and owned all five subsidiaries for such periods. In addition, for financial statement presentation purposes, the reorganization is accounted for as if it had occurred in September 1998 and we are treated as having commenced operations at that time in a manner similar to a pooling of interests. See Note 1 to our consolidated financial statements. The selected historical financial information should be read in conjunction with our consolidated financial statements and Mid State, including the notes thereto, included elsewhere in this prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                  PRECISION
                                               MID STATE (PREDECESSOR)                          PARTNERS, INC.
                                 ---------------------------------------------------   --------------------------------
                                                                   JANUARY 1, 1998     SEPTEMBER 9, 1998
                                                                       THROUGH              THROUGH
                                   1995       1996       1997     SEPTEMBER 30, 1998   DECEMBER 31, 1998       1999
                                 --------   --------   --------   ------------------   -----------------   ------------
                                                         (IN THOUSANDS, EXCEPT RATIO AND DATA)
OPERATING DATA:
Net sales......................  $29,824    $28,462    $33,870         $24,106              $12,602          $123,188
Cost of sales..................   24,206     20,290     24,581          16,326                9,090            93,434
                                 -------    -------    -------         -------              -------          --------
Gross profit...................    5,618      8,172      9,289           7,780                3,512            29,754
Selling, general and
  administrative expenses......    4,141      4,322      4,571           3,374                3,134            24,840
                                 -------    -------    -------         -------              -------          --------
Operating income...............    1,477      3,850      4,718           4,406                  378             4,914
Interest expense, net..........      108         69         85              37                  526            12,567
Other income (expense), net....      475      1,157      1,220              12                 (138)                8
                                 -------    -------    -------         -------              -------          --------
Income (loss) before provision
  for income taxes.............    1,844      4,938      5,853           4,381                 (286)           (7,645)
Provision (benefit) for income
  taxes........................      671      1,818      2,310           1,677                  109            (2,130)
                                 -------    -------    -------         -------              -------          --------
Net income (loss)..............  $ 1,173    $ 3,120    $ 3,543         $ 2,704              $  (395)         $ (5,515)
                                 =======    =======    =======         =======              =======          ========

                                                                                                  PRECISION
                                               MID STATE (PREDECESSOR)                          PARTNERS, INC.
                                 ---------------------------------------------------   --------------------------------
                                                                   JANUARY 1, 1998     SEPTEMBER 9, 1998
                                                                       THROUGH              THROUGH
                                   1995       1996       1997     SEPTEMBER 30, 1998   DECEMBER 31, 1998       1999
                                 --------   --------   --------   ------------------   -----------------   ------------
                                                           (IN THOUSANDS, EXCEPT RATIO DATA)
OTHER FINANCIAL DATA:
EBITDA(1)......................  $ 2,287    $ 4,734    $ 5,770         $ 5,212              $ 1,483          $ 16,820
Depreciation and
  amortization.................  $   810    $   884    $ 1,052         $   806              $ 1,105          $ 11,906
Ratio of earnings to fixed
  charges(2)...................     7.2x      20.2x      22.4x           25.6x                   --                --
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents......                        $ 2,638         $    40              $   963          $    313
Working capital................                         14,019           5,769                5,748             3,844
Total assets...................                         20,119          11,574               63,321           206,391
Total debt.....................                            686             403               23,000           134,548
Stockholders' equity...........                         17,094           8,265               31,605            36,132

------------------------

(1) EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles. While EBITDA should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management believes that it may be used by certain investors as supplemental information to evaluate a company's financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, the definition of EBITDA used in this prospectus may not be comparable to the definition of EBITDA used by other companies.

(2) Earnings are defined as pre-tax income plus fixed charges, excluding capitalized interest and preferred stock dividend requirements. Fixed charges are defined as the sum of all interest (whether capitalized or expensed), the amortization of debt issue costs and discount or premium relating to any indebtedness (whether expensed or capitalized), the interest portion of rental expense, and preferred stock dividend requirements for majority-owned subsidiaries. For the period from September 9, 1998 through December 31, 1998 and for 1999, earnings were insufficient to cover fixed charges by $286 and $7,645, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    We are a leading contract mechanical manufacturing services supplier of complex precision metal parts, tooling and assemblies for original equipment manufacturers. Our broad manufacturing capabilities and highly engineered processes allow us to meet the critical specifications of our customers across a wide range of industries. We have earned "Preferred or "Qualified" supplier status with most of our customers and are predominately the sole-source supplier to our customers of the parts we manufacture.

    Precision Partners, L.L.C. was formed in September 1998 and we were formed in February 1999 for the sole purpose of consummating acquisitions in the business of manufacturing and supplying complex precision metal parts, tooling and assembles for original equipment manufacturers. On September 30, 1998, Precision Partners, L.L.C. acquired all of the outstanding capital stock of Mid State and Galaxy. In March 1999, we underwent a corporate reorganization under which we acuired all of the issued and outstanding capital stock of Mid State and Galaxy. At the same time, we also purchased all of the issued and outstanding capital stock of Certified and Calbrit and we purchased substantially all of the assets and assumed some liabilities of General Automation and Nationwide. The aggregate purchase price for the March acquisitions was approximately $100.7 million, excluding fees and expenses, and was financed through the net proceeds from the sale of the outstanding notes, borrowings under our credit facilities, an equity contribution and available cash. In July 1999, we merged Calbrit into Certified and in September 1999 we acquired Gillette. The purchase price for the Gillette acquisition was approximately $14.4 million and was financed using existing cash and borrowings under our revolving credit facility.

    Prior to the acquisitions of Mid State and Galaxy, Precision Partners, L.L.C. had substantially no operations and, prior to the consummation of the reorganization and the acquisitions of Certified, Calbrit, Nationwide and General Automation, we had substantially no operations. For financial statement presentation purposes, and for purposes of the following discussion, the reorganization is accounted for as if it occurred on September 9, 1998 and we are treated as having commenced operations at that time. See Note 1 to our consolidated financial statements. For this reason, the following management's discussion and analysis relates to the financial condition and results of operations of:

    - a combination of Mid State, as predecessor, for the period from January 1, 1998 through September 30, 1998 and our company for the period from September 9, 1998 (inception) through December 31, 1998 on a consolidated basis, including Mid State and Galaxy for the period from October 1, 1998 through December 31, 1998 and LLC for the period from September 9, 1998 through December 31, 1998; and

    - a combination of our company for the period from February 9, 1999 (inception) through December 31, 1999 on a consolidated basis, including Certified, Nationwide and General Automation from March 19, 1999 through December 31, 1999, Precision Partners, L.L.C. from January 1, 1999 to March 19, 1999 and Gillette from September 1, 1999 to December 31, 1999.

This discussion and analysis should be read in conjunction with our historical audited financial statements and those of Mid State, and the Unaudited Pro Forma Consolidated Statement of Operations, including the notes thereto, included elsewhere in this prospectus.

    As a result, we believe the historical financial information presented in this prospectus for periods prior to 1999 is of limited relevance in understanding what our results of operations, financial position or cash flows would have been for the historical periods presented had we in fact been organized and owned all of our current subsidiaries for such periods.

    A change in the senior management at Galaxy occurred during the third quarter of 1999, and in connection with this change, we engaged in a review of the operations (including customer and vendor relations) and accounting practices and procedures at Galaxy. This review was performed by a team consisting of internal management and outside professionals and has revealed administration and accounting practices inconsistent with our policies and procedures. These inconsistencies include the failure to execute proper cut-off procedures at month-end and the failure to recognize certain expenses in the period in which those expenses were incurred. We believe our 1999 financial results accurately reflect the excess costs associated with these matters, and after a review, we do not believe that our financial results for 1999 or any previously reported period have been materially misstated as a result of past practices at Galaxy.

    The following table sets forth, for the periods indicated, information derived from our audited consolidated statement of operations and the audited consolidated statements of operations of Mid State, in each case, for the periods indicated, both in dollars and expressed as a percentage of net sales (dollars in thousands):

                                           MID STATE (HISTORICAL)
                       ---------------------------------------------------------------
                                                                     JANUARY 1, 1998
                                YEAR ENDED DECEMBER 31,                  THROUGH
                       -----------------------------------------      SEPTEMBER 30,
                              1996                  1997                  1998
                       -------------------   -------------------   -------------------
                                               (IN THOUSANDS)
Net sales............  $28,462      100.0%   $33,870      100.0%   $24,106      100.0%
Cost of sales........   20,290       71.3     24,581       72.6     16,326       67.7
Gross profit.........    8,172       28.7      9,289       27.4      7,780       32.3
Selling, general and
  administrative
  expenses...........    4,322       15.2      4,571       13.5      3,374       14.0
Operating income.....    3,850       13.5      4,718       13.9      4,406       18.3
Net income (loss)....    3,120       11.0      3,543       10.5      2,704       11.2
                       =======    =======    =======    =======    =======    =======
Depreciation and
  amortization.......  $   884        3.1%   $ 1,052        3.1%   $   806        3.3%
EBITDA(1)............    4,734       16.6      5,770       17.0      5,212       21.6

                                          PRECISION PARTNERS, INC.
                                                (HISTORICAL)
                       ---------------------------------------------------------------
                          SEPTEMBER 9,
                              1998
                             THROUGH                                   YEAR ENDED
                          DECEMBER 31,            COMBINED            DECEMBER 31,
                              1998                 1998(2)               1999(3)
                       -------------------   -------------------   -------------------
                                               (IN THOUSANDS)
Net sales............  $12,602      100.0%   $36,708      100.0%   $123,188     100.0%
Cost of sales........    9,090       72.1     25,416       69.2      93,434      75.8
Gross profit.........    3,512       27.9     11,292       30.8      29,754      24.2
Selling, general and
  administrative
  expenses...........    3,134       24.9      6,508       17.7      24,840      20.2
Operating income.....      378        3.0      4,784       13.0       4,914       4.0
Net income (loss)....     (395)      (3.1)     2,309        6.3      (5,515)     (4.5)
                       =======    =======    =======    =======    ========   =======
Depreciation and
  amortization.......  $ 1,105        8.8%   $ 1,911        5.2%   $ 11,906       9.7%
EBITDA(1)............    1,483       11.8      6,695       18.2      16,820      13.7

---------------

(1) For historical financial information purposes, EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles. While EBITDA should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statements data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management believes that it may be used by certain investors as supplemental information to evaluate a company's financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, the definition of EBITDA used in this prospectus may not be comparable to the definition of EBITDA used by other companies.

(2) Precision Partners combined consists of our results of operations from September 9, 1998 (inception) through December 31, 1998 and of Mid State (predecessor) for the nine months ended September 30, 1998.

(3) Our results for the period from February 9, 1999 (inception) through December 31, 1999, include Certified, Nationwide and General Automation, Precision Partners, L.L.C.'s results from January 1, 1999 to March 19, 1999 and Gillette's results from September 1, 1999 to December 31, 1999.

HISTORICAL RESULTS OF OPERATIONS

1999 COMPARED TO 1998 COMBINED

    NET SALES. Net sales increased 235.6% to $123.2 million in 1999 compared to $36.7 million in 1998. The increase is due to the March acquisitions of Certified, General Automation, and Nationwide and the September acquisition of Gillette with aggregate sales for all of the acquired companies totaling
$58.8 million for the nine months ended December 31, 1999. Sales at Mid State and Galaxy increased 40.8% and 24.4%, respectively, to $64.4 million due to increased orders for gas turbine parts and engine and transmission components for large construction equipment.

    GROSS PROFIT. Gross profit for 1999 increased 163.5% to $29.8 million from $11.3 million in 1998. Gross margin decreased to 24.2% from 30.8% in 1998. The increase in gross profit is primarily attributable to the acquisitions of Certified, General Automation, Nationwide, and Gillette. The decrease in gross margin results from the lower margin products manufactured by the acquisitions as well as changes in product mix at Mid State that reduced its gross margin by 1.5% from 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased 281.7% to $24.8 million from $6.5 million in 1998. This increase is mainly due to $7.2 million in general and administrative expense at Precision Partners, including the recognition of $3.0 million in bonus compensation paid to a selling shareholder of one of the acquired companies, $0.6 million in aborted acquisition costs, $6.5 million of selling, general and administrative expenses at Certified, General Automation, Nationwide, and Gillette expenses, and $4.5 million of goodwill amortization and additional depreciation expense resulting from a step-up in basis of the property, plant, and equipment of Certified, General Automation, Nationwide, and Gillette in connection with their acquisition by us.

    OPERATING INCOME. As a result of the foregoing, operating income increased 2.7% to $4.9 million in 1999 from $4.8 million in 1998.

    INCOME TAX EXPENSE. We realized an income tax benefit of $2.1 million in 1999 compared to income tax expense of $1.8 million in 1998. Our effective tax benefit rate was 27.9% in 1999 compared to an effective tax expense rate of 43.6% for 1998. The decrease in income tax expense is primarily due to interest expense in 1999 of $12.8 million related to the issuance of the outstanding notes resulting in a loss before taxes. The decrease in the effective benefit rate is primarily due to the impact of non-deductible goodwill generated from the 1999 acquisitions of Certified and Gillette and the 1998 acquisitions of Mid State and Galaxy.

    NET INCOME (LOSS). Net income decreased 338.8% to a loss of $5.5 million in 1999 from income of $2.3 million in 1998 for the aforementioned reasons.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization for 1999 was $11.9 million, which includes $3.4 million of amortization of $77.0 million of goodwill resulting from the acquisitions of Mid State, Galaxy, Certified, Nationwide, General Automation, and Gillette. The $8.5 million of depreciation expense is mainly attributable to the additional depreciation expense associated with the step-up in basis resulting from the acquisitions of these six companies.

1998 COMPARED TO 1997

    NET SALES. Net sales increased 8.4% to $36.7 million in 1998 compared to $33.9 million in 1997. The increase is due to the acquisition of Galaxy in September 1998 with sales of $2.8 million in the fourth quarter of 1998. Sales at Mid State remained essentially flat. Increased orders for North American gas turbine parts substantially offset the effect of delayed delivery dates for hydroelectric turbine parts, which resulted from the downturn in the Asian economy.

    GROSS PROFIT. Gross profit for 1998 increased 21.6% to $11.3 million from $9.3 million in 1997. Gross margin increased to 30.8% in 1998 from 27.4% in 1997. The increase is primarily attributable to the acquisition of Galaxy in September 1998, which contributed fourth quarter gross profit of $0.7 million and Mid State's product mix. Mid State also reduced costs through improved production processes, increased operating efficiencies and the elimination of large discretionary management bonuses paid in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1998 increased 42.4% to $6.5 million from $4.6 million in 1997. This increase is mainly due to $1.1 million in general and administrative expense at Precision Partners, L.L.C. from September 9, 1998 (inception) to December 31, 1998, as well as additional Galaxy expenses totaling $0.5 million in the last quarter of 1998.

    OPERATING INCOME. As a result of the foregoing, operating income increased slightly to $4.8 million in 1998 from $4.7 million in 1997.

    INCOME TAX EXPENSE. Income tax expense was $1.8 million in 1998 compared to $2.3 million in 1997. Our effective tax rate was 43.6% for 1998 compared to 39.5% for Mid State in 1997. The increase in the effective rate for 1998 is primarily due to non-deductible goodwill generated in the acquisitions of Mid State and Galaxy.

    NET INCOME. Net income decreased 34.8% to $2.3 million for 1998 from $3.5 million in 1997 for the aforementioned reasons.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 81.7% to $1.9 million in 1998 from $1.1 million in 1997. The increase includes $0.4 million in amortization of $35.0 million of goodwill resulting from the acquisitions of Mid State and Galaxy in September 1998, additional depreciation on the step-up in basis of property, plant and equipment and the inclusion of $0.3 million of depreciation expense recorded by Galaxy in the three months ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal sources of liquidity are available borrowings under our revolving credit facility and cash flow from operations. We expect that our principal uses of liquidity will continue to be working capital, capital expenditures, debt service requirements and permitted acquisitions.

    Our credit facilities consist of a $23.0 million term loan facility and a $25.0 million revolving credit facility, including a $2.0 million sublimit for letters of credit, each maturing on March 31, 2005, unless terminated sooner upon an event of default. As of December 31, 1999, we have total debt of approximately $134.5 million, consisting of our $23.0 million term loan, the outstanding aggregate principal amount of the notes and $11.2 million of outstanding borrowings under our revolving credit facility. See "Capitalization." Our ability to borrow under the revolving credit facility is subject to our compliance with the financial covenants described below and a borrowing base based on our eligible accounts receivables and inventory. See "Description of Credit Facilities."

    The indenture and our credit facilities impose limitations on our ability to, among other things, incur additional indebtedness (including capital leases), incur liens, pay dividends or make other restricted payments, consummate asset sales, enter into transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. In addition, the credit facilities limit our ability to enter into sale and leaseback transactions and to make capital expenditures. The credit facilities also require that we meet and maintain certain financial ratios and tests, including (i) a minimum interest coverage ratio, EBITDA to interest expense,
(ii) a maximum leverage ratio, total debt to EBITDA, and (iii) a minimum fixed charge coverage ratio, EBITDA to interest expense plus other fixed charges. Our ability to comply with these covenants and to meet and maintain these financial ratios and tests may be affected by events beyond our control, such as those described under "Risk Factors."

    As a result of the failure to have an exchange offer registration statement filed by September 15, 1999, to have it declared effective by September 16, 1999 and to complete the exchange offer by October 15, 1999, we are paying additional interest on the outstanding notes. The amount of additional interest has ranged from 0.5% per annum for the period from September 15, 1999 through

December 14, 1999 to 0.75% per annum for the period December 15, 1999 through March 14, 2000. Beginning March 15, 2000, the amount of additional interest increased to 1.0% per annum and will continue at that rate until effectiveness of the registration statement and completion of the exchange offer. The additional interest is expected to be nonrecurring with no impact on our continuing operations.

    We have limited amortization requirements under our credit facilities over the next two years. Our other debt service requirements over the next two years consist primarily of interest expense on the notes. Our short-term cash requirements for our operations are expected to consist mainly of capital expenditures to continue to maintain and expand our manufacturing capabilities and working capital requirements. We currently expect that our capital expenditures will be approximately $10.6 million in 2000, including maintenance capital expenditures of approximately $5.0 million. However, our capital expenditures will be affected by, and may be greater than currently anticipated depending upon, the size and nature of new business opportunities. We also expect to have to enter into approximately $35 million of operating leases in 2000 primarily for new equipment related to our recent contracts with Caterpillar and Dana and increased unit delivery requirements from General Electric.

    The aggregate purchase price for the acquisitions of Certified, Calbrit, Nationwide and General Automation of $100.7 million does not include fees and expenses or the potential effects of certain contingent purchase arrangements. The purchase price for one of the companies acquired included a $4.0 million escrow to be paid out upon the company meeting specified EBITDA targets through April 30, 1999. The targets were not met and the escrow has been returned to us, effectively reducing the purchase price and the resulting goodwill by $4.0 million. A contingent payment may be payable by our parent, Precision Partners Holdings Company, in the form of cash or a note payable-in-kind maturing September 30, 2009, based on one of the companies we acquired in March 1999 achieving specified EBITDA targets in 2000. Payment by Precision Partners Holding Company of this additional contingent payment, assuming the maximum amount is earned, would result in an annual increase in our goodwill amortization of approximately $0.5 million. Additional contingent payments, which were payable by Precision Partners Holding Company, based on this company and another company acquired in March 1999 meeting certain EBITDA targets in 1999 were not earned. In addition, a bonus payment of $3.0 million, based on one of the acquired companies achieving certain 1999 EBITDA targets, is payable in 2000 to the former stockholder of this company who is now an employee of our company. This bonus payment was accrued in December 1999 as compensation expense and will be paid no later than April 2000.

    We plan to continue our acquisition strategy and expect to finance future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. However, the restrictions imposed on us by our long-term debt instruments may affect this strategy. In addition, to fully implement our growth strategy and meet the resulting capital requirements, we may be required to request increases in amounts available under our credit facilities, issue future debt securities or raise additional capital through equity financings. There can be no assurance that any such increase to our credit facilities will be available or, if available, will be on terms satisfactory to us, or that we will be able to successfully complete any future debt or equity financings on satisfactory terms, if at all. As a result, we could be placed at a competitive disadvantage in pursuing acquisitions.

    Based upon current operations and the historical results of our subsidiaries, we believe that our cash flow from operations, together with available borrowings under our new revolving credit facility, will be adequate to meet our anticipated requirements for working capital, capital expenditures, lease payments, and scheduled interest payments over the next 12 months. However, there can be no assurance that we will continue to generate cash flow above current levels or that the acquired companies will repeat their historical performance. In addition, our ability to pay the notes at maturity will depend on the availability of refinancing. See "Risk Factors--Risks Associated With Our Indebtedness."

BACKLOG

    Firm backlog for 1999 increased 36.1% to $107.7 million from $79.1 million at December 31, 1998. Firm backlog represents the sales price of all undelivered products for which we have customer purchase orders or contractual coverage that will be delivered within the next 12 months. All of our firm backlog is subject to price renegotiations, terminations or rescheduling at the customer's convenience. Firm backlog for December 31, 1998 has been restated to be consistent with the current method of calculating backlog.

DISCLOSURE ABOUT MARKET RISK

    Our term loan facility provides for interest to be charged at either the Eurodollar rate or a base rate determined in accordance with the credit agreement. Based on our current level of borrowings from our term loan facility, a 1.0% change in interest rate would result in a $0.2 million annual change in interest expense. Our revolving line of credit provides for interest to be charged at either the Eurodollar rate or a base rate determined in accordance with the credit agreement. Based on our current level of outstanding revolving line of credit, a 1.0% change in interest rate would result in a $0.1 million annual change in interest expense. The remainder of our debt is at fixed interest rates that are not subject to changes in interest rates. We do not own nor are we obligated for other significant debt or equity securities that would be affected by fluctuations in market risk.

INFLATION

    We do not believe that inflation has had a significant impact on our cost of operations.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued the FASB Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is effective for fiscal periods beginning after June 15, 2000. We adopted this statement during 1999 and such adoption had no material effect on our financial statements.

YEAR 2000

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues such as leap year-related problems may occur with billing, payroll, or finanical closings at month, quarterly or year end. We believe that any such problems are likely to be minor and correctable. In addition, we could still be negatively impacted if our customers or suppliers are adversely affected by the Year 2000 or similar issues. We currently are not aware of any significant Year 2000 or similar problems that have arisen for our customers and suppliers.

    We expended $0.9 million on Year 2000 readiness efforts from 1997 to 1999. These efforts included replacing some outdated, noncompliant hardware and noncompliant software as well as indentifying and remediating Year 2000 problems.

                                    BUSINESS

THE COMPANY

    We are a leading contract mechanical manufacturing services supplier of complex precision metal parts, tooling and assemblies for original equipment manufacturers. Our flexible manufacturing facilities and operating processes enable us to service customers across a wide range of industries and aggressively pursue new customers in industries where we see the potential for strong growth. Our customers include industry leaders such as General Electric, New Venture Gear, a joint venture of General Motors and DaimlerChrysler, Xerox, Boeing, Caterpillar and Dana. We have earned "Preferred" or "Qualified" supplier status with most of our customers and are predominantly the sole-source supplier to our customers of the parts we manufacture. Our pro forma revenues and EBITDA for the fiscal year ended December 31, 1999 were $149.8 million and $26.1 million, respectively, representing a 17.5% EBITDA margin.

    Our broad manufacturing capabilities and highly engineered processes allow us to meet the critical specifications of our customers. We manufacture parts, ranging in size from approximately 1 ounce to over 100,000 pounds, to extremely close tolerances. We are also able to maintain tight tolerances, across flat sheets and surfaces with multiple contours. We work with traditional materials such as steel, aluminum, iron, copper, magnesium and bronze, as well as exotic and difficult to machine materials such as titanium, inconel, invar and hastelloy. In addition, we provide our customers with design assistance, process and product engineering support and quality testing.

    Our manufacturing expertise includes precision machining such as milling, turning, boring, drilling, broaching and grinding, as well as value-added services such as prototyping, assembly, forming, welding, heat treating and plating.

    The industries we serve and the related precision parts, assemblies and tooling we machine and manufacture include:

    - Power Generation Industry - specialty alloy turbine wheels and spacers, shrouds and nozzles;

    - Automotive Industry - piston valves used primarily for automatic braking systems in light trucks and sport utility vehicles and machined engine blocks;

    - Business Machines Industry - bases and internal components for high-end scanners, digital imaging machines and copiers;

    - Space and Satellite Industries - adapter rings, thrust rings, casting chambers and handling and transport aids;

    - Aerospace Industry; Commercial and Military - precision tooling including bond jigs, assembly jigs and mill fixtures;

    - Agriculture and Construction Equipment Industries - high tolerance bearing caps, transmission housings and diesel and gas pump housings; and

    - Transportation Industry - class eight heavy truck axles and related parts and engine blocks.

INDUSTRY

    The U.S. precision custom manufacturing industry is highly fragmented and, excluding precision manufacturing operations owned directly by original equipment manufacturers, is estimated to be comprised of approximately 7,500 companies representing, over the last several years, annual revenues in excess of $20 billion. Within this market, precision machine shops and specialty tool manufacturers represent in excess of $13 billion of these revenues. As a result of high fragmentation and a large number of captive original equipment manufacturer operations, we believe there has been and will continue to be significant consolidation opportunities among industry participants. According to industry sources, since 1992, the U.S. precision machining industry has grown at a rate of approximately 10% per year. We believe that a significant component of this growth has been and will continue to be attributable to an increase in outsourcing by original equipment manufacturers.

    Historically, many of the large original equipment manufacturers were vertically integrated with large in-house component machining capabilities. They primarily utilized precision machining companies only for short term over-flow production of parts during periods of great demand. During the past several years, however, original equipment manufacturers have been increasingly outsourcing component manufacturing functions and, in many cases, eliminating their in-house machining capabilities. This outsourcing has been driven by the original equipment manufacturers' desire to:

    - reduce costs;

    - increase efficiency;

    - improve quality;

    - shorten product development cycles; and

    - increase their focus on core capabilities.

    Furthermore, while original equipment manufacturers continue to increase the amount of outsourced manufacturing, they have also begun to consolidate their supplier bases to ensure quality, decrease administrative costs and improve service, design and assembly coordination. Leading original equipment manufacturers are increasingly relying on their "Preferred" or "Qualified" suppliers to provide a full line of high quality manufacturing and sub-assembly services, as well as manufacturing engineering and design assistance. We intend to continue to capitalize on these industry trends by providing our customers with a broad array of precision machining capabilities and by leveraging our competitive strengths.

COMPETITIVE STRENGTHS

    LEADING SUPPLIER OF HIGH QUALITY, DIFFICULT-TO-PRODUCE PARTS. We focus on manufacturing and supplying precision metal parts and assemblies which require exceptionally close tolerances and involve complex processes. Many of our parts also involve microfine surface finishes and exotic, difficult to machine materials. We manufacture parts ranging in size from approximately 1 ounce to over 100,000 pounds and from less than 1 inch to over 20 feet in diameter. These parts are manufactured to tolerances as tight as 50 millionths of an inch. We are also able to maintain tolerances across flat sheets and surfaces with multiple contours to within 1/1000 of an inch to produce three-dimensional sculptured contouring and precise geometric shaping of parts. By focusing primarily on more complex parts and assemblies with exacting dimensional and cosmetic requirements, we believe we distinguish ourselves as a unique contract manufacturer of a variety of high quality, difficult-to-produce parts.

    BROAD MANUFACTURING CAPABILITIES SERVING DIVERSE END MARKETS. Our broad range of manufacturing capabilities allows us to meet the exacting requirements of customers serving a variety of end markets and reduces the need for our customers to rely on multiple suppliers. Most of our manufacturing processes and equipment can, with certain adjustments, produce a variety of parts and assemblies. We therefore have the flexibility to serve customers in a wide range of industries. We currently serve such diverse industries as power generation, automotive, business machines, space and satellites, agriculture and construction equipment, commercial and military aerospace and surgical supplies. We believe that our manufacturing adaptability, coupled with our diverse range of end markets, allows us to mitigate volatility or downturns in any one particular sector. Additionally, through our ability to produce a wide range of parts and assemblies we are able to capitalize on the increasing trend among our customers to focus on a fewer number of "Preferred" or "Qualified" suppliers capable of servicing their multiple needs.

    STRONG CUSTOMER RELATIONSHIPS. We have built strong relationships with our customers by focusing on delivering high-quality complex precision parts and by consistently offering on-time delivery, quick product turnaround and value-added services. We have earned "Preferred" or "Qualified" supplier status with most of our customers and we are predominantly the sole-source supplier to our customers of the parts we manufacture. Our customer base consists of industry leaders such as General Electric, New Venture Gear, Xerox, Mannesmann (Rexroth), LucasVarity (Kelsey Hayes), Raytheon, Boeing, DaimlerChrysler, Robert Bosch, Caterpillar, Johnson & Johnson, Kodak and Dana. We proactively work with customers and their engineers to improve the design and manufacturing specifications of the product material, the part to be produced and the tooling required to produce the customer's finished product. These initiatives often lead to improved quality and part performance, increased operating efficiency and reduced manufacturing costs. We believe that the strong relationships and "Preferred" or "Qualified" supplier status we have established with our customers present a significant barrier to entry for our competitors on the parts we manufacture and give us a competitive advantage procuring additional work.

    MODERN, HIGH QUALITY OPERATIONS. We believe that our modern facilities, diverse manufacturing capabilities and commitment to continuous operational improvements enable us to consistently meet the demanding quality, tolerance and cosmetic requirements of our customers. Over the last two years, we have invested a substantial amount to ensure that our facilities are state-of-the-art and will remain so for years to come without substantial additional expenditures. Our modern manufacturing operations utilize advanced computer numerically controlled machines with automatic tool changers and on-machine gauging, as well as laser inspection machines. Our facilities and processes meet demanding customer certification and quality requirements. We participate in General Electric's Six Sigma program, are a D-1 supplier for Boeing and have received NASA's coveted Silver Snoopy award for outstanding effort in contributing to the success of space flight missions based on quality, safety and cost efficiency. Currently, five of our manufacturing facilities are ISO 9000, DI 9000, and/or QS 9000 certified, with the remaining facility expected to be certified by August 2000. Management believes that our commitment to modern, high-quality manufacturing processes has been and will continue to be a key reason for our strong growth and improvements in operating profitability.

    EXPERIENCED MANAGEMENT TEAM. Our management team is comprised of executives and plant managers who have, on average, over 25 years of manufacturing, engineering and operational experience. We believe this management team has demonstrated an ability to attract new customers, adapt to changing industry trends and continuously improve manufacturing operations and efficiency. We also believe that this management team will be able to continue to grow our company and to manage even larger operations as we grow.

BUSINESS STRATEGY

    CAPITALIZE ON INDUSTRY TRENDS. We intend to capture additional business from existing customers and actively pursue new customers by capitalizing on recent trends among leading original equipment manufacturers to increase manufacturing outsourcing and concentrate on fewer, more reliable suppliers. By leveraging our competitive strengths, we believe we can offer customers the significant competitive advantages that can be obtained from manufacturing outsourcing, including reduced costs, increased efficiency, improved quality and shortened product development cycles. By continuing to focus on customer needs and aggressively marketing our diverse manufacturing capabilities, we believe we can capture incremental and new business from existing customers as well as become the supplier of choice and sole-source for a variety of key complex precision machine parts for new customers with outsourcing needs.

    PURSUE CROSS-SELLING OPPORTUNITIES AND BROADEN CUSTOMER BASE. Our operating subsidiaries' diverse manufacturing capabilities and complementary customer bases create a number of cross-selling opportunities which we intend to aggressively pursue. We intend to proactively market to both current and new customers our full range of process capabilities. By doing so, we expect to further penetrate certain of the industries we currently serve, as well as to expand into other industries where we see the potential for strong growth.

    IMPLEMENT OPERATING BEST PRACTICES AND MAXIMIZE EFFICIENCIES. We intend to continue to focus and capitalize on the best practices of each of our operations including manufacturing processes, capacity utilization, inventory management and cycle and flow times from customer order to delivery. Management plans to utilize production resources to maximize manufacturing efficiency across our operating subsidiaries. Our operating philosophy is based on increasingly lean production systems supported by excellence in customer service, as measured by quality, on-time delivery, quick turnaround and low manufacturing cost. We have a comprehensive company-wide management system that includes site visits and periodic operating management meetings to leverage our market and manufacturing expertise, focus on innovation and benchmarking and solve problems using a team oriented approach. We believe implementing these best practices and maximizing operating efficiencies will lead to continuing improvements in labor productivity, reductions in overhead and scrap rates, decreased manufacturing flow time and increased working capital turnover.

    PURSUE STRATEGIC ACQUISITIONS. We believe we are well-positioned to take advantage of the high fragmentation in the precision custom manufacturing industry to continue to build a world class contract manufacturer of precision parts, assemblies and tooling. We intend to do this by pursuing strategic acquisitions which will expand, diversify our existing customer base, end markets served and our portfolio of processing capabilities. We will continue to focus on acquisitions of financially sound companies that manufacture high quality, difficult to produce parts, tooling and assemblies and that are the leading suppliers of those products to their customers.

CUSTOMERS

    We currently service customers across a wide range of industries including the power generation, automotive, business machines, space and satellite, agriculture and construction equipment, commercial and military aerospace, surgical supply and transportation industries. We have focused on developing solid relationships with customers that are leaders in their respective industries such as General Electric, New Venture Gear, Xerox, Mannesmann (Rexroth), LucasVarity (Kelsey Hayes), Raytheon, Boeing, DaimlerChrysler, Robert Bosch, Caterpillar, Johnson & Johnson, Kodak and Dana. Our largest customer, General Electric, accounted for approximately 26.5% of our 1999 net sales and our top ten customers represented approximately 67% of our 1999 net sales. We have earned "Preferred" or "Qualified" supplier status with most of our customers and we are predominantly the sole-source supplier to our customers of the parts we manufacture.

    We believe that we have developed strong and loyal customer relationships with leading original equipment manufacturer's based on our ability to reliably deliver high-precision, high-quality metal parts and our focus on providing the highest level of service. We believe that the strong relationships and the "Preferred" and "Qualified" supplier status we have established with our customers present a significant barrier to entry for our competitors.

    We obtain most of our orders for new precision parts, tooling or assemblies through a presourcing process by which the customer invites one or more "Preferred" or "Qualified" suppliers to bid on the design and/or manufacture of a part or assembly that meets certain price, timing and functional parameters. We then typically receive a blanket purchase order that covers parts and/or assemblies to be supplied for the particular end-product. These supply arrangements normally extend over the life of the particular part or assembly. In addition, we compete to supply parts and assemblies for successor models of a customer's product, even though we may currently be a preferred supplier of parts or assemblies on a current or predecessor model. Our customer relationships, coupled with the essential nature of many of the complex, close tolerance products we manufacture, have enabled us to participate with our customers in the development of products and to receive contracts that range in duration from annual blanket purchase orders to six years.

    Bids for new business are based on a target sale price, based on our experience with making parts or assemblies of a similar nature. Prior to our commitment for full production, we and the customer generally agree on a final price, which, in some instances, may be subject to negotiated price reductions over the life of the project.

MARKETING AND DISTRIBUTION

    We market our parts and manufacturing capabilities either through an internal sales force or an outside agency. We believe that our stable and experienced sales force, coupled with senior management communication with key customers, has been a key reason for our success in maintaining customer loyalty and building new customer relationships. Most of our sales personnel have worked with the same customers for many years. Prior to their acquisition by our company, the sales forces at each of our subsidiaries operated independently of one another. While maintaining the decentralized focus to promote customer service and expertise, we expect to introduce an additional focus on marketing our broad operating capabilities to pursue a number of cross-selling opportunities which we believe exist between the complementary customer bases of our subsidiaries. We compensate our sales force based on a base salary and/or commissions.

    Our parts either are shipped by common carrier, picked up by customers at our facilities or delivered to customers by our own truck fleet.

PARTS AND END USES

    Many of the parts we manufacture require innovative technical production solutions to customer-specific requirements, as well as considerable manufacturing expertise. The following table sets forth a sample of the complex, precision parts or assembles that we manufacture for our customers, together with the industry and end-use for such part.

         INDUSTRY                  CUSTOMER               PART/ASSEMBLY                   END USE
---------------------------  --------------------  ---------------------------  ---------------------------
Power Generation             General Electric      Turbine Wheel                Hot section of land-based
                                                                                power turbine

Automotive                   LucasVarity (Kelsey   Piston/Pump Assembly         Anti-lock braking systems
                             Hayes)                Engine Blocks                for light trucks

Business Machines            Xerox                 Internal Components and      High volume copiers,
                                                   Bases                        digital imaging copiers,
                                                                                scanners

Agriculture and              Caterpillar           Bearing Caps                 Stabilizes engine shaft
Construction Equipment                             Transmission Housings and
                                                   Casings

Automotive                   New Venture Gear      Transmission Housings        Transmissions for light
                                                                                trucks

Surgical Supplies            Johnson & Johnson     Surgical Saw Shaft           Lapthroscopic and
                                                                                endoscopic disposable
                                                                                instruments

Military and Commercial      Boeing                Bond Jig Tooling             Tooling for manufacture of
Aerospace                                                                       nacelle frame

Space                        Thiokol               Assembly Mold Tooling        Tooling for Space Shuttle
                                                                                rocket

Automotive                   Mannesmann (Rexroth)  Diesel Engine Pump Housings  Diesel gas pumps

         INDUSTRY                  CUSTOMER               PART/ASSEMBLY                   END USE
---------------------------  --------------------  ---------------------------  ---------------------------
Business Machines            Kodak                 Internal Components and      High and low volume copiers
                                                   Bases                        and thermal printers

Commercial Satellites        Northrop Grumman      Cure Fixtures Tooling        Molds for commercial
                                                                                satellite rocket components

Specialty Automotive         DaimlerChrysler       High Performance Engine      Holds moving engine parts
                                                   Blocks                       for racing cars

Transportation               Dana, Alstom          Truck Axles, Switching       Class eight trucks and
                             Signaling and         Gears and Engine Blocks      railroad switch gears
                             Caterpillar

Medical                      Ortho Clinical        Base plate                   Blood analyzer
                             Diagnostics

    A majority of our parts are manufactured by us in their final configuration with no additional processing, including brake piston plungers for LucasVarity, bearing caps and engine blocks for Caterpillar and bond jigs for Boeing. In concert with our customers, we routinely develop prototype parts. For example, we have produced prototype parts for Johnson & Johnson's lapthroscopic and endoscopic disposable instruments, for the joint strike fighter, for General Electric's land-based power generation systems, for the Delta IV rocket and for the assembly which links the modules of the International Space Station.

DESIGN, DEVELOPMENT AND ENGINEERING

    Our customer-focused approach fosters a close working relationship with our customers' engineers to improve the design and manufacturing specifications of the parts we produce. We are able to develop our own tools, processes and prototypes to test design parameters for minimization of variability and lead-times. We apply engineering techniques such as computer aided design, computer aided manufacturing and failure mode and effects analyses to optimize part functionality and manufacturability. We believe our in-house capability to develop and produce prototypes using standard and customized manufacturing equipment and processes is a competitive advantage. We provide our customers with full systems support to control product timing and ensure part quality and reliability through all phases of design, launch and production manufacturing. As a result, we are able to take an innovative, leadership role in the development, design and assembly of parts, machines and systems to meet or exceed customer requirements.

    Through our computer aided manufacturing and computer aided design systems we are able to provide virtual prototyping. This process enables hundreds of design solutions to be visualized quickly and easily and facilitates product design and manufacturing. Our computer systems are capable of finite element analyses and simulation, as well as design for manufacturing and assembly. These processes allow many aspects of a design to be evaluated prior to production, resulting in lower tooling costs, reduced testing requirements and quicker time to market.

    Our reputation for quality, reliability and design improvement has led to numerous requests for participation on customer engineering teams. Our understanding of cutting tool technology and difficult to machine materials makes our employees value-adding members of these teams. Through this participation we are able to work with our customers to identify the most cost effective process, materials and manufacturing methods for any specific application. Once the design phase of the engineering process is completed, our expertise and experience allow us to engineer and customize our tooling, machines and systems to achieve the highest quality path to the customer's requirements.

    The parts we manufacture often have sophisticated tooling requirements which we internally build or customize. The development costs are either billed to the customer or amortized over the life of the parts. The tooling development typically begins early in the engineering cycle and is quickly completed after being selected as the supplier of choice.

MANUFACTURING

    Our manufacturing expertise includes precision machining capabilities such as turning, milling, boring, drilling, broaching and grinding, as well as value-added services such as prototyping, forming, fabrication, welding, heat treating, plating, painting, tapping and assembly. We believe that the breadth of our in-house process capability provides us with a significant competitive advantage in being a sole-source supplier for our customers' multiple needs. To produce many of our components, we develop innovative solutions to customer-specific requirements by customizing either the process, the tooling or the machines.

    By highly engineering the process, we are able to utilize general-purpose machines with computer numerically controlled capabilities to manufacture very complex and difficult to machine parts in many different configurations with a high degree of accuracy. Through data feedback, we systematically test for quality throughout the entire manufacturing process. Our advanced computer numerically controlled equipment includes machines with automatic tool changers and on-machine gauging, as well as laser inspection machines. With computer numerically controlled equipment, we are able to increase efficiency and turn-around times by identifying, documenting and correcting potential defects and irregularities and by more accurately shaping or cutting parts, while at the same time, allowing the parts we are manufacturing to be run quickly and in small lot sizes.

    We are also able to manufacture complex and difficult to machine parts by customizing our tooling and equipment. We are able to do this by capitalizing on our substantial expertise and experience with a wide variety of part styles and sizes, our knowledge of various cutting tools and our highly skilled workforce. As a result, we are able to design and develop our own tooling, customize conventional tooling and create customized machinery. Based on our innovative approach to tooling and fixturing, we are able to tailor-make fixtures that help hold tolerances and improve repeatability and consistency. We can also reengineer conventional machines and cutting tools by changing heads, adding computer numerically controlled capability or combining the most appropriate aspects of different apparatus to create a better-designed machine to improve manufacturability of parts. We also utilize functional gauging for quality inspections to ensure accuracy and precision, thereby also improving repeatability and consistency.

    We emphasize a cellular approach to manufacturing. This approach allows our processes to utilize such technology as optical measuring devices and robotics. Further, we utilize a pelletized manufacturing approach which is easily converted from one product application to another, and has lower reprogramming costs than the traditional hard automation approach. Cellular manufacturing also helps promote our team approach for optimizing the manufacturability of a part by reducing inventory and increasing our through-put rate by better process control, minimization of set-up times and improved traceability and correctibility of errors at all stages of the manufacturing process. We also utilize just-in-time manufacturing and sourcing systems which help us to meet our customer requirements for faster deliveries while also minimizing inventory levels.

    Our operating philosophy emphasizes delivering a quality product, on time, at the lowest achievable cost. Continuous improvement on these operating parameters is achieved by driving our operations toward shorter and shorter lead and cycle times, which in turn requires increasingly higher standards of quality. We believe our disciplined approach to our manufacturing operations, including monthly operations reviews and meetings, facilitates employee participation and motivates management and employees to strive for better operational performance. Through this process, we are also able to leverage market and manufacturing expertise, put a focus on innovation and benchmarking and solve problems using a team oriented approach. As a result, we can improve productivity, quality and employee commitment while reducing inventory, floor space requirements and lead times.

QUALITY

    Product quality is among the most important factors in maintaining "Preferred" and "Qualified" supplier status with original equipment manufacturers. In order to meet the exacting requirements of our customers, we maintain the most stringent standards of quality control. We routinely employ in-process inspection by using testing equipment as a process aid during all stages of design, launch and the machining process to assess compliance. These include state-of-the-art computer assisted design and computer assisted manufacturing equipment, statistical process control systems, laser tracking devices, failure mode and effect analysis and coordinate measuring machines. We are also able to extract numerical control quality control data from our computer numerically controlled machines, a statistical measurement of the quality of the parts being manufactured. Our customers use this information in place of inspections to determine quality assurance. In some cases, we have installed testing equipment identical to that of our customers, again eliminating the need for reinspection by our customers. We also perform quality control tests on all parts we outsource to small machine shops. As a result, we are able to significantly reduce defective parts and therefore improve efficiency, quality and reliability.

    Currently, five of our manufacturing facilities are ISO 9000, DI 9000, and/or QS 9000 certified, with the remaining facility expected to be certified by August 2000. Original equipment manufacturers are increasingly requiring these standards in lieu of individual certification procedures and as a condition to awarding business. We participate in General Electric's Six Sigma program, are a D-1 9000 supplier for Boeing and have received NASA's coveted Silver Snoopy award for outstanding effort in contributing to the success of space flight missions based on quality, safety and cost efficiency.

    We believe that our commitment to modern, high-quality manufacturing processes has been and will continue to be a key reason for our strong customer loyalty and growth and that the expense required to institute and maintain quality control procedures comparable to ours represents a barrier to entry for other companies.

COMPETITION

    We operate in an industry which is highly fragmented and competitive. A variety of suppliers with different subsets of our manufacturing capabilities compete to supply the stringent demands of large original equipment manufacturers. Competition is generally based on price, quality, timeliness of delivery, design and engineering support and service and, in some instances, on our ability to deliver assemblies or sub-assemblies rather than individual parts. To an extent, the original equipment manufacturers are able to compete with their suppliers, since they can produce their own components and assemblies if they so choose. However, during the past several years, original equipment manufacturers have been increasingly outsourcing component manufacturing functions and, in many cases, eliminating their in-house machining capabilities, in an effort to reduce costs, increase efficiency, improve quality and shorten product development cycles.

    A large number of actual or potential competitors exist, including the internal component operations of the original equipment manufacturers as well as independent suppliers, some of which are larger and have greater financial and other resources than we do. However, we believe that none of these competitors competes with us along all of our manufacturing capabilities. In addition, our business is increasingly competitive due to the supplier consolidation resulting from increased outsourcing by original equipment manufacturers and supplier management policies designed to strengthen their supply base. These policies include designating a limited number of suppliers as "Preferred" or "Qualified" suppliers and, in some cases, encouraging new suppliers to begin to supply selected product groups. We principally compete for new business both at the beginning of the development of new products and upon the redesign of existing products by our major customers. Because of the large investment by original equipment manufacturers in tooling and the long lead time required to commence production, original equipment manufacturers generally do not change a supplier during a program. If, however, a customer becomes dissatisfied with our prices, quality or timeliness of delivery, it could award future business or, in an extreme case, move existing business to another supplier.

SUPPLIERS, SUBCONTRACTORS AND RAW MATERIALS

    Generally, our raw materials consist of traditional materials such as steel, aluminum, iron, copper, magnesium and bronze, as well as exotic and difficult to machine materials such as titanium, inconel, invar and hastelloy. These materials are typically delivered in the form of bar stock, precision forgings, castings and flat sheets. A majority of our raw materials are supplied by our customers on consignment. Raw materials not supplied by our customers are purchased from several suppliers, and we do not believe that we are dependent on one or very few of them. All of these materials were available in adequate quantities to meet our production demands in 1998 and 1999.

    We may subcontract certain of our manufacturing or services such as plating or painting, among others, to third parties. We have an active subcontractor program that, among other things, assesses subcontractor capabilities and quality on an on-going basis. We use a limited number of subcontractors based on their ability to deliver high quality parts or services on a cost effective basis. We have not experienced any difficulty obtaining necessary raw materials or subcontractor services.

FACILITIES

    In addition to our corporate office, we operate ten manufacturing facilities, two of which we own and the remainder of which we lease. Leases expire at various times through April 2007 and we generally have extension options.

    The following table summarizes the location of our manufacturing facilities and their general size:

LOCATION                                           SQUARE FOOTAGE   TYPE OF INTEREST
--------                                           --------------   ----------------
FACILITIES:
  Buena Park, California (Altura)................      32,000           Leased
  Buena Park, California (Burnham)...............      41,000           Leased
  Cerritos, California...........................      28,000           Leased
  Plymouth, Michigan.............................      52,000           Owned
  Canton, Michigan...............................      29,000           Leased
  Canton, Michigan...............................      66,000           Leased
  Skokie, Illinois...............................      82,000           Owned
  Winslow, Maine.................................      92,000           Leased
  Rochester, New York............................     140,000           Leased
  Rochester, New York............................      73,000           Leased
CORPORATE OFFICE:
  Irving, Texas..................................       3,000           Leased

BACKLOG

    Firm backlog for 1999, increased 36.1% to $107.7 million from $79.1 million at December 31, 1998. Firm backlog represents the sales price of all undelivered products for which we have customer purchase orders or contractual coverage that will be delivered within the next 12 months. All of our firm backlog is subject to price renegotiations, termination or rescheduling or the customer's convenience. Firm backlog for December 31, 1998, has been restated to be consistent with the current method of calculating backlog.

ENVIRONMENTAL AND SAFETY REGULATION

    Our equipment, facilities and operations are subject to increasingly complex and stringent federal, state and local laws and regulations pertaining to the protection of human health and the environment. These include, among other things, the discharge of contaminants into the environment and the handling and disposition of wastes (including industrial, solid and hazardous wastes). In addition, we are required to obtain and maintain regulatory approvals in the United States in connection with our operations. Many environmental laws and regulations provide for substantial fines and criminal sanctions for violations. Based on the results of Phase I environmental site assessments which were performed at each of our facilities in 1998 and 1999, we believe that we are in material compliance with applicable environmental laws and regulations. We continue to incur capital expenditures to ensure compliance with applicable environmental laws and regulations. However, in 1998 and 1999, capital expenditures for environmental control projects were not material. Based on current information, we estimate that capital expenditures for environmental control projects in 2000 will also not be material. It is difficult to predict the future development of such laws and regulations or their impact on future earnings and operations. The timing and magnitude of costs related to environmental compliance may vary and we cannot assure you that material costs or liabilities will not be incurred.

    Certain environmental laws provide for strict, joint and several liability for investigation and remediation of spills and other releases of hazardous materials. These laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials. Persons who arrange (as defined under these laws) for the disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of such materials at the disposal or treatment site, regardless of whether the affected site is owned or operated by them. Such liability is strict, and may be joint and several.

    Because we own and operate a number of facilities, and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation, removal and remediation, as well as capital costs associated with compliance with environmental laws and regulations. Although such environmental costs have not been material in the past and are not expected to be material in the future, changes in environmental laws and regulations or unexpected investigations and clean-up costs could have a material adverse effect on our business, financial condition or results of operations.

EMPLOYEES

    As of December 31, 1999, we had over 1,000 employees, approximately 87.5% of whom were employed in manufacturing and the remainder of whom were office and managerial employees. None of our employees is represented by a union or covered by a collective bargaining agreement. We believe our relations with our employees are satisfactory.

LEGAL PROCEEDINGS

    We are a party to various litigation matters that are incidental to our business. We do not believe that the outcome of any of these legal proceedings will have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to our directors and executive officers as of December 31, 1999:

NAME                                     AGE      POSITION
----                                   --------   --------
James E. Ashton......................             Chairman of the Board and Chief Executive
                                          57      Officer
Ronald M. Miller.....................     55      Chief Financial Officer and Secretary
Melvin D. Johnson....................     53      Executive Vice-President for Operations
John F. Megrue.......................     41      Director
William J. Gumina....................     29      Director
Richard W. Detweiler.................     58      Director
David W.M. Harvey....................     35      Director

    Effective as of February 24, 2000, Mr. John Clark resigned as a director. The vacancy has not yet been filled. As Mr. Clark was an appointee of Saunders, Karp & Megrue, we expect Saunders, Karp & Megrue to either appoint a replacement or we may amend our bylaws to allocate an extra vote to one of the other Saunders, Karp & Megrue director appointees.

    DR. JAMES E. ASHTON has been our Chairman of the Board of Directors and Chief Executive Officer since our formation. He has over 30 years of experience in the aerospace, defense, oil service, medical products and composite materials industries. Prior to joining our company, Dr. Ashton served as Chairman and CEO of Fiberite, Inc. ("Fiberite"), a manufacturer of composite materials. From April 1989 to June 1994, he served as Vice President and General Manager of the Armament Systems division of FMC Corp. (now United Defense, L.P.), a defense contractor ("FMC"). Prior to 1989, Dr. Ashton served in various management positions at Rockwell International Corporation, Schlumberger Ltd.,
Healthdyne, Inc. and General Dynamics Corporation.

    RONALD M. MILLER has been our Chief Financial Officer since our formation. Prior to joining our company, he served as the Chief Financial Officer and Vice President, Finance and Treasurer of Fiberite. Before joining Fiberite in
April 1996, Mr. Miller served in various management positions at Rohr, Inc., an aerospace manufacturing company, including as its Vice President, Finance & Treasurer.

    MELVIN D. JOHNSON has been our Executive Vice-President for Operations since our formation. He has over 28 years of experience in the aerospace/defense, transportation, oilfield services, computer peripherals and photocopying industries. Prior to joining our company, Mr. Johnson was a member of the executive team of Fiberite, and served as general manager of Fiberite's Winona, Minnesota division. From 1970 until 1996, Mr. Johnson held management positions with Xerox Corporation, CalComp Technology Inc., a manufacturer of computer graphic peripherals and a subsidiary of Lockheed Martin Corp., Schlumberger Ltd., FMC and Trailmobile Trailer Corporation, a manufacturer of platform trailers.

    JOHN F. MEGRUE has been a director since our formation. He also serves as Chairman of the Board and a director of Hibbett Sporting Goods, Inc., as Vice Chairman of the Board and a director of Dollar Tree Stores, Inc., and as a director of The Children's Place Retail Stores, Inc. Mr. Megrue has been a partner of Saunders, Karp & Megrue since 1992.

    WILLIAM J. GUMINA has been a director since our formation. Mr. Gumina has been a Vice President with Saunders, Karp & Megrue since January 1999 and was an associate with Saunders, Karp & Megrue from March 1998 until he became a Vice President. Prior to his association with Saunders, Karp & Megrue, Mr. Gumina was an associate with Donaldson, Lufkin & Jenrette Merchant Banking Partners.

    RICHARD W. DETWEILER has been a director since our formation. He also serves on the Board of Directors of TreeSource Industries, Inc. Mr. Detweiler has been a Managing Director with Carlisle since November 1996. Prior thereto he was Chairman and CEO of Precision Aerotech, Inc., a publicly traded, diversified manufacturing company. Mr. Detweiler has also held senior general management, financial and manufacturing positions with Caterpillar, Inc., Sundstrand Corporation and International Harvester (Navistar).

    DAVID W. M. HARVEY has been a director since our formation in September 1998. Mr. Harvey is the President of Harvey & Company LLC, a merchant banking and advisory services firm, he founded in 1998. Prior thereto, he was a managing director of W.E. Myers & Co.

BOARD OF DIRECTORS

    BOARD CONSTITUTION. Our bylaws provide that our Board of Directors consist of six directors, four of whom are to be nominated by the Precision Fund, one by Harvey and one collectively by Messrs. Ashton, Miller and Johnson. Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our board of directors.

    DIRECTOR COMPENSATION. Members of our Board appointed by Harvey, Saunders, Karp & Megrue and Carlisle are reimbursed for expenses pursuant to certain advisory agreements. See "Related Party Transactions." Dr. Ashton is reimbursed by us for travel expenses incurred in connection with attending meetings.

    We have established one standing committee of the board of directors, a compensation committee. The compensation committee reviews and approves executive salaries and administers our bonus, stock option and incentive compensation plans. The compensation committee advises and consults with management regarding significant employee benefit and compensation policies and practices. Currently, the only member of the committee is Mr. Detweiler. A replacement has not yet been appointed for Mr. Clark, who had been a member of the compensation committee until his resignation.

EMPLOYMENT AGREEMENTS

    We intend to enter into employment agreements with our senior management but have not yet done so.

EXECUTIVE COMPENSATION

    The following table provides information relating to compensation for our chief executive officer and our two other most highly compensated executive officers whose compensation is required to be disclosed by the rules and regulations of the Securities Act. The compensation information for all of the named executive officers for 1999 and 1998 is based on their compensation from us and has been annualized to reflect what their compensation would have been had we been operating for all of 1998:

                                                                                 LONG TERM
                                                                             COMPENSATION/AWARD
                                                                             ------------------
                                        ANNUAL COMPENSATION      OTHER        SHARES OF COMMON
                                        -------------------      ANNUAL       STOCK UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              SALARY     BONUS     COMPENSATION        OPTIONS         COMPENSATION
---------------------------             --------   --------   ------------   ------------------   ------------
James E. Ashton...........     1999     $178,000     --          $ 7,868          --                 --
  Chief Executive Officer      1998     $130,000   $32,500       $ 2,368          --                 --

Ronald M. Miller..........     1999     $107,000     --           22,809          --                 --
  Chief Financial Officer      1998     $ 78,000   $ 9,750         2,368          --                 --

Melvin D. Johnson.........     1999     $100,000     --           17,056          --                 --
  Executive Vice-President     1998     $ 73,000   $ 9,125         2,368          --                 --
  for Operations

OPTION GRANTS

    None of the executive officers named in the summary compensation table have options to purchase common stock under Precision Partners Holding Company's 1999 Stock Option Plan.

PRECISION PARTNERS HOLDING COMPANY 1999 STOCK OPTION PLAN

    Precision Partners Holding Company adopted its 1999 Stock Option Plan to provide an incentive to attract, retain and reward certain individuals performing services for Precision Partners Holding Company, its subsidiaries or affiliates. The plan provides for the granting of options to purchase shares of Class B common stock of Precision Partners Holding Company to employees, directors or consultants. The board of directors of Precision Partners Holding Company, the members of which are the same as the members of our board of directors, currently administers the plan. Under the plan the board of the directors has the power to:

    - determine the persons eligible to receive options and the number of shares subject to each option;

    - designate the options as incentive stock options or nonstatutory stock options;

    - determine the fair market value of shares of stock;

    - determine the terms and conditions applicable to each option;

    - approve one or more forms of option agreements;

    - amend, modify or otherwise adjust the exercise price of an option;

    - accelerate, continue, extend to defer the exercisability of any option;
      and

    - otherwise administer and interpret the plan.

    As of the date of this prospectus, eligible individuals have been granted options to purchase 2,669,000, net of forfeitures, under the 1999 plan pursuant to option agreements. An additional 1,000 shares of common stock are reserved for issuance under the plan. All of the options were granted at fair market value. Precision Partners Holdings Company intends that any additional options granted under the plan will be exercisable at a price per share not less than the fair market value of the common shares at the date of the grant. The option agreements provide that the options can vest based upon the period of services provided to the Precision Partners Holding Company, the attainment of specified performance objectives, and/or the passage of a specified period of time.

                               SECURITY OWNERSHIP

    The following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2000 held by:

    - each person or group believed by us to beneficially own more than 5% of our common stock;

    - our directors, chief executive officer and two other most highly compensated executive officers; and

    - all our directors and executive officers as a group.

Virtually all of our outstanding common stock is owned indirectly by Precision Partners, L.L.C. through Precision Partners Holding Company. The applicable percentage ownership for our common stock set forth below is based on 43,683,612 membership units of Precision Partners, L.L.C. outstanding as of March 1, 2000.

    Under the rules and regulations of Regulation S-K under the Securities Act, beneficial ownership is calculated in accordance with Rule 13d-1 under the Exchange Act. Under these rules, the term includes not only shares owned by a person or group, but also shares over which the person or group exercises voting and/or investment power. These rules also treat common stock subject to options, warrants or other securities that are currently, or within 60 days will be, convertible into or exchangeable for common stock, including preferred stock, as outstanding for purposes of calculating the beneficial ownership of the person owning such option warrant or other convertible or exchangeable security but not outstanding for purposes of computing the total number of outstanding shares or the beneficial ownership of any other person. Except as otherwise noted, we believe that each of the holders listed below has sole voting and investment power over the shares beneficially owned by them.

                                                                                      PERCENT OF
                    NAME AND ADDRESS OF                        NUMBER OF SHARES         COMMON
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   STOCK OUTSTANDING
------------------------------------------------------------  ------------------   -----------------
DIRECTORS AND EXECUTIVE OFFICERS(1):
James E. Ashton.............................................       2,552,184              5.8%
Ronald M. Miller............................................         419,494              1.0%
Melvin D. Johnson...........................................         251,697              0.6%
John F. Megrue(2)...........................................              --               --
William J. Gumina(2)........................................              --               --
Richard W. Detweiler(2).....................................              --               --
David W.M. Harvey(3)........................................              --               --
All directors and executive officers as a group, 7
  persons...................................................       3,223,375              7.4%

5% STOCKHOLDERS:
Precision Partners Investment Fund, L.L.C.(2)...............      36,367,236             83.2%

------------------------

(1) All addresses are in care our company, except for Precision Partners Investment Fund, L.L.C. whose address is 262 Harbor Drive, Stamford, CT 06902.

(2) Precision Partners Investment Fund, L.L.C. is owned by two private equity funds sponsored by Saunders, Karp & Megrue, which collectively beneficially own approximately 66.8% of our outstanding common stock, and by three private equity funds sponsored by Carlisle, which collectively own approximately 16.4% of our outstanding common stock. Messrs. Megrue and Gumina are principals of Saunders, Karp and Megrue and may be deemed to be beneficially own the shares owned by the two Saunders, Karp & Megrue sponsored funds. Mr. Detweiler is a Managing Director with Carlisle and may be deemed to beneficially own the shares owned by the three Carlisle funds. Each of Messrs. Megrue, Gumina and Detweiler disclaim beneficial ownership of such shares.

(3) Harvey Equity Partners, L.L.C., which owns approximately 3.3% of our outstanding common stock, is a private equity fund sponsored by Harvey & Company LLC, a merchant banking and advisory services firm, of which Mr. Harvey is President and a founder. Mr. Harvey may be deemed to beneficially own the shares owned by Harvey Equity Partners, L.L.C.
    Mr. Harvey disclaims beneficial ownership of such shares.

    Founded in 1990, Saunders, Karp & Megrue is a private equity investment firm currently managing over $800 million of private equity capital. Since its inception, Saunders, Karp & Megrue has focused on investing in recapitalizations and buyouts of high-growth, middle market companies in the U.S. and on executing consolidation strategies of fragmented U.S. industry segments. Saunders, Karp & Megrue, through its private equity funds, has invested over $475 million in 27 companies concentrated in basic manufacturing, consumer products, restaurant, retail, financial services and distribution industries.

    Thomas A. Saunders, III and Allan W. Karp founded Saunders, Karp & Megrue in 1990 and in 1992 were joined by John F. Megrue (together, the "Saunders, Karp & Megrue Founders"). Since that time, the Saunders, Karp & Megrue Founders have invested the Saunders, Karp & Megrue equity funds and actively managed their respective portfolio investments. The Saunders, Karp & Megrue Founders are joined by other senior investment professionals and collectively they have significant experience in both the formation, management and investment of equity capital pools, and in the global capital markets, including financial advisory and mergers and acquisitions activity.

                           RELATED PARTY TRANSACTIONS

    A majority of our directors are also principals of Saunders, Karp & Megrue, Carlisle and Harvey and are therefore in positions involving possible conflicts of interest. However, our directors and officers and those of our subsidiaries are subject to fiduciary obligations to act in our and our subsidiaries' best interests, as the case may be. We maintain with a third party insurer, for the benefit of our and our subsidiaries' directors and officers, liability insurance against certain liabilities incurred by these directors and officers in such capacity.

    We may from time to time engage in certain transactions with related parties and affiliates which include, among other things:

    - business arrangements;

    - lease arrangements for certain manufacturing facilities and offices; and

    - the payment of fees or commissions for the transfer of manufacturing by one operating company to another.

    The indenture governing the outstanding notes and which will govern the exchange notes generally requires that these types of transactions be on terms no less favorable to us or the applicable subsidiary than those which could be obtained on an arms' length basis from third parties. However, we can not provide you with any assurance that such transactions will not adversely affect our business, financial condition or results of operations.

    Certain consulting and advisory fees were payable to Harvey in connection with the financial performance of one of the companies acquired in March. In addition, similar fees may be payable if that company achieves specific financial performance targets in 2000 in connection with future acquisitions. From time to time, Saunders, Karp & Megrue, Carlisle and Harvey may also receive other customary fees in connection with divestitures, acquisitions and other transactions involving us or our subsidiaries. In addition, Precision Partners Holding Company has agreed to pay Saunders, Karp & Megrue and Carlisle an annual monitoring fee.

                        DESCRIPTION OF CREDIT FACILITIES

    GENERAL. We have a $23.0 million term loan facility and a $25.0 million revolving credit facility, including a $2.0 million sublimit for letters of credit. Each matures on March 31, 2005, unless terminated sooner upon an event of default. If terminated upon an event of default, all outstanding advances under the credit facilities may be required to be immediately repaid. The credit facilities can be used to complete permitted acquisitions, pay fees and expenses, or for working capital and other general corporate purposes. Borrowings under the credit facilities bear interest, at our option, at either a fixed rate equal to the higher of the overnight federal funds rate plus 50 basis points and the prime rate announced from time to time by Citibank, N.A. plus a margin of 100 to 200 basis points, based on our leverage ratio, or a floating rate equal to LIBOR plus a margin of 200 to 300 basis points, also based on our leverage ratio. Our ability to borrow under the credit facilities is subject to our compliance with the covenants described below and a borrowing base based on eligible accounts receivable and eligible inventory. At March 21, 2000, approximately $44.3 million of borrowings were outstanding under the credit facilities, consisting of the $23.0 million term loan and $21.3 million outstanding under our revolver.

    GUARANTEES AND SECURITY. All of our obligations under the credit facilities are guaranteed, jointly and severally, by our existing and future domestic subsidiaries and by Precision Partners Holding Company. In addition, our obligations under the credit facilities are secured by a first priority pledge of and security interest in all of the outstanding capital stock of our existing subsidiaries and future domestic subsidiaries, 65% of the outstanding capital stock of any future foreign subsidiary and substantially all of our assets and the assets of our existing and future domestic subsidiaries, including inventory, accounts receivable and all of our property, plants and equipment. Our obligations under the credit facilities are also secured by a pledge by Precision Partners Holding Company of all of our outstanding capital stock.

    CERTAIN FINANCIAL COVENANTS. The credit facilities require that we meet and maintain certain financial ratios and tests, including:

    - a maximum consolidated leverage ratio, total debt to EBITDA;

    - a minimum consolidated interest coverage ratio, EBITDA to interest expense; and

    - a minimum consolidated fixed charge coverage ratio, EBITDA to interest expense plus other fixed charges.

    CERTAIN OTHER COVENANTS. The credit facilities also contain covenants that limit our ability and that of our operating subsidiaries to take various actions, including:

    - incurring additional indebtedness and liens;

    - fundamentally changing corporate structure, including mergers, consolidations and liquidations;

    - disposing of property;

    - making certain payments, including on indebtedness prior to maturity, dividends and capital stock purchases;

    - making investments;

    - making capital expenditures;

    - modifying certain instruments;

    - changing fiscal periods;

    - entering into sale and leaseback transactions;

    - entering into affiliate transactions;

    - entering into agreements restricting distributions;

    - amending the acquisition documents;

    - granting negative pledges; and

    - entering into unrelated lines of business.

    EVENTS OF DEFAULT. The credit facilities contain customary events of default with respect to us and our operating subsidiaries, including:

    - nonpayment of principal, interest or fees when due;

    - defaults with respect to other indebtedness;

    - noncompliance with covenants and other agreements contained in the new credit facilities;

    - breaches of representations or warranties;

    - events of bankruptcy;

    - failure to satisfy or stay execution of judgments in excess of $1,500,000;

    - incurrence of certain employee benefit liabilities;

    - invalidity of any guarantee;

    - failure of any new subsidiary to deliver documents necessary to create valid, preferred security interests in collateral;

    - invalidity or non-perfection of security interests in collateral;

    - failure of the notes or guarantees thereof to be subordinated; and

    - changes of control.

                         DESCRIPTION OF EXCHANGE NOTES

    The outstanding notes were, and the exchange notes will be issued under an indenture among us, the subsidiary guarantors and The Bank of New York, as trustee, as amended by the First and Second Supplemental Indentures thereto. The following is a summary of the material provisions of the indenture as so amended. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Copies of the indenture and of the first and second supplemental indentures have been filed as exhibits to the registration statement of which this prospectus is a part and may be obtained from the SEC or from us as described under "Where to Find More Information." You can find definitions of certain capitalized terms used in this description under "--Certain Definitions." For purposes of this section, references to the "Company" include only Precision Partners, Inc. and not our subsidiaries.

BRIEF DESCRIPTION OF THE NOTES

    The exchange notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company. The exchange notes will be obligations of the Company evidencing the same indebtedness as the outstanding notes.

    Except as otherwise indicated, the following description relates to both the outstanding notes and the exchange notes. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes in all material respects, except that:

    - The exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions relating to an increase in the interest rate which were included in the terms of the outstanding notes in circumstances relating to the timing of the exchange offer, and

    - the holders of the exchange notes will not be entitled to all of the rights of the holders of the outstanding notes under the registration rights agreement, which rights shall terminate upon the consummation of the exchange offer.

    The indenture provides that the exchange notes may be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the exchange notes will be issued in the form of one or more global notes and the trustee will act as Paying Agent and Registrar for the notes. See "Book Entry; Delivery and Form." The exchange notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the exchange notes ("Holders"). The Company will pay principal (and premium, if any) on the exchange notes at the trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of the Holders. Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities under the indenture.

PRINCIPAL, MATURITY AND INTEREST

    Notes issued under the indenture are limited in aggregate principal amount to $150 million, of which $100 million was issued in the offer and sale of the outstanding notes. For each outstanding note accepted for exchange, the Holder will receive an exchange not having a principal amount equal to that of the surrendered outstanding note. The exchange notes will mature on March 15, 2009. Additional notes may be issued from time to time subject to the limitations set forth under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Holders of such additional notes will have the right to vote together with Holders of exchange notes and of outstanding notes as a single class.

Interest on the exchange notes will accrue at the rate of 12% per annum and will be payable semiannually in cash on each March 15 and September 15 to the persons who are registered Holders at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date. Interest on the exchange notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including March 19, 1999, the date of issuance of the outstanding notes. The interest rate on the exchange notes is subject to increase in the circumstances described under "Exchange Offer and Registration Rights." Such additional interest will be payable on the same interest payment dates. As a result of the failure to have an exchange offer registration statement filed by September 15, 1999, to have it declared effective by September 16, 1999 and to complete the exchange offer by October 15, 1999, we are paying additional interest. The amount of additional interest has ranged from 0.5% per annum on September 15, 1999 to 0.75% per annum currently. Unless the registration statement is declared effective and the exchange offer completed by March 14, 2000, the amount of additional interest will increase to 1.0% per annum beginning on March 15, 2000 until effectiveness of the registration statement and completion of the exchange offer.

SINKING FUND

    The exchange notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. Except as described below, the exchange notes are not redeemable before March 15, 2004. Thereafter, the Company may redeem the exchange notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the year set forth below:

YEAR                                            PERCENTAGE
----                                            ----------
2004.....................................         106.000%
2005.....................................         104.000%
2006.....................................         102.000%
2007 and thereafter......................         100.000%

    In addition, the Company must pay accrued and unpaid interest on the exchange notes redeemed.

    OPTIONAL REDEMPTION UPON QUALIFIED EQUITY OFFERINGS. At any time, or from time to time, on or prior to March 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of all notes issued under the indenture at a redemption price equal to 112% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that:

(1) at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 180 days after the consummation of any such Qualified Equity Offering.

    As used in the preceding paragraph, "Qualified Equity Offering" means a primary offering of Qualified Capital Stock, or rights, warrants or options to acquire Qualified Capital Stock, of Precision Partners Holding Company or Precision Partners, L.L.C. in the United States of at least $25 million to Persons who are not Affiliates of Precision Partners or Precision Partners Holding Company provided that, in the case of any such offering of Qualified Capital Stock of Precision Partners Holdings or Precision Partners, L.L.C., all the net proceeds thereof necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the preceding paragraph are contributed to the Company.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the trustee either:

        (1) in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed; or

        (2) if such notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

    No notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Qualified Equity Offering, selection of the notes or portions thereof for redemption shall be made by the trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the indenture.

SUBORDINATION

    The payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the notes or for the acquisition of any of the notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the notes or to acquire any of the notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for such Designated Senior Debt gives written notice of the event of default to the trustee (a "Default Notice"),then, unless and until all events of default with respect to such Designated Senior Debt have been cured or waived or have ceased to exist or the trustee receives notice from the Representative for such Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the notes or (y) acquire any of the notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the Default Notice was delivered to the trustee and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not after a period of 360 consecutive days, unless such event of default shall have been cured or waived or ceased to exist for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions of the Designated Senior Debt under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

    By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders, may recover less, ratably, than holders of Senior Debt.

GUARANTEES

    The Guarantors, jointly and severally, will fully and unconditionally guarantee the Company's obligations under the indenture and the notes. Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

    Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor owned by the Company or a Restricted Subsidiary is sold by the Company and/or a Restricted Subsidiary or all or substantially all of the assets of a Guarantor are sold by such Guarantor and the sale complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales," such Guarantor's Guarantee will be released at the time of such sale.

    Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase.

    Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will be required to use its reasonable efforts to:

    (i) repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

    (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the notes as provided below.

    The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase notes pursuant to the provisions described below.

    Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    If a Change of Control Offer is required to be made, there can be no assurance that the Company will be permitted by the terms of its Senior Debt to make such a Change of Control Offer or that it will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, the exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control could cause a default under such Senior Debt, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company, which could cause an acceleration of such Senior Debt and a foreclosure with respect to any collateral securing it in the event such Senior Debt was not paid. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    Neither the Board of Directors of the Company nor the trustee (without the consent of a majority in principal amount of the notes then outstanding) may waive the covenant relating to a Holder's right to require the purchase of notes upon a Change of Control. This right and other restrictions in the indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a sale or takeover of the Company and, as a result, the removal of incumbent management, whether such sale or takeover is favored or opposed by such management. This right of the holders to require a repurchase of notes upon a Change of Control, however, is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company may decide to do so in the future. Subject to the restrictions contained in the indenture described herein on the ability of the Company to incur additional Indebtedness, grant liens on its property, make Restricted Payments and make Asset Sales, the Company could, in the future, enter into certain highly leveraged transactions, including acquisitions, mergers, refinancings, restructurings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings and the holders of the notes. Except for limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that would afford the holders of the notes protection in the event of any such highly leveraged transaction that does not constitute a Change of Control.

    The Company's obligation to make a Change of Control Offer may be discharged if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer to be made by the Company and such third party purchases all notes properly tendered under such Change of Control Offer.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue thereof.

CERTAIN COVENANTS

    The indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Restricted Subsidiaries that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such date of incurrence is on or prior to March 15, 2002 and 2.25 to 1 thereafter.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the prior sentence, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories of Permitted Indebtedness (or divided and classified in more than one of such categories of Permitted Indebtedness) or pursuant to the prior sentence. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

        (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock;

        (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; or

        (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

           (i) a Default or an Event of Default shall have occurred and be continuing; or

           (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "--Limitation on Incurrence of Additional Indebtedness"; or

           (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purpose, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

               (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing prior to the Issue Date and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

               (B) 100% of the aggregate net cash proceeds and the fair market value of property other than cash (as determined in good faith by the Company) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or of other Indebtedness or securities converted to or exchanged for Qualified Capital Stock of the Company; plus

               (C)  without duplication of any amounts included in clause
           (iii)(B) above, 100% of the aggregate net cash proceeds of any contribution to the equity capital of the Company (other than the Disqualified Capital Stock) received by the Company (excluding, in the case of clauses (iii)(B) and (C), any net proceeds from a Qualified Equity Offering to the extent used to redeem the notes); plus

               (D)  an amount equal to the lesser of:

                   (a) the sum of the fair market value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or a Restricted Subsidiary and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries;" and

                   (b) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries;" plus

               (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, less, in either case, the cost of the disposition of such Investment and net of taxes.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

        (1) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend if the dividend or distribution would have been permitted on the date of declaration;

        (2) any dividend or distribution in respect of or the repurchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company, either (i) solely by conversion into or in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

        (3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or options therefor) of the Company from current or former officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $1.0 million in any year (with unused amounts in any calendar year being carried over to succeeding calendar years, but not to exceed $1.5 million in any one year);

        (4) payments pursuant to any tax sharing arrangement between the Company or any of its Restricted Subsidiaries and any other Person with which the Company or such Restricted Subsidiary files a consolidated tax return or with which the Company or such Restricted Subsidiary is part of a consolidated group for tax purposes not to exceed the amount the Company would be required to pay on a stand-alone basis;

        (5) the purchase or redemption of notes following a Change of Control after the Company shall have complied with the provisions under "--Change of Control," including payment of the purchase price pursuant to a Change of Control Offer;

        (6) the payment to Holdings of up to $800,000 in the aggregate in any fiscal year for Holdings to pay annual monitoring fees to Saunders, Karp & Megrue and Carlisle;

        (7) the payment of consulting and advisory fees to Harvey in connection with the 1999 Acquisitions or any future acquisition and related expenses;

        (8) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued in accordance with the covenant entitled "--Limitation on Incurrence of Additional Indebtedness;" and

        (9) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $5 million.

    In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (2(ii)) shall be included in such calculation.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

        (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company);

        (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents or Replacement Assets and is received at the time of such disposition (provided that the amount of (x) any Indebtedness of the Company or any Guarantor that is actually assumed by the transferee in such Asset Sale and from which the Company and the Guarantors are fully and unconditionally released, (y) Indebtedness of a Restricted Subsidiary that is no longer such as a result of such Asset Sale (to the extent the Company and each other Restricted Subsidiary us released from any guarantee thereof) and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash shall each be deemed to be cash for purposes of clause (i) above); and

        (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

           (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

           (B)  to acquire Replacement Assets; or

           (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii) (B).

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    On the 361st day after an Asset Sale or such earlier date, if any, as the
Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, all outstanding notes up to a maximum principal amount of notes equal to the Note Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount of notes, plus accrued and unpaid interest (including additional interest, if any) thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

    The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

    In the event that any other Indebtedness of the Company that ranks equally to in right of payment with the notes requires that such Indebtedness be repaid or repurchased upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may use the Net Proceeds Offer Amount otherwise required to be used to repay or repurchase such Other Indebtedness and to make a Net Proceeds Offer so long as the amount of such Net Proceeds Offer Amount available to be applied to purchase the notes is not less than the Note Pro Rata Share. With respect to any Net Proceeds Offer Amount, the Company shall make the Net Proceeds Offer in respect thereof at the same time as the analogous repayment or repurchase is made under any Other Indebtedness and the date of purchase in respect thereof shall be the same under the indenture as the repayment or purchase of any Other Indebtedness.

    With respect to any Net Proceeds Offer effected pursuant to this covenant, to the extent that the principal amount of the notes tendered pursuant to such Net Proceeds Offer exceeds the Note Pro Rata Share to be applied to the purchase thereof, such notes shall be purchased PRO RATA based on the principal amount of such notes tendered by each holder.

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value (as determined in good faith by the Board of Directors of the Company) of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes in an amount exceeding the Net

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Proceeds Offer Amount, notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If not fully subscribed, the Company may retain and use the remaining Net Cash Proceeds for any purpose not otherwise prohibited by the indenture.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by virtue thereof.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

        (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

        (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of:

           (1)  applicable law;

           (2)  the indenture, the notes or the Guarantees;

           (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

           (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

           (5)  the Credit Agreement;

           (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

           (7) any other agreement entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

           (8)  agreements governing Permitted Indebtedness;

           (9)  customary bank credit agreements Incurred pursuant to clause
       (xv) of the definition of Permitted Indebtedness;

           (10) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under the indenture;

           (11) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

           (12) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

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
           (13) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "--Limitations on Incurrence of Additional Indebtedness" and "--Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

           (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

           (15) any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (6), (8) or (13) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (6), (8) or (13) above.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

        (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

        (ii) in all other cases, the notes are equally and ratably secured with the obligations so secured until such obligations are no longer secured by a Lien, except for:

           (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

           (B) Liens securing Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Guarantor that is permitted to be incurred under the indenture;

           (C)  Liens securing the notes and any Guarantees;

           (D)  Liens in favor of the Company or a Restricted Subsidiary;

           (E) Liens securing Refinancing Indebtedness incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced (other than improvements, additions or accessions thereto); and

           (F)  Permitted Liens.

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
    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, and will not cause or permit any Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and indenture in connection with any transaction complying with the provisions of the covenant described under "--Limitation on Asset Sales") to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

        (i)  either:

               (1) the Company or such Guarantor shall be the surviving or continuing corporation; or

               (2) the Person (if other than the Company or such Guarantor) formed by such consolidation or into which the Company or such Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                   (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                   (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the Guarantee, if applicable, the indenture and, if then effect, the Registration Rights Agreement on the part of the Company or such Guarantor to be performed or observed;

            PROVIDED that a Guarantor may merge with or into the Company or another Guarantor without complying with this clause (i).

        (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction) on a pro forma basis, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness;" PROVIDED that a Guarantor may merge into the Company or another Guarantor without complying with this clause (ii);

        (iii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

        (iv) the Company or the Surviving Entity shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is

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
    required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The indenture will provide that upon any consolidation, combination or merger of the Company or a Guarantor or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under the indenture, the notes and the Guarantees with the same effect as if such Surviving Entity had been named as such and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the notes or in respect of its guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the notes, the indenture and its Guarantee, if applicable.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

        (b)  The restrictions set forth in clause (a) shall not apply to:

               (i) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors of the Company (or a committee comprised of disinterested directors);

               (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management, including, without limitation, any issuance or grant of stock options, bonuses or similar rights to such employees, officers and directors;

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
               (iii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

               (iv) Restricted Payments permitted to be made pursuant to the "--Limitation on Restricted Payments" covenant;

               (v) the payment to Holdings of up to $800,000 in the aggregate in any fiscal year for Holdings to pay annual monitoring fees to Saunders, Karp & Megrue and Carlisle;

               (vi) the payment of consulting and advisory fees to Harvey in connection with the 1999 Acquisitions or any future acquisition and related expenses;

               (vii) payments to the selling stockholders of Mid State, Galaxy and Certified pursuant to the relevant acquisition agreements or documents delivered in connection therewith (whether in cash or in the form of bonus compensation, a note or other security);

               (viii)  Permitted Investments,

               (ix) in connection with a public offering of Common Stock of the Company, Holdings or any Restricted Subsidiary, loans or advances, having a maturity of one year or less after the date first made, to employees to finance the purchase by such employees of such Common Stock;

               (x) the issuance or sale of any Qualified Capital Stock of the Company or of any Guarantor; and

               (xi) the payment of all fees and expenses related to the 1999 Acquisitions, the new credit facilities and this offering (whether paid at or subsequent to the closing of such transactions).

    ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any Restricted Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property with a book value in excess of $500,000 to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

        (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the notes and the indenture on the terms set forth in the indenture; and

        (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

    The Indebtedness evidenced by any Guarantee (including the payment of principal of, premium, if any, and interest on the notes) will be subordinated to Guarantor Senior Debt on terms analogous to those applicable to the notes. See "--Subordination."

    The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under a Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

    CONDUCT OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any businesses which are not either: (i) the same, similar or related to the businesses in which the Company or any of the Restricted Subsidiaries are engaged on the Issue Date, (ii) businesses acquired through an acquisition after the Issue Date which are not material to the Company and the Restricted Subsidiaries, taken as a whole, or (iii) Permitted Investments.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company that owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the indenture (a "Designation") only if:

        (i) the Subsidiary to be so designated has total assets of $1,000 or less or

        (ii)  such Subsidiary has total assets greater than $1,000 and

               (a) no Default shall have occurred and be continuing after giving effect to such Designation; and

               (b) the Company would be permitted under the indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) the fair market value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (ii) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

               (c) after giving effect to such designation, the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the indenture. The indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

    The indenture will further provide that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

        (a) no Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

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        (b)  all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture.

    All Designations and Revocations must be evidenced by an officers' certificate of the Company delivered to the trustee certifying compliance with the foregoing provisions.

    REPORTS TO HOLDERS. The indenture will provide that the Company will deliver to the trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the trustee and Holders with such annual and quarterly reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section314(a).

EVENTS OF DEFAULT

    The following events are defined in the indenture as "Events of Default:"

        (i) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

        (ii) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

        (iii) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after notice and the lapse of any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates $7.5 million;

        (v) one or more judgments in an aggregate amount in excess of $7.5 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

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        (vi)  certain events of bankruptcy affecting the Company or any of the
    Significant Subsidiaries; or

        (vii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture).

    If an Event of Default (other than an Event of Default specified in clause
(vi) above shall occur and be continuing, the trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of, premium, if any, and accrued interest on all the notes to be due and payable by notice in writing to the Company and (if given by the Holders) the trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any Holder.

    The indenture will provide that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding notes may rescind and cancel such declaration and its consequences:

        (i)  if the rescission would not conflict with any judgment or decree;

        (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

        (iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

        (iv) if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

        (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the then outstanding notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

    Holders of the notes may not enforce the indenture or the notes or institute any proceeding with respect thereto or for any remedy thereunder except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

    Under the indenture, the Company is required to provide an officers' certificate to the trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (provided that the Company shall provide such certification at least annually whether or not it knows of any Default

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or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

        (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

        (ii) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

        (iii) the rights, powers, trust, duties and immunities of the trustee and the Company's obligations in connection therewith; and

        (iv)  the Legal Defeasance provisions of the indenture.

    In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise Legal Defeasance or Covenant Defeasance:

        (i) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (through the payment of principal and interest), to pay the principal of, premium, if any, and interest on the notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

        (ii) in the case of Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

           (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

           (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (iii) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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        (iv)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (vi) the Company shall have delivered to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

        (vii) the Company shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

        (viii) the Company shall have delivered to the trustee an opinion of counsel to the effect that:

           (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture; and

           (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

        (ix)  certain other customary conditions precedent are satisfied.

    Notwithstanding the foregoing, the opinion of counsel required by clause
(ii) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

        (i)  either:

           (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or

           (b) all notes not theretofore delivered to the trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

        (ii) the Company has paid all other sums payable under the indenture by the Company; and

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        (iii)  the Company has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company, the Guarantors and the trustee, without the consent of the Holders, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each Holder affected thereby, no amendment may:

        (i) reduce the amount of notes whose holders must consent to an amendment;

        (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

        (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

        (iv) make any notes payable in money other than that stated in the notes;

        (v) make any change in provisions of the indenture protecting the right of each Holder to receive payment of principal of and interest on such notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding notes to waive Defaults or Events of Default;

        (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

        (vii) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner which adversely affects the Holders; or

        (viii) release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

GOVERNING LAW

    The indenture will provide that it, the notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

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    The indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not such Indebtedness is incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

    "ADJUSTED NET ASSETS" of a Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of its liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date, and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under such Guarantor's Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "AFFILIATE TRANSACTION" has the meaning set forth under "--Certain Covenants--Limitation on Transactions with Affiliates."

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

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    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, lease
(other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with the indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets," (iii) any Restricted Payment made in accordance with the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (iv) the sale, lease, conveyance, disposition or other transfer of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, (v) the creation or realization of any Permitted Lien, (vi) the sale of receivables or other assets pursuant to a receivables or asset securitization or similar program, (vii) any disposition the making of which is a Permitted Investment,
(viii) the sale of any Cash Equivalents owned by the Company or any of its Subsidiaries and (ix) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

    "BLOCKAGE PERIOD" has the meaning set forth under "--Subordination."

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

    "CAPITAL STOCK" means:

        (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

        (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CARLISLE" means Carlisle Enterprises, LLC.

    "CASH EQUIVALENTS" means:

        (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

        (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one

                                       77
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    year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

        (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

        (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

        (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
    Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

        (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture); or

        (iii) any Person or Group, other than the Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Capital Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such Person or Group and do not have the right or ability by voting power, contract, or otherwise to elect or designate for election a majority of the Board of Directors (or any analogous governing body) of the Company; or

        (iv) following the consummation of an initial public offering of the Company, the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

    "CHANGE OF CONTROL OFFER" has the meaning set forth under "--Change of Control."

    "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth under "--Change of Control."

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

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    "CONSOLIDATED EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

        (i)  Consolidated Net Income; and

        (ii)  to the extent Consolidated Net Income has been reduced thereby:

           (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or taxes attributable to Asset Sales outside the ordinary course of business);

           (B)  Consolidated Interest Expense;

           (C) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period,

           (D) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary but after the first day of the relevant Four Quarter Period as used in the definition of "Consolidated Fixed Charge Coverage Ratio,"

           (E) the aggregate amount of any earn-out payments or bonuses paid to the selling stockholders of Mid State and Galaxy during the relevant Four Quarter Period;

           (F) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets but after the first day of the relevant Four Quarter Period as used in the definition of "Consolidated Fixed Charge Coverage Ratio," and

           (G) monitoring fees paid by Holdings to Saunders, Karp & Megrue and Carlisle in an amount not to exceed $350,000 in the aggregate during the Four-Quarter Period all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four most recent full consecutive fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

        (i) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

        (ii) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company

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    or one of the Restricted Subsidiaries (including any Person who becomes a
    Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

    Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

        (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and
    (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined on a basis consistent with Regulation S-X under the Exchange Act, which determination shall be made in good faith by a responsible financial or accounting officer of the Company and such pro forma calculations may include such pro forma adjustments for nonrecurring non-cash items that the Company considers reasonable and quantifiable in order to reflect the ongoing impact of any such transaction on the Company's results of operations.

    "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the sum, without duplication, of:

        (i)  Consolidated Interest Expense; plus

        (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, the sum of, without duplication:

        (i) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding fees and expenses incurred in connection with the offer and sale of the notes), including without limitation,

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    (a) any amortization of debt discount, (b) the net costs under Interest Swap
    Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

        (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

        (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto other than in the ordinary course of business;

        (b) after tax items classified as extraordinary or nonrecurring gains or losses;

        (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

        (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (except for restrictions existing pursuant to clause (9) of the covenant described under "--Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries");

        (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

        (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

        (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that requires an accrual of or a reserve for cash charges for any future period).

    "COVENANT DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

    "CREDIT AGREEMENT" means the Credit Agreement dated as of the Issue Date by and among the Company, the guarantors named therein, the lenders named therein, Citibank, N.A., as administrative agent, Bank of America National Trust and Savings Association, as syndication agent, and Sun Trust Bank, Atlanta, as documentation agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" (including the definition of Permitted Indebtedness)) or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all

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or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

    "DEFAULT NOTICE" has the meaning set forth under "--Subordination."

    "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt that, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

    "DESIGNATION" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "DESIGNATION AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable, or exchangeable for Indebtedness, at the sole option of the holder thereof (except upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

    "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the trustee.

    "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "GUARANTEE" means as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or

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payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee will include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

    "GUARANTEE" has the meaning set forth under "--Certain Covenants--Additional Subsidiary Guarantees."

    "GUARANTOR" means (i) each Subsidiary of the Company guaranteeing the notes as of the Issue Date and (ii) each other Person that in the future executes a Guarantee pursuant to the covenant described under "--Certain Covenants--Additional Subsidiary Guarantees" or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the indenture.

    "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

        (x) all monetary obligations of every nature of the Company or any Guarantor with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

        (y)  all Interest Swap Obligations; and

        (z)  all obligations under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

    Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

        (i) any Indebtedness of such Guarantor owing to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries;

        (ii) Indebtedness to, or guaranteed on behalf of, any stockholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

        (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

        (iv)  Indebtedness represented by Disqualified Capital Stock;

        (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

        (vi) Indebtedness incurred in violation of the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness";

        (vii) Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

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
        (viii) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

    "HARVEY" means Harvey Equity Partners, L.L.C.

    "HOLDINGS" means Precision Partners Holding Company or any successor or assign thereof that owns 100% of the Qualified Capital Stock of the Company.

    "INCUR" has the meaning set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness."

    "INDEBTEDNESS" means, with respect to any Person, without duplication:

        (i)  all Obligations of such Person for borrowed money;

        (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (iii)  all Capitalized Lease Obligations of such Person;

        (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade or other accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

        (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (i) through (v) above and clause (viii) below;

        (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) that are secured by any Lien on any property or asset of such first Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

        (viii) all Obligations under currency agreements and all interest swap obligations of such Person; and

        (xi) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) that does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

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
    "INITIAL PURCHASERS" means Salomon Smith Barney Inc. and NationsBanc Montgomery Securities LLC.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, (i) any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of less than all of the Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

    "ISSUE DATE" means March 19, 1999.

    "LEGAL DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "LLC" means Precision Partners, L.L.C.

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

        (a) actual expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

        (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

        (c) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale;

        (d) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale;

        (e) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale; and

        (f) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such

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    Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NET PROCEEDS OFFER" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales."

    "NET PROCEEDS OFFER AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales."

    "NET PROCEEDS OFFER PAYMENT DATE" had the meaning set forth under "--Certain Covenants--Limitation on Asset Sales."

    "NET PROCEEDS OFFER TRIGGER DATE" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales."

    "NOTE PRO RATA SHARE" means the amount of the applicable Net Proceeds Offer Amount obtained by multiplying the amount of such Net Proceeds Offer Amount by a fraction, (i) the numerator of which is the aggregate principal amount of notes outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use the Net Proceeds Offer Amount to repay or make a Net Proceeds Offer or repay and (ii) the demoninator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Indebtedness outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all notes outstanding at the time of the applicable Net Proceeds Offer with respect to which the Company is required to use the applicable Net Proceeds Offer Amount to offer to repay or make a Net Proceeds Offer or repay.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED HOLDERS" means (i) Saunders, Karp & Megrue and (ii) any Person "controlled" (as defined in the definition of "Affiliate") by one or more Persons identified in clause (i) of this definition.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (i) Indebtedness under the notes, the indenture and any Guarantees issued in respect thereto, outstanding on the Issue Date, not to exceed an aggregate principal amount of $100 million;

        (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $50 million and (b) the sum of (x) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis plus (y) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis plus (z) $25 million;

        (iii) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any proceeds from Asset Sales used to repay such Indebtedness pursuant to the covenant "--Limitation on Asset Sales;"

        (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Guarantor and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relates;

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        (v)  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (vi) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (vii) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

        (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

        (ix) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance or surety bonds entered into in the ordinary cause of business or similar requirements in the ordinary course of business;

        (x)  Refinancing Indebtedness;

        (xi) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed $10.0 million at any one time outstanding;

        (xii)  guarantees of the obligations of Restricted Subsidiaries;

        (xiii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries, incurred or assumed in connection with the disposition of any business, any Asset Sale or any disposition of the Capital Stock of a Restricted Subsidiary other than guarantees or similar credit support by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees shall at no time exceed the gross proceeds actually received by the Company from the sale of such business, assets or Capital Stock;

        (xiv) reimbursement obligations relating to undrawn standby letters of credit (other than under the Credit Agreement) issued in the ordinary course of business;

        (xv) Indebtedness of Foreign Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million; and

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        (xvi)  additional Indebtedness of the Company and the Guarantors in an
    aggregate principal amount not to exceed $12.5 million at any one time outstanding (which amount may, but need not, be incurred under the Credit Agreement).

    "PERMITTED INVESTMENTS" means:

        (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

        (ii) Investments in the Company or any Restricted Subsidiary by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinate to the notes;

        (iii)  Investments in cash and Cash Equivalents;

        (iv) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of 1.0 million at any time outstanding;

        (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the indenture;

        (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (vii) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales";

        (viii) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

        (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

        (x) lease, utility and other similar deposits in the ordinary course of business;

        (xi) Investments paid for solely in Qualified Capital Stock of the Company;

        (xii) Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or such Restricted Subsidiary with respect to any secured Investment;

        (xiii) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business to purchase Capital Stock (or options therefor) of the Company in an amount not to exceed $1.5 million in the aggregate outstanding at any one time; and

        (xiv) additional Investments not to exceed $10.0 million at any one time outstanding.

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    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (v) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or minor imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

        (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (vii) purchase money Liens securing Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the lesser of the fair market value and the cost of such property or assets plus the aggregate amount of fees and expenses incurred in connection therewith and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing the purchase money Indebtedness shall be created within 90 days of such acquisition;

        (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

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        (xi)  Liens securing Interest Swap Obligations, which Interest Swap
    Obligations relate to Indebtedness that is otherwise permitted under the indenture;

        (xii)  Liens securing Indebtedness under Currency Agreements;

        (xiii) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness"; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

        (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (xv) Liens arising pursuant to Sale and Leaseback Transactions entered into in compliance with the indenture;

        (xvi) Liens on the Capital Stock or other securities of an Unrestricted Subsidiary that secures indebtedness or other obligations of such Unrestricted Subsidiary;

        (xvii) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture, partnership or similar arrangement pursuant to any joint venture, partnership or similar agreement; and

        (xviii) Liens securing Indebtedness that otherwise may be incurred under the indenture in an aggregate amount not to exceed $5 million.

    "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "QUALIFIED EQUITY OFFERING" has the meaning set forth under "
--Redemption--Optional Redemption upon Qualified Equity Offerings."

    "REFERENCE DATE" has the meaning set forth under "--Certain
Covenants--Limitation on Restricted Payments."

    "REFINANCE" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--

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Limitation on Incurrence of Additional Indebtedness" (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix) and (xi) through (xvi) inclusive of the definition of Permitted Indebtedness), in each case that does not:

        (1) result in an increase in the aggregate principal amount of any Indebtedness provided that the amount of any premium reasonably necessary to Refinance such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing shall not be deemed an increase in the aggregate principal amount of the Indebtedness to be Refinanced;

        (2) create Indebtedness (A) the portion of which is scheduled to mature prior to the notes with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) with a final maturity earlier than the final maturity of the Indebtedness being Refinanced or the notes, whichever is later; provided that if such Indebtedness being Refinanced is Indebtedness of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or Guarantors.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated the Issue Date by and among the Company, the Guarantors and the Initial Purchasers.

    "REPLACEMENT ASSETS" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including Capital Stock of a Person that becomes a Restricted Subsidiary if such Person is engaged in businesses that comply with the covenant described under "--Certain Covenants--Conduct of Business").

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt: provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED PAYMENT" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments."

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the trustee, subject to the provisions of such covenant.

    "REVOCATION" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

    "SEC" means the U.S. Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the indenture the SEC is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

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    "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

    "SENIOR DEBT" means:

        (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

           (x) all monetary obligations of every nature of the Company, under the Credit Agreement, including, without limitation, obligations to pay principal and interest reimbursement obligations under letters of credit, fees, expenses and indemnities;

           (y)  all Interest Swap Obligations; and

           (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

    Notwithstanding the foregoing, "Senior Debt" shall not include:

           (i) any Indebtedness of the Company to a Restricted Subsidiary or any Affiliate of the Company or any of such Affiliate's Subsidiaries;

           (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary (including without limitation, amounts owed for compensation);

           (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

           (iv)  Indebtedness represented by Disqualified Capital Stock;

           (v) Indebtedness incurred in violation of the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness"; and

           (vi) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary and senior in right of payment to the notes.

    "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "SKM" means Saunders Karp & Megrue, L.P.

    "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

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
    "SURVIVING ENTITY" has the meaning set forth under "--Certain
Covenants--Merger, Consolidation and Sale of Assets."

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the trustee, subject to the provisions of such covenant.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date the making of such payment.

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                         BOOK-ENTRY; DELIVERY AND FORM

    The outstanding notes were issued in the form of two global certificates, one representing the outstanding notes issued under Rule 144A and the other representing the notes issued under Regulation S. The exchange notes will be issued in the form of one or more global certificates. The outstanding global notes were deposited on the date of closing of the sale of the outstanding notes, and the exchange global notes will be deposited on the exchange date, with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or its nominee for credit to the account of a direct or indirect participant in DTC, as described below. The term "global notes" means the outstanding global notes or the exchange global notes, as the context may require.

    Except as set forth below, the global notes may be transferred, in whole, and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants including, if applicable, those of Euroclear and Cedel, which may change from time to time.

    Initially, the trustee will act as paying agent and registrar. The exchange notes may be presented for registration of transfer and exchange at the offices of the registrar.

DEPOSITORY PROCEDURES

    The following information regarding the operations and procedures of DTC, Euroclear and Cedel has been provided by such organizations and is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures (or the description thereof) and urge investors to contact the system or their participants directly to discuss these matters.

    DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the company that, pursuant to procedures established by it, (i) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the trustee with portions of the principal amount of the global notes and (ii) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

    Investors in the exchange notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations, including Euroclear and Cedel, which are Participants in such system. Euroclear and Cedel will hold interests in the global notes on behalf of

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their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a global note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of, and premium, if any, and interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, both we and the trustee will treat the persons in whose names the exchange notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the trustee nor any agent of ours or of the trustee has or will have any responsibility or liability for
(i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the company that its current practice, upon receipt of any payment in respect of securities such as the exchange notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants, as the case may be, and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the exchange notes, and both we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear and Cedel participants, interests in the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-

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market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

    DTC has advised us that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default with respect to the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

    Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or our respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A global note is exchangeable for definitive notes in registered certificated form only if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the global notes and fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes or (iii) there shall have occurred and be continuing an event of default with respect to the notes. In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

SAME-DAY SETTLEMENT AND PAYMENT

    The indenture requires that payments in respect of the exchange notes represented by the global notes, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the Holder of the global notes. With respect to exchange notes in certificated form, we will make all payments of principal, premium, if any, and interest on the exchange notes at the office or agency maintained by us for such purpose within the City and State of New York, initially the office of the paying agent maintained for such purpose, or, at our option, by check mailed to the Holders thereof at their respective addresses set forth in the register of Holders of exchange notes; PROVIDED that all payments of principal, premium, if any, and interest on exchange notes in certificated form the Holders of which have given wire transfer instructions to us will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. The exchange notes represented by the global notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a Participant or Indirect Participant in DTC will be

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credited, and any such crediting will be reported to the relevant Euroclear or
Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Cedel as a result of sales of interests in a global note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

                   REGISTRATION RIGHTS FOR OUTSTANDING NOTES

    The following is a summary of the material terms of the registration rights agreement. Under the registration rights agreement, we were required to:

    - by September 15, 1999, file a registration statement relating to the exchange offer with the SEC;

    - by September 16, 1999, use our best efforts to have the registration statement declared effective; and

    - by October 15, 1999, use our best efforts to consummate the exchange offer.

    Under existing SEC interpretations contained in several no-action letters to unrelated third parties, the exchange notes will be freely transferable by holders which are not our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes can make the representations described under "Exchange Offer--Terms and Conditions of the Letter of Transmittal." Broker-dealers receiving exchange notes in the exchange offer will, however, have a prospectus delivery requirement with respect to resales of such exchange notes, as described in "Plan of Distribution." In the no-action letters, the SEC has taken the position that broker-dealers receiving exchange notes in the exchange offer may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. We have agreed for a period of 180 days after completion of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to these broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

    If we are not permitted to consummate the exchange offer because it is not permitted by applicable law or SEC policy or any holder of outstanding notes notifies us prior to the 60th day following completion of the exchange offer that:

    - it is prohibited by law or SEC policy from participating in the exchange offer,

    - that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resale, or

    - that it is a broker-dealer and owns outstanding notes acquired directly from us or one of our affiliates,

we and the subsidiary guarantors have agreed to file with the SEC a shelf registration statement to cover resales of outstanding notes by holders who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement. We have agreed to use our best efforts to cause the shelf registration statement to be declared effective as promptly as possible by the SEC.

    Upon the occurrence of events which would require an amendment or supplement to the prospectus, public resales will not be permitted under a shelf registration statement or this prospectus until the amendment or supplement is provided to holders, including a period of up to 120 days in any

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calendar year during which we are entitled under the registration rights agreement to suspend use of the shelf registration statement or this prospectus to avoid public disclosure of an event that would have a material adverse effect on us or require public disclosure of a pending material transaction not previously disclosed.

    If we fail to meet any of the deadlines described above for the exchange offer or a shelf registration statement, additional interest will accrue on the outstanding notes over and above the stated interest rate of 12% at a rate of 0.50% per annum for the first 90 days after the default and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period. However, the additional interest rate on the outstanding notes may not exceed in the aggregate 1.0% per annum. Upon curing the registration default, additional interest on the outstanding notes as a result of such registration default shall cease to accrue. If, after curing all registration defaults, there is a subsequent registration default, the rate of additional interest will initially be 0.50%, regardless of the additional interest rate in effect with respect to any prior registration default. As a result of the failure to have an exchange offer registration statement filed by September 15, 1999, to have it declared effective by September 16, 1999 and to complete the exchange offer by October 15, 1999, we are paying additional interest on the outstanding notes. The amount of additional interest has ranged from 0.5% per annum on September 15, 1999 to 1.0% per annum currently. Additional interest will continue to accrue at that rate until effectiveness of the registration statement and completion of the exchange offer.

    Any amount of additional interest that becomes due is payable in cash, on the same dates as interest payments are made on the outstanding notes. The amount of additional interest is determined by multiplying the applicable additional interest rate by the principal amount of the outstanding notes multiplied by a fraction, the numerator of which is the number of days the additional interest rate was applicable during such period, determined on the basis of a 360-day year comprised of twelve 30-day months, and the denominator of which is 360.

                              PLAN OF DISTRIBUTION

    Except as provided below, this prospectus may not be used for an offer to resell, resale or other retransfer of the exchange notes.

    Each broker-dealer receiving exchange notes for its own account from the exchange offer must acknowledge that it will deliver a prospectus if it resells the exchange notes. This prospectus may be used by a broker-dealer who resells exchange notes received in exchange for outstanding notes, but only if the broker-dealer acquired the outstanding notes from its market-making activities or other trading activities. We have agreed that for 180 days after the exchange date, we will make this prospectus available to any broker-dealer to use in a
resale of the exchange notes. In addition, until             , 2000, 90 days
after the date of this prospectus, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We acknowledge and each holder, except a broker-dealer, must acknowledge, that it is not engaged in, does not intend to engage in, and does not have an arrangement or understanding with any person to participate in any distribution of exchange notes.

    We will not receive any proceeds from the exchange of outstanding notes for exchange notes or from any resale of exchange notes by broker-dealers. Broker-dealers who receive exchange notes for their own accounts through the exchange offer may sell using the following resale methods, alone or in combination:

    - resale in the over-the-counter market;

    - resale in negotiated transactions; or

    - resale by writing options on the exchange notes

    Any resale by the preceding methods must be at the prevailing market price at the time of resale, at some price related to the prevailing market price, or at negotiated prices. Resales may be made directly to purchasers or to or through brokers or dealers. Broker-dealers may receive compensation in the form of commissions or concessions from any other broker-dealer or from the purchasers of exchange notes. A broker-dealer that resells exchange notes received for its own account through the exchange offer, and a broker or dealer that participates in a distribution of the exchange notes, may be deemed an underwriter within the meaning of the Securities Act. Consequently, any profit on the resale of exchange notes and any commission or concessions the broker or dealer receives may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

    By tendering outstanding notes and executing the letter of transmittal, holders tendering outstanding notes for exchange notes certifies that:

    - it is not an affiliate of ours or of our subsidiaries or affiliates or, if the tendering party is an affiliate of ours or of our subsidiaries or affiliates, it will comply with the registration and prospectus requirements of the Securities Act if applicable;

    - the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder of the exchange notes;

    - the tendering party has not entered into any arrangement or understanding with any person to participate in the distribution of exchange notes;

    - the tendering party is not a broker-dealer who purchased the outstanding notes for resale through an exemption under the Securities Act; and

    - the tendering party will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

    In addition, any broker-dealer who acquired the outstanding notes for its own account by its market-making activities or other trading activities must deliver a prospectus that complies with the Securities Act. Except in the case where a broker-dealer resells an unsold allotment from the original sale of the outstanding notes, the SEC has indicated that a participating broker-dealer may fulfill its prospectus delivery requirements with this prospectus. For 180 days after the expiration date, we will promptly send additional copies of this prospectus, and any amendments or supplements, to any participating broker-dealer that requests the prospectus in the letter of transmittal. We will pay all expenses incident to the exchange offer. This does not include, however, any commissions or concessions of any brokers or dealers. Additionally, we will indemnify the holders of the notes, including participating broker-dealers, against liabilities, including liabilities under the Securities Act.

    By accepting this exchange offer, each participating broker-dealer agrees that it will discontinue its use of this prospectus if the we should notify it that an event has occurred that makes a statement in the prospectus materially false or misleading. Once we provide the participating broker-dealer with an amendment or supplement to the prospectus correcting any misstatement or omission, then the broker-dealer may resume using the prospectus with the amendment or supplement, as the case may be. If we give notice to the broker-dealer to suspend use of the prospectus, then the 180-day period referred to above will be extended by the number of days from the date the broker-dealer received notice until the date the broker-dealer received the amended or supplemented prospectus. For our part, we agree to promptly notify participating broker-dealers of material changes that render any statement in the prospectus false or misleading.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of notes by an initial beneficial owner of notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively.

    When we use the term "United States person," we generally mean a holder of notes who (for United States Federal income tax purposes):

    - is a citizen or resident of the United States;

    - is a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

    - is an estate, the income of which is subject to United States Federal income taxation regardless of its source; or

    - is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust (or, is a trust that was a "United States person" under the law in effect on August 20, 1996 and elected to continue to be so treated).

    The tax treatment applicable to each holder of the notes may vary depending upon the particular situation of such holder. United States persons acquiring the notes are subject to different rules than those discussed below. In addition, certain other holders (including, but not limited to, insurance companies, tax exempt organizations, financial institutions, persons who own notes through partnerships or other pass-through entities, broker-dealers and individuals who are United States expatriates) may be subject to special rules not discussed below. WE ADVISE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND SALE OF THE NOTES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

INTEREST

    Interest paid by the company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not "effectively connected with the conduct of a trade or business within the United States" (within the meaning of the United States Internal Revenue Code of 1986, as amended (the "Code") carried on by such Non-United States Holder and such Non-United States Holder:

    - does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company;

    - is not a "controlled foreign corporation" (within the meaning of the Code) with respect to which the company is a "related person" (within the meaning of the Code); and

    - certifies, under penalties of perjury, that it is not a United States person and provides its name and address (on Internal Revenue Service
      Form W-8 or W-8BEN, as appropriate) to the company or an agent appointed by the company (or, a securities clearing organization, bank or other financial institution that holds the notes on behalf of the Non-United States Holder in the ordinary course of its trade or business certifies on behalf of such holder that it has received such certification from the holder and provides a copy to the company or its agent).

    If you are not qualified for exemption under these rules, interest paid to you may be subject to withholding tax at the rate of 30% (or any lower applicable treaty rate). The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide the company or its paying agent an adequate certification (on Internal Revenue Service Form W-8ECI or 4224, as appropriate), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, you may also be subject to branch profits tax at a rate of 30% or a lower treaty rate).

GAIN ON DISPOSITION

    If you are a Non-United States Holder, you will generally not be subject to United States federal income tax on gain recognized on a sale, exchange, (other than pursuant to this exchange offer), redemption or other disposition of a note, unless any of the following is true:

    - your investment in the notes is effectively connected with a United States trade or business that is carried on by you; or

    - if you are a nonresident alien individual and you hold the note as a capital asset or you are present in the United States for 183 or more days in the taxable year within which such sale, exchange, redemption or other disposition takes place and, in each case, certain other requirements are met.

    If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, any gain recognized on a sale, redemption or other disposition of notes may be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, you may also be subject to branch profits tax at a rate of 30% or a lower treaty rate).

    If you exchange our outstanding notes for our exchange notes pursuant to this exchange offer, you wil not recognize any taxable gain or loss because of that exchange. Your tax basis in the exchange notes you receive in the exchange will be the same as your tax basis (immediately before the exchange) in the outstanding notes you surrended in the exchange. Your holding period for the exchange notes you receive in the exchange will include your holding period for the outstanding notes you surrendered in the exchange.

FEDERAL ESTATE TAXES

    If interest on the notes is not effectively connected with a United States trade or business, and is exempt from withholding of United States federal income tax under the rules described above (other than by treaty), the notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The company will, where required, report to the holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments.

    In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting requirements will not apply to payments for which the requisite certification, as described above, has been received or an exemption has otherwise been established, provided that neither the company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. As a general matter, information reporting and backup withholding will not apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of notes by a foreign office of a broker that:

    - is a United States person;

    - derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States; or

    - is a "controlled foreign corporation."

    Even if a broker meets one of these three conditions, information reporting will not apply if the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

    You should be aware that the Treasury Department promulgated revised final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly change the substantive withholding and information reporting requirements, but unify current certification procedures and forms. The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. WE STRONGLY URGE PROSPECTIVE NON-UNITED STATES HOLDERS TO CONSULT THEIR OWN TAX ADVISORS FOR INFORMATION ON THE IMPACT, IF ANY, OF THE NEW FINAL REGULATIONS.

                                 LEGAL MATTERS

    The validity of the exchange notes will be passed upon for us by Jones Day Reavis & Pogue, New York, New York.

                                    EXPERTS

    Our consolidated financial statements as of December 31, 1999 and 1998 and the year ended December 31, 1999, and for the period from September 9, 1998 (inception) to December 31, 1998 (Precision), and of Mid State (Predecessor) for the nine month period ended September 30, 1998, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Mid State (Predecessor) for the year ended December 31, 1997, appearing in this prospectus and registration statement, have been audited by Baker Newman & Noyes, independent auditors, as indicated in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of General Automation as of March 19, 1999 and December 31, 1998 and for the period from January 1, 1999 to March 19, 1999 and the years ended December 31, 1998 and 1997, appearing in this prospectus and registration statement, have been audited by

Ernst & Young, LLP independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

    The combined financial statements of Certified and Calbrit as of March 19, 1999 and October 31, 1998 and for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998 and 1997, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Nationwide as of March 19, 1999 and for the period from June 1, 1998 to March 19, 1999, included in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Nationwide for years ended May 31, 1998 and 1997, included in this prospectus, have been audited by Insero, Kasperski, Ciaccia & Co., P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Gillette as of August 31, 1999 and for the period from March 1, 1999 to August 31, 1999, included in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Gillette as of February 28, 1999 and for the year then ended, included in this Prospectus and Registration Statement, have been audited by Bonadio & Co., LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE NO.
                                                              --------
CONSOLIDATED FINANCIAL STATEMENTS OF PRECISION PARTNERS,
  INC. (PRECISION) AND MID STATE MACHINE PRODUCTS
  (PREDECESSOR)
Report of Independent Auditors, Ernst & Young LLP...........     F-3
Report of Independent Auditors, Ernst & Young LLP...........     F-4
Report of Independent Auditors, Baker Newman & Noyes........     F-5
Consolidated Balance Sheets as of December 31, 1999 and
  December 31, 1998 (Precision).............................     F-6
Consolidated Statements of Operations for the year ended
  December 31, 1999 and the period from September 9, 1998
  (Inception) to December 31, 1998 (Precision), and the nine months ended September 30, 1998 and year ended
  December 31, 1997 (Predecessor)...........................     F-7
Consolidated Statements of Stockholders' Equity for the year ended December 31, 1999 and the period from September 9,
  1998 (Inception) to December 31, 1998 (Precision), and the
  nine months ended September 30, 1998 and year ended
  December 31, 1997 (Predecessor)...........................     F-8
Consolidated Statements of Cash Flows for the year ended
  December 31, 1999 and the period from September 9, 1998
  (Inception) to December 31, 1998 (Precision), and the nine months ended September 30, 1998 and year ended
  December 31, 1997 (Predecessor)...........................     F-9
Notes to Consolidated Financial Statements..................    F-11

FINANCIAL STATEMENTS OF GENERAL AUTOMATION, INC.
Report of Independent Auditors, Ernst &Young LLP............    F-22
Balance Sheets as of March 19, 1999 and December 31, 1998...    F-23
Statements of Income for the period from January 1, 1999 to
  March 19, 1999, and the years ended December 31, 1998 and
  1997......................................................    F-24
Statements of Stockholders' Equity for the period from
  January 1, 1999 to March 19, 1999, and the years ended
  December 31, 1998 and 1997................................    F-25
Statements of Cash Flows for the period from January 1, 1999 to March 19, 1999, and the years ended December 31, 1998
  and 1997..................................................    F-26
Notes to Financial Statements...............................    F-27

COMBINED FINANCIAL STATEMENTS OF CERTIFIED FABRICATORS, INC.
  AND CALBRIT DESIGN, INC.
Report of Independent Auditors, Ernst & Young LLP...........    F-31
Combined Balance Sheets as of March 19, 1999 and
  October 31, 1998..........................................    F-32
Combined Statements of Operations for the period from
  November 1, 1998 to March 19, 1999, and for the years
  ended October 31, 1998 and 1997...........................    F-33
Combined Statements of Stockholders' Equity for the period
  from November 1, 1998 to March 19, 1999, and the years
  ended October 31, 1998 and 1997...........................    F-34
Combined Statements of Cash Flows for the period from
  November 1, 1998 to March 19, 1999, and for the years
  ended October 31, 1998 and 1997...........................    F-35
Notes to Combined Financial Statements......................    F-36

                                                              PAGE NO.
                                                              --------
FINANCIAL STATEMENTS OF NATIONWIDE PRECISION PRODUCTS CORP.
Report of Independent Auditors, Ernst & Young LLP...........    F-46
Report of Independent Auditors, Insero, Kasperski, Ciaccia &
  Co., P.C..................................................    F-47
Balance Sheets as of March 19, 1999 and May 31, 1998........    F-48
Statements of Income for the period from June 1, 1999 to
  March 19, 1999, and the years ended May 31, 1998 and
  1997......................................................    F-49
Statements of Stockholders' Equity for the period from
  June 1, 1999 to March 19, 1999, and the years ended
  May 31, 1998 and 1997.....................................    F-50
Statements of Cash Flows for the period from June 1, 1999 to
  March 19, 1999, and the years ended May 31, 1998 and
  1997......................................................    F-51
Notes to Financial Statements...............................    F-52

FINANCIAL STATEMENTS OF GILLETTE MACHINE & TOOL CO., INC.
Report of Independent Auditors, Ernst & Young LLP...........    F-59
Report of Independent Auditors, Bonadio & Co., LLP..........    F-60
Balance Sheets as of August 31, 1999 and February 28,
  1999......................................................    F-61
Statements of Income and Retained Earnings for the period
  from March 1, 1999 to August 31, 1999, and the year ended
  February 28, 1999.........................................    F-62
Statements of Cash Flows for the period from March 1, 1999
  to August 31, 1999, and the year ended February 28,
  1999......................................................    F-63
Notes to Financial Statements...............................    F-64

               REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

The Board of Directors
Precision Partners, Inc.

We have audited the consolidated balance sheets of Precision Partners, Inc. ("Precision") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and the period from September 9, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of Precision's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precision Partners, Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the year ended December 31, 1999 and the period from September 9, 1998 (inception) through December 31, 1998, in conformity with accounting principles generally accepted in the United States.

March 17, 2000                                             /s/ Ernst & Young LLP

Dallas, Texas

               REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

The Management Committee

Precision Partners, Inc.

We have audited the consolidated statements of operations, stockholders' equity and cash flows of Mid State Machine Products (the "Predecessor") for the nine month period ended September 30, 1998. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements of Mid State Machine Products referred to above present fairly, in all material respects, the consolidated results of its operations and its cash flows for the nine month period ended September 30, 1998 in conformity with accounting principles generally accepted in the United States.

January 19, 1999                                           /s/ Ernst & Young LLP

Boston, Massachusetts

              REPORT OF INDEPENDENT AUDITORS, BAKER NEWMAN & NOYES

The Board of Directors
Mid State Machine Products

We have audited the consolidated statements of operations, stockholders' equity and cash flows of Mid State Machine Products for the year ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements of Mid State Machine Products referred to above present fairly, in all material respects, the consolidated results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

February 2, 1998                                    /s/ Baker Newman & Noyes LLC

Portland, Maine

                      PRECISION PARTNERS, INC. (PRECISION)
                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents                                     $    313       $   963
  Trade accounts receivable, less allowance for doubtful
    accounts of $260,838 and $85,000 at December 31, 1999
    and 1998, respectively                                        23,613         5,719
  Inventories                                                     18,404         4,340
  Current deferred income taxes                                    1,303            37
  Other current assets                                             1,916           499
                                                                --------       -------
Total current assets                                              45,549        11,558

Property, plant and equipment, at cost, net                       71,611        15,224

Goodwill, net                                                     77,429        34,589
Non-compete agreement, net                                           933         1,000
Other assets                                                      10,869           950
                                                                --------       -------
Total assets                                                    $206,391       $63,321
                                                                ========       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings                                         $ 11,200       $    --
  Accounts payable                                                 7,703         3,215
  Accrued expenses                                                11,406         1,613
  Income taxes payable                                             1,014           232
  Deferred revenue                                                 4,700            --
  Current installments of long-term debt                           2,611           750
  Other current liabilities                                        3,071            --
                                                                --------       -------
Total current liabilities                                         41,705         5,810

Long-term debt, less current portion                             120,737        22,250

Non-current deferred taxes                                         7,817         3,656

Stockholders' equity:
  Common stock, Class A, $.01 par value, 100 shares
    authorized, issued and outstanding                                --            --
  Additional paid-in capital                                      42,042        32,000
  Accumulated deficit                                             (5,910)         (395)
                                                                --------       -------
Total stockholders' equity                                        36,132        31,605
                                                                --------       -------
Total liabilities and stockholders' equity                      $206,391       $63,321
                                                                ========       =======

SEE ACCOMPANYING NOTES.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 PRECISION
                                     ---------------------------------
                                                        PERIOD FROM                 PREDECESSOR
                                                       SEPTEMBER 9,      ----------------------------------
                                      YEAR ENDED     1998 (INCEPTION)     NINE MONTH PERIOD     YEAR ENDED
                                     DECEMBER 31,         THROUGH        ENDED SEPTEMBER 30,   DECEMBER 31,
                                         1999        DECEMBER 31, 1998          1998               1997
                                     -------------   -----------------   -------------------   ------------
                                                                 (IN THOUSANDS)
Net sales                              $123,188            $12,602             $24,106            $33,870
Cost of sales                            93,434              9,090              16,326             24,581
                                       --------            -------             -------            -------
Gross profit                             29,754              3,512               7,780              9,289
Selling, general and administrative
  expenses                               24,840              3,134               3,374              4,571
                                       --------            -------             -------            -------
Operating income                          4,914                378               4,406              4,718

Other income (expense):
  Investment income                         245                 --                 103              1,197
  Interest expense                      (12,812)              (526)                (37)               (85)
  Gain on sale of property and
    equipment                                --                 --                  --                 29
  Other                                       8               (138)                (91)                (6)
                                       --------            -------             -------            -------
(Loss) income before income taxes        (7,645)              (286)              4,381              5,853
(Benefit) provision for income
  taxes                                  (2,130)               109               1,677              2,310
                                       --------            -------             -------            -------
Net (loss) income                      $ (5,515)           $  (395)            $ 2,704            $ 3,543
                                       ========            =======             =======            =======

SEE ACCOMPANYING NOTES.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           CLASS A    CLASS B
                                                            COMMON     COMMON    RETAINED
                                                            STOCK      STOCK     EARNINGS    TOTAL
                                                           --------   --------   --------   --------
                                                                        (IN THOUSANDS)
PREDECESSOR:
Balance at January 1, 1997                                   $25        $25      $13,701    $13,751
  Net income                                                  --         --        3,543      3,543
  Dividend paid                                               --         --         (200)      (200)
                                                             ---        ---      -------    -------
Balance at December 31, 1997                                  25         25       17,044     17,094
  Net income                                                  --         --        2,704      2,704
  Redemption of shares                                        (6)        (6)     (11,521)   (11,533)
                                                             ---        ---      -------    -------
Balance at September 30, 1998                                $19        $19      $ 8,227    $ 8,265
                                                             ===        ===      =======    =======

                                                       CLASS A    ADDITIONAL
                                                        COMMON     PAID-IN     ACCUMULATED
                                                        STOCK      CAPITAL       DEFICIT      TOTAL
                                                       --------   ----------   -----------   --------
PRECISION:
Initial capitalization at September 9, 1998..........  $    --      $32,000      $    --     $32,000
Net loss.............................................       --           --         (395)       (395)
                                                       -------      -------      -------     -------
Balance at December 31, 1998.........................       --       32,000         (395)    $31,605
Additional capitalization at time of
  reorganization.....................................       --       10,035           --      10,035
Capital contributions................................       --            7           --           7
Net loss.............................................       --           --       (5,515)     (5,515)
                                                       -------      -------      -------     -------
Balance at December 31, 1999.........................  $    --      $42,042      $(5,910)    $36,132
                                                       =======      =======      =======     =======

SEE ACCOMPANYING NOTES.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       PRECISION
                                        ---------------------------------------              PREDECESSOR
                                                       PERIOD FROM SEPTEMBER 9,   ----------------------------------
                                         YEAR ENDED        1998 (INCEPTION)        NINE MONTH PERIOD     YEAR ENDED
                                        DECEMBER 31,     THROUGH DECEMBER 31,     ENDED SEPTEMBER 30,   DECEMBER 31,
                                            1999                 1998                    1998               1997
                                        ------------   ------------------------   -------------------   ------------
                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES
Net (loss) income                         $ (5,515)            $   (395)               $  2,704           $ 3,543
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
    Depreciation                             8,525                  658                     806             1,052
    Amortization                             4,432                  447                      --                --
    Gain on sale of fixed assets                --                   --                      --               (29)
    Loss (gain) on trading securities           --                   --                     200              (836)
    Purchase of trading securities              --                   --                  (3,382)           (4,826)
    Proceeds from the sale of trading
      securities                                --                   --                   9,564             3,197
    Deferred income taxes                   (1,510)                 (22)                   (315)              115
    Changes in operating assets and
      liabilities, net of
      acquisitions:
        Trade accounts receivable           (5,531)                 772                    (805)           (1,277)
        Inventories                         (4,345)               1,413                  (1,623)             (471)
        Income taxes receivable                 --                   --                     364                --
        Other current assets                (7,190)                (267)                      4                57
        Accounts payable                     1,551                  385                      87              (184)
        Accrued expenses                     7,553                 (130)                     97               142
        Income taxes payable                  (192)                (107)                    354              (674)
        Deferred revenue                        --                   --                     183               (53)
        Other current liabilities            7,620                   --                      --                --
                                          --------             --------                --------           -------
Net cash provided by (used in)
  operating activities                       5,398                2,754                   8,238              (244)
INVESTING ACTIVITIES
Proceeds from sale of property, plant
  and equipment                                 --                   --                      --                30
Proceeds from sale of Sukee Arena               --                   --                     260                --
Purchase of property, plant and
  equipment                                (10,260)                (751)                   (623)             (928)
Payment of deferred acquisition costs           --                 (342)                     --                --
Acquisition of subsidiaries, net of
  cash                                    (111,277)             (53,483)                     --                --
Payment for non-compete agreement               --               (1,000)                     --                --
Proceeds from available-for-sale
  securities                                    --                   --                     500              (500)
Proceeds from maturities of held-to-
  maturity securities                           --                   --                     808             1,382
Proceeds from note receivable,
  stockholder                                   90                   --                     175               100
                                          --------             --------                --------           -------
Net cash (used in) provided by
  investing activities                    (121,447)             (55,576)                  1,120                84

FINANCING ACTIVITIES
Proceeds from revolving line of credit      11,200
Repayment of long-term debt                   (250)                (595)                   (283)             (305)
Proceeds from long-term debt               100,000               23,000                      --               400

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                       PRECISION
                                        ---------------------------------------              PREDECESSOR
                                                       PERIOD FROM SEPTEMBER 9,   ----------------------------------
                                         YEAR ENDED        1998 (INCEPTION)        NINE MONTH PERIOD     YEAR ENDED
                                        DECEMBER 31,     THROUGH DECEMBER 31,     ENDED SEPTEMBER 30,   DECEMBER 31,
                                            1999                 1998                    1998               1997
                                        ------------   ------------------------   -------------------   ------------
                                                                       (IN THOUSANDS)
Contribution of capital                   $ 10,042             $ 32,000                $     --           $    --
Payment of debt issue costs                 (5,593)                (660)                     --                --
Common stock redemption                         --                   --                 (11,673)               --
Dividends paid                                  --                   --                      --              (200)
                                          --------             --------                --------           -------
Net cash provided by (used in)
  financing activities                     115,399               53,745                 (11,956)             (105)
                                          --------             --------                --------           -------
Net increase (decrease) in cash and
  cash equivalents                            (650)                 923                  (2,598)             (265)
Cash and cash equivalents, beginning
  of period                                    963                   40                   2,638             2,903
                                          --------             --------                --------           -------
Cash and cash equivalents, end of
  period                                  $    313             $    963                $     40           $ 2,638
                                          ========             ========                ========           =======
SUPPLEMENTARY INFORMATION FOR THE
  STATEMENT OF CASH FLOWS:
  Interest payments                       $  7,897             $    548                $     34           $    84
  Income tax payments                     $    547             $    253                $  1,276           $ 2,868
  Non-cash investing and financing
    activities - purchase of software
    under financing agreements            $    344             $     --                $     --           $    --

SEE ACCOMPANYING NOTES.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Precision Partners, L.L.C. (LLC) was incorporated on September 9, 1998 for the purpose of acquiring and operating companies in the business of manufacturing and supplying complex precision metal parts, toolings and assemblies for original equipment manufacturers ("OEMS").

    On September 30, 1998, investors contributed approximately $32 million of capital to LLC which was then contributed by LLC to two wholly-owned subsidiaries, Mid State Acquisition Corp. and Galaxy Acquisition Corp., established to acquire on September 30, 1998 all of the outstanding capital stock of Mid State Machine Products ("Mid State") and Galaxy Industries Corporation ("Galaxy") (the "1998 Acquisitions"). The total purchase price including transaction expenses was approximately $54,483,000 and was financed by the proceeds of the contributed capital and borrowings under the Company's credit facility. The purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed in accordance with the purchase method of accounting as follows:

Current assets                                                $12,472,000
Property, plant and equipment                                  15,131,000
Goodwill                                                       35,036,000
Other assets                                                    1,007,000
Current liabilities                                            (5,553,000)
Deferred taxes, non-current                                    (3,610,000)

    In February, 1999 Precision Partners, Inc. ("Precision" or "Company") was formed as a wholly-owned subsidiary of Precision Partners Holdings, Inc. (Holdings) which is a wholly-owned subsidiary of LLC. On March 19, 1999 as part of a reorganization, LLC contributed through Holdings to Precision its investments and related equity in Galaxy, Mid State and Precision Partners Management Corporation ("Management Corporation"), which comprised substantially all of the equity of LLC. Simultaneous with this reorganization, Precision issued $100,000,000 of 12% Senior Subordinated Notes (the "Notes") in order to purchase all of the issued and outstanding capital stock of Certified Fabricators, Inc. and its sister company Calbrit Design, Inc. (together, "Certified") and to purchase substantially all of the assets and assume certain liabilities of General Automation, Inc. ("General Automation") and Nationwide Precision Products Corp. ("Nationwide"). Also, on September 1, 1999, Precision purchased all of the issued and outstanding capital stock of Gillette Machine & Tool, Inc. ("Gillette") using existing cash and borrowings under Precision's credit facility. The acquisitions of Certified, General Automation, Nationwide, and Gillette are referred to collectively as the "1999 Acquisitions." Subsequent to this reorganization, capital totaling approximately $42 million had been contributed to LLC by investors; this capital has been contributed through Holdings to Precision.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The 1999 Acquisitions were financed through the net proceeds of the issuance of the Notes, together with borrowings under our credit facilities, an equity contribution of approximately $10,000,000 and available cash. The total purchase price, including transaction expenses, was approximately $116,388,000, and the purchase price was allocated to estimated fair value of the assets acquired and liabilities assumed in accordance with the purchase method of accounting as follows:

Current assets                                                $27,848,000
Property, plant, and equipment                                 54,658,000
Goodwill                                                       45,641,000
Other assets                                                      309,000
Current liabilities                                            (6,466,000)
Deferred taxes, non-current                                    (5,602,000)

    The excess of the purchase price over the net fair value of the assets acquired was allocated to goodwill, which is being amortized over 20 years. We are still in the process of obtaining appraisals for certain assets and there are also contingent payments which may subject the purchase price to future refinements. The purchase price for one company acquired in 1999 included a $4 million escrow to be paid out upon the company meeting certain operating targets through April 30, 1999. Such targets were not met and, accordingly, the escrow has been returned to Precision, thereby reducing the purchase price and the resulting goodwill by $4 million. The acquisitions which have been accounted for under the purchase method of accounting have been included in results of operations since the date of the acquisitions.

    The Company's unaudited pro forma revenues and net loss, after giving effect to the 1999 and 1998 Acquisitions, as if each such acquisition had occurred on January 1, 1998, were $149,749,000 and $3,738,000 and $147,078,000 and $488,000
for 1999 and 1998, respectively.

    Prior to the 1998 Acquisitions, LLC had substantially no operations and prior to the 1999 Acquisitions, Precision had substantially no operations. For financial statement presentation purposes, the reorganization is being accounted for as if it had occurred on September 9, 1998 in a manner similar to a pooling of interests. Therefore, operations for the period from September 9, 1998 through December 31, 1998 are shown only for Precision and consist of the operations of Mid State and Galaxy from the date of acquisition through December 31, 1998 and of LLC from inception (September 9, 1998) through
December 31, 1998. Similarly, 1999 operations are shown for Precision and consist of the operations of Mid State and Galaxy for the entire year, of LLC from January 1, 1999 through March 19, 1999 and the 1999 Acquisitions from the date of acquisition through December 31, 1999. Since Precision is treated as having commenced operations in September 1998, Mid State is considered the predecessor for financial reporting purposes. The predecessor financial statements include the operations of Mid State and its wholly-owned subsidiaries for the periods reported. All significant intercompany balances and transactions for both the Company's financial statements and the Predecessor's financial statements have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the actual amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CONCENTRATION OF CREDIT RISK

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank demand deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash.

    The Company is materially dependent on a small group of customers. During the year ended December 31, 1999, 26.5%, 7.4%, and 6.8% of the Company's sales were to three customers. As of December 31, 1999, the Company's receivables from these three customers were approximately $4,674,000, $4,717,000 and $1,125,000. During the period from September 9, 1998 through December 31, 1998, 60.5%, 14.8%, and 11.2% of the Company's sales were to three customers. As of December 31, 1998, the Company's receivables from these three customers were approximately $1,906,000, $782,000, and $686,000. The Predecessor was materially dependent on a single customer representing 74% and 72% of sales for the nine month period ended September 30, 1998 and year ended December 31, 1997, respectively. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. The Company does not require collateral or security for these receivables.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash with original maturities of 90 days or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments consisting of cash and cash equivalents, trade accounts receivable, accounts payable and accrued liabilities are stated at expected settlement amounts which approximate fair value. The carrying amounts of the note payable to the bank and the line of credit approximate fair value due to the variable rate interest feature on the related debt. Management believes the carrying amount of the subodinated notes is not materially different from the estimated fair value based on prevailing interest rates for similar notes.

INVENTORIES

    Inventories are stated at the lower of cost or market. The Predecessor used the first-in, first out (FIFO) method for pricing material and the last-in, first-out (LIFO) method for labor and overhead. At the acquisition date, the Company valued the inventories at fair value which approximated the FIFO method and will account for inventories on a FIFO basis.

DEBT ISSUE COSTS

    The Company incurred costs related to obtaining financing. These costs are being amortized on a straight line basis over the term of the related debt. The difference between the straight line method and interest method for amortizing debt issue costs is not significant.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DEFERRED ACQUISITION AND OFFERING COSTS

    The Company has deferred $6,261,617 of costs related to issuance of the Notes. The costs related to the Notes will be amortized over the term of the Notes and the accumulated amortization of those costs totaled $1,077,137 as of December 31, 1999.

DEPRECIATION AND AMORTIZATION

    Buildings, machinery and equipment, and furniture and fixtures are depreciated using both straight line and declining balance methods over the estimated useful lives of the individual assets. The lives are five to seven years on furniture and fixtures, five to ten years for machinery and equipment, twenty years for land improvements and forty years for building and improvements. Leasehold improvements are amortized on a straight line basis over the lesser of the estimated service lives or the terms of the leases.

LONG-LIVED ASSETS

    The Company accounts for its long-lived assets under FASB No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

INTANGIBLES

    The excess of cost over the fair market value of net assets acquired (goodwill) is amortized on a straight-line basis over 20 years. Accumulated amortization was $3,831,100 and $450,000 as of December 31, 1999 and 1998, respectively.

    In connection with the acquisition of one of its subsidiaries, the Company entered into a non-compete agreement with the seller for $1,000,000. The $1,000,000 is amortized on a straight line basis over the non-compete period. Accumulated amortization at December 31, 1999 is approximately $67,000.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board issued FASB Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION which is effective for fiscal years beginning after December 15, 1997. This statement changes the way that companies report information about operating segments in financial statements. The Company adopted this statement during 1998 and determined that it is one reportable segment and such adoption had no material effect on the financial statements.

    In June 1998, the Financial Accounting Standards Board issued FASB Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is effective for fiscal periods beginning after June 15, 2000. The adoption of this statement is not expected to have a material effect on the financial statements.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

ADVERTISING COSTS

    Advertising costs are expensed as incurred and amounted to approximately $214,408 for the year ended December 31, 1999, $61,188 for the period from September 9, 1998 through December 31, 1998 and $222,738 and $230,115 for the nine month period ended September 30, 1998 and the year ended December 31, 1997, respectively.

INCOME TAXES

    The Company accounts for taxes under the liability method where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

REVENUE RECOGNITION

    Sales are recorded when products are shipped to customers. Revenues from long-term contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to estimated total costs of the contract. Total costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Contract revisions are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

STOCK COMPENSATION

    Precision has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

EARNINGS PER SHARE

    Earnings per share is not presented for either Precision or the Predecessor since such amounts are not considered meaningful.

RECLASSIFICATION

    Certain prior year amounts have been reclassified to conform to current year presentation.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. INVENTORIES AND COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

    Inventories consist of the following at December 31:

                                                         1999         1998
                                                      ----------   ----------
                                                          (IN THOUSANDS)
Raw material                                           $ 2,575       $1,122
Work in process                                         13,978        2,968
Finished goods                                           2,365          300
                                                       -------       ------
                                                        18,918        4,390
Less reserves for obsolescence                             514           50
                                                       -------       ------
                                                       $18,404       $4,340
                                                       =======       ======

    Information regarding contract costs, estimating earnings, and progress billings consists of the following at:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Costs incurred on uncompleted contracts                          $ 9,510
Estimated earnings                                                 1,187
                                                                 -------
                                                                  10,697
Less net progress billings                                         7,893
                                                                 -------
Costs and estimated earnings on uncompleted contracts
  included in work in process inventory                          $ 2,804
                                                                 =======

    There were no significant billings in excess of net costs and estimated earnings on uncompleted contracts.

3. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, which are valued at cost, consists of the following at December 31:

                                                         1999         1998
                                                      ----------   ----------
                                                          (IN THOUSANDS)
Building and improvements                              $ 4,799      $ 2,034
Leasehold improvements                                   2,079          749
Machinery and equipment                                 72,868       12,935
Furniture, fixtures and other                            2,567          164
                                                       -------      -------
                                                        82,313       15,882
Less accumulated depreciation and amortization          10,702          658
                                                       -------      -------
                                                       $71,611      $15,224
                                                       =======      =======

4. INVESTMENT SECURITIES

    Gross unrealized holding gains for investments categorized as held to maturity were $0 and $3,615 for the nine month period ended September 30, 1998, and for the year ended December 31, 1997, respectively.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. INVESTMENT SECURITIES (CONTINUED)

    Net income includes gross realized gains (losses) of approximately ($200,000) and $652,000 for the nine month period ended September 30, 1998 and the year ended December 31, 1997, respectively.

5. DEBT

    Precision maintains a line of credit of $25,000,000, which matures on March 31, 2005, under which it can borrow funds or secure letters of credit at prevailing market rates. As of December 31, 1999, we had outstanding draws on the line of credit totaling $11,200,000 (9.85% at December 31, 1999). The revolving line of credit is secured by accounts receivable and inventory of Precision. Advances under the line are available to us based upon 85% of outstanding eligible accounts receivable and 50% of eligible inventories. Associated with the line of credit is a commitment fee of 0.5% per annum payable in arrears on the last day of each quarter. The fee is calculated from the closing date, March 19, 1999, to the date the revolving commitments have been terminated, computed at the committment fee rate on the actual daily amount of available revolving commitment of such lending during the period. As of December 31, 1999, the Company had approximately $12,600,000 available under the revolving credit facility.

    Long-term debt consists of the following at December 31:

                                                                  1999           1998
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Precision Partners, Inc. 12% Senior Subordinated Notes due
  2009, interest paid semiannually on March 15 and
  September 15 commencing on September 15, 1999.                $100,000       $    --
Note payable to a bank, due in quarterly principal
  installments plus interest at a variable rate (8.44% as of
  December 31, 1999), maturing March 31, 2005. Quarterly
  principal installments of $805,000 begin on June 30, 2000, increasing to $920,000 on June 30, 2001, $1,150,000 on
  June 30, 2002, $1,380,000 on June 30, 2003, and $1,495,000
  on June 30, 2004, secured by all assets of Precision
  Partners and its subsidiaries.                                  23,000            --
Financial software financing agreement, due in twelve
  quarterly installments of $32,471, including interest at
  7.8%.                                                              265            --
Director and officer insurance premium financing agreement
  due in six quarterly installments of $28,997, including
  interest at 7.15%.                                                  83            --
Note payable to a bank, due in quarterly principal
  installments plus interest at a variable rate (9.00% at
  December 31, 1998), refinanced on March 19, 1999.                   --        23,000
                                                                --------       -------
                                                                 123,348        23,000
Less current installments                                          2,611           750
                                                                --------       -------
                                                                $120,737       $22,250
                                                                ========       =======

    Pursuant to the terms entered into in conjunction with the March 19, 1999 issuance of the Notes, the interest payable on the Notes increased from 12.00% to 12.50% on September 16, 1999 and from 12.50% to 12.75% on December 16, 1999.
This increase in the interest rate is a contractual obligation which has arisen because the Notes were not registered with the SEC within 180 days of their initial issuance. Until the registration of the Notes is complete and effective, the interest rate will increase by an additional 0.25% per annum for each 90-day period subsequent to December 16, 1999, but the additional interest shall not exceed 1.0% per annum regardless of the effective date of the registration.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. DEBT (CONTINUED)
    The company has unamortized deferred costs of $5,184,480 related to the Notes and the $23,000,000 term loan and credit facility. The costs are being amortized over the life of the related Notes, term loan and credit facility.

    Aggregate future maturities of long-term debt are as follows:
2000--$2,611,000; 2001--$3,686,000; 2002--$4,402,000; 2003--$5,290,000;
2004--$5,865,000; thereafter--$101,494,000.

    Under the terms of the note payable to the bank, the Company is required to maintain certain leverage, interest coverage, and fixed charge coverage ratios on a consolidated basis. The company was in compliance with all of the restrictive covenants at December 31, 1999.

    The indenture governing the Notes contains covenants that limit our and some of our subsidiaries' ability to incur additional debt, pay dividends on or redeem or repurchase capital stock, enter into transactions with affiliates and transfer or sell assets, among other things.

6. INCOME TAXES

    The income tax provision (benefit) is as follows:

                                                       PRECISION
                                            -------------------------------
                                                             PERIOD FROM              PREDECESSOR
                                                             SEPTEMBER 9,     ----------------------------
                                                           1998 (INCEPTION)    NINE MONTH
                                             YEAR ENDED        THROUGH        PERIOD ENDED     YEAR ENDED
                                            DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,   DECEMBER 31,
                                                1999             1998             1998            1997
                                            ------------   ----------------   -------------   ------------
                                                                    (IN THOUSANDS)
Current federal                                $    --           $ 40            $1,553          $1,723
Current state                                      303             91               439             472
                                               -------           ----            ------          ------
Total current tax provision                        303            131             1,992           2,195
                                               -------           ----            ------          ------
Deferred federal                                (1,917)           (28)             (237)             46
Deferred state                                    (516)             6               (78)             69
                                               -------           ----            ------          ------
Total deferred tax provision (benefit)          (2,433)           (22)             (315)            115
                                               -------           ----            ------          ------
Total tax provision                            $(2,130)          $109            $1,677          $2,310
                                               =======           ====            ======          ======

    The difference between the effective rate reflected in the income tax expense (benefit) and the amount determined by applying the statutory U.S. rate of 34% to income (loss) before income tax

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES (CONTINUED)
expense (benefit) for the period September 9, 1998 through December 31, 1998, the nine month period ended September 30, 1998 and the year ended December 31, 1997 is analyzed below:

                                                       PRECISION
                                            -------------------------------
                                                             PERIOD FROM              PREDECESSOR
                                                             SEPTEMBER 9,     ----------------------------
                                                           1998 (INCEPTION)    NINE MONTH
                                             YEAR ENDED        THROUGH        PERIOD ENDED     YEAR ENDED
                                            DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,   DECEMBER 31,
                                                1999             1998             1998            1997
                                            ------------   ----------------   -------------   ------------
                                                                    (IN THOUSANDS)
Income tax expense (benefit) at statutory
  rate                                         $(2,599)          $(97)           $1,489          $1,990
Permanent differences, primarily goodwill          672            159               (46)            (56)
State income tax, net of federal income
  tax benefit                                     (203)            47               239             376
Other                                               --             --                (5)             --
                                               -------           ----            ------          ------
Total tax provision                            $(2,130)          $109            $1,677          $2,310
                                               =======           ====            ======          ======

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and (liabilities) are as follows:

                                                                       PRECISION
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
Net operating losses                                             $ 1,097        $     5
Tax credit carryforwards                                             576            243
Other accruals and reserves                                        1,806            217
Property, plant and equipment                                     (9,041)        (3,708)
Inventories                                                         (176)          (176)
Goodwill amortization                                               (433)            --
Deferred tax asset valuation allowance                              (343)          (200)
                                                                 -------        -------
Net deferred tax liability                                       $(6,514)       $(3,619)
                                                                 =======        =======

Net non-current deferred tax liability                           $(7,817)       $(3,656)
Net current deferred tax asset                                     1,303             37
                                                                 -------        -------
Net deferred tax liability                                       $(6,514)       $(3,619)
                                                                 =======        =======

7. PROFIT SHARING/401K PLANS

    The Company's subsidiaries sponsor defined contribution plans covering all their employees. Pension expense related to these plans, which are generally based on partial matching of employee contributions, amounted to $672,643 for the year ended December 31, 1999, $123,447 for the period from September 9, 1998 (inception) to December 31, 1998 and $335,950 and $407,426 for the nine month period ended September 30, 1998 and the year ended December 31, 1997, respectively.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. COMMITMENTS AND CONTINGENCIES

    The Company leases certain property and equipment under operating leases. Rent expense totaled approximately $2,407,000 and $276,898 for the year ended December 31, 1999 and the period from September 9, 1998 (inception) to
December 31, 1998, respectively. Rent expense for the nine month period ended September 30, 1998 and year ended December 31, 1997, was $369,378 and $564,500, respectively. Minimum rental commitments under noncancellable operating leases are as follows: 2000--$3,441,181; 2001--$3,499,464; 2002--$3,242,202;
2003--$2,330,696; 2004--$2,054,525; thereafter--$3,219,614.

9. STOCK OPTION PLAN

    In April 1999 Holdings approved an Incentive Stock Option Plan (Plan) for certain employees including employees of Precision and Precision's wholly-owned subsidiaries for the issuance of up to 2,700,000 shares of Holdings common stock. During 1999, 2,454,000 options were granted with an exercise price of $.1875, which was the market value of Holdings common stock at the date of grant as determined by management and the Board of Directors. At December 31, 1999, 74,343 options had been exercised and 645,000 options had been forfeited leaving 1,734,657 options outstanding at December 31, 1999. These options vest up to a period of four years. The impact of accounting for the employee stock options under the fair value method provided for under Financial Accounting Standards Board Statement No. 123 ACCOUNTING FOR STOCK-BASED COMPENSATION is immaterial to the Company's financial statements.

10. LITIGATION

    Precision or its subsidiaries are defendants from time to time in lawsuits and disputes arising in the normal course of business. Management believes that the ultimate outcome of those matters will not have a materially adverse effect on the consolidated financial position, results of operations, or cash flows.

11. YEAR 2000 (UNAUDITED)

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues such as leap year-related problems may occur with billing, payroll, or financial closings at month, quarterly, or year end. We believe that any such problems are likely to be minor and correctable. In addition, we could still be negatively impacted if our customers or suppliers are adversely affected by the Year 2000 or similar issues. We currently are not aware of any significant Year 2000 or similar problems that have arisen for our customers and suppliers.

    We expended $0.9 million on Year 2000 readiness efforts in 1999. These efforts including replacing some outdated, non-compliant hardware and noncompliant software, as well as identifying and remediating Year 2000 problems.

                    PRECISION PARTNERS, INC. (PRECISION) AND
                    MID STATE MACHINE PRODUCTS (PREDECESSOR)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. SUBSEQUENT EVENTS

    To support recently signed sales contracts, which will require new facilities, machinery, and equipment of approximately $35,000,000, the Company plans to enter into operating lease agreements to meet those requirements.

               REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

To the Board of Directors of
Precision Partners, Inc.

We have audited the accompanying balance sheets of General Automation, Inc. as of March 19, 1999 and December 31, 1998, and the related statements of income, stockholder's equity, and cash flows for the period from January 1, 1999 to March 19, 1999 and each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Automation, Inc. at March 19, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period from January 1 to March 19, 1999 and for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

March 10, 2000                                             /s/ Ernst & Young LLP

Dallas, Texas

                            GENERAL AUTOMATION, INC.

                                 BALANCE SHEETS

                                                              MARCH 19,    DECEMBER 31,
                                                                 1999          1998
                                                              ----------   ------------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents                                    $   464       $   678
  Trade accounts receivable, net of allowance for doubtful
    accounts of $65,000 at March 19, 1999 and December 31,
    1998                                                         2,952         2,734
  Inventories                                                      870           694
  Prepaid expenses and other                                        20            31
                                                               -------       -------
Total current assets                                             4,306         4,137
Property, plant and equipment, at cost, net                      8,731         9,046
Receivables from employees                                         131           135
                                                               -------       -------
Total assets                                                   $13,168       $13,318
                                                               =======       =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt                            $    89       $    89
  Accounts payable                                                 471           631
  Accrued state income taxes                                        27           141
  Accrued real estate tax                                          211           272
  Other accrued expenses                                           244           153
                                                               -------       -------
Total current liabilities                                        1,042         1,286
Long-term debt, less current portion                                50            57
Stockholder's equity:
  Common stock, $100 par value; 1,000 authorized shares; 900 issued shares (including 616 shares in treasury stock);
    and 284 shares outstanding                                      90            90
  Retained earnings                                             12,841        12,740
  Less: Cost of common stock in treasury                          (855)         (855)
                                                               -------       -------
Total stockholder's equity                                      12,076        11,975
                                                               -------       -------
Total liabilities and stockholder's equity                     $13,168       $13,318
                                                               =======       =======

SEE ACCOMPANYING NOTES.

                            GENERAL AUTOMATION, INC.

                              STATEMENTS OF INCOME

                                                             PERIOD FROM      YEAR ENDED DECEMBER 31,
                                                            JANUARY 1 TO     -------------------------
                                                           MARCH 19, 1999      1998             1997
                                                           ---------------   --------         --------
                                                                         (IN THOUSANDS)
Sales                                                          $ 4,464       $19,776          $16,520
Cost of sales                                                    2,270        11,080           10,388
                                                               -------       -------          -------
Gross profit                                                     2,194         8,696            6,132
Selling, general and administrative expenses                       525         2,055            1,855
Special recovery                                                    --           (70)            (720)
Other operating (income) expenses                                  (16)           23               35
                                                               -------       -------          -------
Operating income                                                 1,685         6,688            4,962
Other income (expense):
  Interest income                                                   19            86               97
  Interest expense                                                  (1)          (16)             (32)
                                                               -------       -------          -------
Income before income taxes                                       1,703         6,758            5,027
Provision for state income taxes                                    18           102               76
                                                               -------       -------          -------
Net income                                                     $ 1,685       $ 6,656          $ 4,951
                                                               =======       =======          =======

SEE ACCOMPANYING NOTES.

                            GENERAL AUTOMATION, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            COMMON    TREASURY   RETAINED
                                                            STOCK      STOCK     EARNINGS    TOTAL
                                                           --------   --------   --------   --------
                                                                        (IN THOUSANDS)
Balance at December 31, 1996                                 $90       $ (855)   $ 8,238    $ 7,473
Net income                                                    --           --      4,951      4,951
Distributions                                                 --           --     (2,329)    (2,329)
                                                             ---       ------    -------    -------
Balance at December 31, 1997                                  90         (855)    10,860     10,095
Net income                                                    --           --      6,656      6,656
Distributions                                                 --           --     (4,776)    (4,776)
                                                             ---       ------    -------    -------
Balance at December 31, 1998                                  90         (855)    12,740     11,975
Net income                                                    --           --      1,685      1,685
Distributions                                                 --           --     (1,584)    (1,584)
                                                             ---       ------    -------    -------
Balance at March 19, 1999                                    $90       $ (855)   $12,841    $12,076
                                                             ===       ======    =======    =======

SEE ACCOMPANYING NOTES.

                            GENERAL AUTOMATION, INC.

                            STATEMENTS OF CASH FLOWS

                                                              PERIOD FROM        YEAR ENDED
                                                              JANUARY 1 TO      DECEMBER 31,
                                                               MARCH 19,     -------------------
                                                                  1999         1998       1997
                                                              ------------   --------   --------
                                                                        (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                      $ 1,685       $6,656     $4,951
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization                                     340        1,427      1,178
  (Gain) loss on sale of property, plant and equipment               --           (9)        13
  Changes in operating assets and liabilities:
    Trade accounts receivable                                      (218)        (578)      (945)
    Inventories                                                    (176)          (6)      (144)
    Receivables from employees                                        4           80         44
    Prepaid expenses and other                                       11          (10)         1
    Accounts payable                                               (160)        (415)      (132)
    Accrued expenses and taxes                                      (83)         124         99
                                                                -------       ------     ------
Net cash provided by operating activities                         1,403        7,269      5,065

INVESTING ACTIVITIES
Purchase of property, plant and equipment, net of deposit on
  machinery                                                         (26)      (3,612)    (1,907)
Proceeds from sale of property, plant and equipment                  --          153          9
Proceeds from (payments on) cash surrender value
  stockholder's life insurance                                       --          197        (17)
                                                                -------       ------     ------
Net cash used in investing activities                               (26)      (3,262)    (1,915)

FINANCING ACTIVITIES
Distributions to stockholder                                     (1,584)      (4,776)    (2,329)
Payment of long-term debt                                            (7)         (81)       (79)
Payment on note payable to bank                                      --           --       (487)
                                                                -------       ------     ------
Net cash used in financing activities                            (1,591)      (4,857)    (2,895)
                                                                -------       ------     ------
Net (decrease) increase in cash and cash equivalents               (214)        (850)       255
Cash and cash equivalents, beginning of period                      678        1,528      1,273
                                                                -------       ------     ------
Cash and cash equivalents, end of period                        $   464       $  678     $1,528
                                                                =======       ======     ======
Supplementary information for the statement of cash flows:
  Interest payments                                             $     1       $   16     $   32
  State income tax payments                                     $    21           --         35

SEE ACCOMPANYING NOTES.

                            GENERAL AUTOMATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    General Automation, Inc. (the Company) machines and sells precision screw machine and other products to serve as component parts to a wide variety of manufacturers (e.g., automotive, surgical equipment, and aerospace).

BASIS OF PRESENTATION

    The financial statements include all accounts of General Automation, Inc. Pursuant to a contract with Precision Partners Holdings, Inc. ("Holdings") that was signed on February 5, 1999, the Company agreed to sell substantially all of the Company's assets and Holdings agreed to assume substantially all of the Company's liabilities. The contract was assigned by Holdings to its wholly-owned subsidiary, Precision Partners, Inc., and the transaction was closed on March 19, 1999. The financial statements are presented on a historical cost basis and do not include any adjustments related to the purchase transaction.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash with original maturities of 90 days or less.

INVENTORIES

    Inventories are stated at the lower of cost or market. The Company uses the first in, first out (FIFO) method of determining cost for its inventories.

CONCENTRATION OF CREDIT RISK

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank demand deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash. The Company is materially dependent on a small group of customers. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

DEPRECIATION

    Buildings, machinery and equipment, and furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the individual assets. The general range of estimated lives is 15 to 39 years for buildings and improvements, five to seven years for machinery and equipment, five years for automobiles, and five to seven years for office furniture and equipment.

                            GENERAL AUTOMATION, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company elected by consent of its stockholder to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reported directly in the sole stockholder's individual tax returns.

LONG-LIVED ASSETS

  The Company evaluates the carrying value of its long-lived assets under Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

REVENUE RECOGNITION

    Sales are recorded when products are shipped to a customer.

2. INVENTORIES

  Inventories consist of the following:

                                                              MARCH 19,   DECEMBER 31,
                                                                1999          1998
                                                              ---------   ------------
                                                                   (IN THOUSANDS)
  Raw materials                                                 $234          $205
  Work in process                                                432           318
  Finished goods                                                 204           171
                                                                ----          ----
                                                                $870          $694
                                                                ====          ====

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                                              MARCH 19,   DECEMBER 31,
                                                                1999          1998
                                                              ---------   ------------
                                                                   (IN THOUSANDS)
  Land                                                         $   480       $  480
  Buildings                                                      4,099        4,099
  Machinery and equipment                                       12,761       12,741
  Furniture, fixtures and other                                    728          723
                                                               -------       ------
                                                                18,068       18,043
  Less accumulated depreciation                                  9,337        8,997
                                                               -------       ------
  Property, plant and equipment, net                           $ 8,731       $9,046
                                                               =======       ======

                            GENERAL AUTOMATION, INC.

4. DEBT

  As of March 19, 1999 and December 31, 1998, the Company had no outstanding bank borrowings.

  The Company has a note payable to a former stockholder (a party related to the current stockholder) related to the purchase of the former stockholder's interest in the Company. The note payable requires a monthly payment of $8,333, which includes annual interest at 10.0%. Aggregate future maturities as of March 19, 1999 of the note payable are as follows, remainder of 1999--$89,477 and 2000--$49,414.

  As of March 19, 1999 and December 31, 1998 the Company was technically in default on its note payable to a former stockholder because the Company terminated an insurance policy that served as collateral for the note payable, and the proceeds from the policy were distributed to the sole stockholder. No actions have been taken by the former stockholder and the note payable obligation was current at March 19, 1999.

5. BENEFIT PLAN 401(K)

    The Company sponsors a 401(k) plan covering substantially all full-time employees who meet age and service requirements. Discretionary contributions to the 401(k) plan amounted to $70,000 and $78,000 for the years ended
December 31, 1998 and 1997, respectively. The contribution for the period ended March 19, 1999 has not yet been determined.

6. RELATED PARTY TRANSACTIONS, LEASE OBLIGATIONS, AND CONTINGENCIES

    The Company leases certain warehouse space from a limited liability company whose owners are the sole stockholder and his children. The lease is for a term of one year through May 1999 and requires payments of $10,000 per month plus the payment of all insurance, real estate tax, and maintenance costs. The Company paid and expensed $24,000, $131,970, and $0 related to such lease for the period ended March 19, 1999 and the years ended December 31, 1998 and 1997, respectively. Also, in conjunction with such arrangement, the Company guaranteed a mortgage loan related to the warehouse. The guaranteed mortgage was originally $275,000 and as of March 19, 1999, was approximately $233,000.

    The Company leases a jet aircraft from a business owned by the sole stockholder. The jet aircraft lease was for a term of three years through December 31, 1999, and requires payments of $10,000 per month, plus $60 per engine hour operated, and plus all operating expenses. In conjunction with the jet aircraft lease, the Company has a sublease obligation for a hangar that houses the jet aircraft. The current hangar lease was renewed on March 31, 1998, for a term of three years and requires payments of $5,650 per month. The Company recorded expenses of $186,928, $528,962 and $576,339; for the jet aircraft and hangar leases in the period ended March 19, 1999 and the years ended
December 31, 1998 and 1997, respectively.

    Future minimum lease commitments for the jet aircraft, hangar and warehouse amount to $140,850 for 1999; $67,800 for 2000; and $16,950 for 2001.

7. SPECIAL CHARGE (RECOVERY)

    The Company incurred a $1,315,000 loss due to the embezzlement of funds by a former contracted (i.e., not an employee of the Company) accountant. The loss was discovered and expensed in 1996.

                            GENERAL AUTOMATION, INC.

7. SPECIAL CHARGE (RECOVERY) (CONTINUED)
Recoveries of amounts from the accountant and insurance company were received and recorded as income in 1997 and 1998.

8. MAJOR CUSTOMERS

    The Company has two major customers which accounted for 57.2%, 48.1% and 54.4% of the Company's sales for the period ended March 19, 1999 and the years ended December 31, 1998 and 1997, respectively. As of March 19, 1999 and December 31, 1998, the Company's receivables from these two customers were $1,849,780 and $1,651,905, respectively.

9. YEAR 2000 (UNAUDITED)

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues such as leap year-related problems may occur with billing, payroll, or financial closings at month, quarterly, or year end. We believe that any such problems are likely to be minor and correctable. In addition, we could still be negatively impacted if our customers or suppliers are adversely affected by the Year 2000 or similar issues. We currently are not aware of any significant Year 2000 or similar problems that have arisen for our customers and suppliers.

               REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

The Board of Directors
Precision Partners, Inc.

We have audited the accompanying combined balance sheets as of March 19, 1999 and October 31, 1998, of the companies listed in Note 1, and the related combined statements of operations, stockholders' equity, and cash flows for the period from November 1, 1998 to March 19, 1999, and for each of the two years in the period ended October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at March 19, 1999 and October 31, 1998, of the companies listed in Note 1, and the combined results of their operations and their cash flows for the period from November 1, 1998 to March 19, 1999, and for each of the two years in the period ended October 31, 1998, in conformity with accounting principles generally accepted in the United States.

March 10, 2000                                             /s/ Ernst & Young LLP

Dallas, Texas

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

                            COMBINED BALANCE SHEETS

                                                              MARCH 19,   OCTOBER 31,
                                                                1999         1998
                                                              ---------   -----------
                                                                  (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents                                    $ 2,859      $ 2,890
  Trade accounts receivable                                      2,889        4,086
  Net costs and estimated earnings in excess of billings on
    uncompleted contracts                                        4,131        4,641
  Other current assets                                             153            7
                                                               -------      -------
Total current assets                                            10,032       11,624
Property and equipment, net                                     10,785       11,338
Due from related parties                                           760          795
Notes receivable from stockholders                                 768          727
Deposits and other assets                                           35          210
                                                               -------      -------
Total assets                                                   $22,380      $24,694
                                                               =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                                               $ 1,400      $ 1,400
  Accounts payable                                                 906        1,520
  Accrued expenses                                               1,042        1,304
  Current portion of notes payable and capital lease
    obligations                                                  1,949        2,042
  Billings in excess of net costs and estimated earnings on
    uncompleted contracts                                          225          185
  Notes payable to stockholders                                     95           25
  Income taxes payable                                             977        1,795
                                                               -------      -------
Total current liabilities                                        6,594        8,271
Notes payable and capital lease obligations, less current
  portion                                                        6,879        7,354
Deferred income taxes                                              943          896
Commitments
Stockholders' equity:
  Common stock, no par value:
  Authorized shares - 25,000 Certified; 1,000,000 Calbrit
  Issued and outstanding shares at March 19, 1999 and
    October 31, 1998 - 9,305 Certified; 2,041 Calbrit               93           93
  Retained earnings                                              7,871        8,080
                                                               -------      -------
Total stockholders' equity                                       7,964        8,173
                                                               -------      -------
Total liabilities and stockholders' equity                     $22,380      $24,694
                                                               =======      =======

SEE ACCOMPANYING NOTES.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                  YEAR ENDED OCTOBER
                                                                PERIOD FROM               31,
                                                              NOVEMBER 1, 1998    -------------------
                                                             TO MARCH 19, 1999      1998       1997
                                                             ------------------   --------   --------
                                                                          (IN THOUSANDS)
Sales                                                             $ 9,465         $37,433    $30,377
Cost of sales                                                       7,712          27,209     21,136
                                                                  -------         -------    -------
Gross profit                                                        1,753          10,224      9,241
Selling, general and administrative expenses                        1,347           4,813      4,999
Related party rent expense                                            268             460        352
                                                                  -------         -------    -------
Operating income                                                      138           4,951      3,890

Other income (expense):
  Interest income                                                      43             126         80
  Interest expense                                                   (362)         (1,092)      (651)
  Miscellaneous income                                                  2               7         79
                                                                  -------         -------    -------
                                                                     (317)           (959)      (492)
                                                                  -------         -------    -------
(Loss) income before income taxes                                    (179)          3,992      3,398
Provision for income taxes                                             30           1,689      1,315
                                                                  -------         -------    -------
Net income (loss)                                                 $  (209)        $ 2,303    $ 2,083
                                                                  =======         =======    =======

SEE ACCOMPANYING NOTES.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         COMMON STOCK   RETAINED EARNINGS    TOTAL
                                                         ------------   -----------------   --------
                                                                       (IN THOUSANDS)
Balance at October 31, 1996                                  $93             $3,694          $3,787
  Net income                                                  --              2,083           2,083
                                                             ---             ------          ------
Balance at October 31, 1997                                   93              5,777           5,870
  Net income                                                  --              2,303           2,303
                                                             ---             ------          ------
Balance at October 31, 1998                                   93              8,080           8,173
  Net loss                                                    --               (209)           (209)
                                                             ---             ------          ------
Balance at March 19, 1999                                    $93             $7,871          $7,964
                                                             ===             ======          ======

SEE ACCOMPANYING NOTES.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED OCTOBER 31,
                                                      PERIOD FROM NOVEMBER 1,   -----------------------
                                                      1998 TO MARCH 19, 1999      1998           1997
                                                      -----------------------   --------       --------
                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)                                             $ (209)           $ 2,303        $ 2,083
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
    Depreciation and amortization                                821              2,027          1,242
    Provision for deferred income taxes                           47                378            205
    Changes in operating assets and liabilities:
        Trade accounts receivable                              1,197                118         (1,605)
        Net costs and estimated earnings in excess
          of billings on uncompleted contracts                   510               (426)          (974)
        Other current assets                                    (146)                (4)             1
        Deposits and other assets                                175                 47             (2)
        Due from stockholders                                    (41)              (436)           (16)
        Accounts payable                                        (614)               308            280
        Accrued expenses                                        (262)              (259)           388
        Billings in excess of net costs and
          estimated earnings on uncompleted
          contracts                                               40                 52              7
        Income taxes payable                                    (818)               (54)           112
                                                              ------            -------        -------
Net cash provided by operating activities                        700              4,054          1,721
INVESTING ACTIVITIES
Purchases of property and equipment                              (14)              (724)          (447)
                                                              ------            -------        -------
Net cash used in investing activities                            (14)              (724)          (447)

FINANCING ACTIVITIES
Proceeds from stockholders' notes payable                        117                125            420
Repayments of stockholders' notes payable                        (47)              (170)          (350)
Payments on line of credit                                        --                 --            218
Repayments of notes payable and capital lease
  obligations                                                   (822)            (2,096)        (1,202)
Repayments (advances) from related parties                        35               (163)          (546)
                                                              ------            -------        -------
Net cash used in financing activities                           (717)            (2,304)        (1,460)
                                                              ------            -------        -------
Net increase (decrease) in cash and cash equivalents             (31)             1,026           (186)
Cash and cash equivalents, beginning of period                 2,890              1,864          2,050
                                                              ------            -------        -------
Cash and cash equivalents, end of period                      $2,859            $ 2,890        $ 1,864
                                                              ======            =======        =======

SEE ACCOMPANYING NOTES.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Certified Fabricators, Inc.'s principal activities relate to the manufacture and assembly of highly sophisticated structural steel components. Calbrit Design, Inc.'s principal activity is the technical design and drawings of parts used in the aerospace industry.

BASIS OF PRESENTATION

    The combined financial statements include all accounts of Certified Fabricators, Inc. and Calbrit Design, Inc. ("the Company") which are under common control. All significant intercompany balances and transactions have been eliminated in the combination. On November 6, 1998, the Company entered into an agreement with Precision Partners, L.L.C. ("LLC") to sell all of the outstanding common stock of the Company. The agreement was assigned by LLC to a wholly-owned subsidiary, Precision Partners Holdings, Inc. ("Holdings") which was in turn assigned to Holdings' wholly-owned subsidiary, Precision Partners, Inc. The transaction was completed on March 19, 1999. The combined financial statements are presented on a historical cost basis and do not include any adjustments related to the purchase transaction.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, the Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

    The following table sets forth certain non-cash transactions excluded from the statements of cash flows:

                                                                                 YEAR ENDED
                                                           PERIOD FROM           OCTOBER 31,
                                                         NOVEMBER 1, 1998      ---------------
                                                        TO MARCH 19, 1999       1998     1997
                                                      ----------------------   ------   ------
                                                                   (IN THOUSANDS)
Acquisition of equipment through notes payable and
  capital leases                                               $254            $3,678   $5,807
Forgiveness of advances to former stockholder                    --                --       21

REVENUE RECOGNITION

    Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to estimated total costs of the contract. Total costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Contract revisions are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reasonably estimated.

    The asset, "Net costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of net costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

CONCENTRATION OF CREDIT RISK

    The Company sells to customers throughout the United States. The Company is materially dependent on a small group of customers. During the period ended March 19, 1999 and the years ended October 31, 1998 and 1997, the Company had a total of four customers whose sales represented 10% or more of sales in certain or all years. Sales to these customers were approximately 79%, 81% and 79% of total sales for the period ended March 19, 1999 and the years ended October 31, 1998 and 1997, respectively. These customers also represented 71% and 72% of the accounts receivable balance at March 19, 1999 and October 31, 1998, respectively. Sales to customers are subject to cancellation which can occur due to cancellation clauses given by the manufacturer to its customer. The Company has, nevertheless, maintained a strong relationship with these customers and, providing it continues to meet shipment schedules and quality standards, management believes that its trade accounts receivable credit risk exposure is limited.

    No other customer represented more than 10% of the Company's annual total sales.

    The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations and amounts have been provided for doubtful accounts as deemed necessary.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization expenses are calculated using the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Machinery and equipment               3 to 20
Furniture, fixtures and
  other                               3 to 14
Leasehold improvements                5 to 39

    Leasehold improvements are amortized over the shorter of the term of the lease or the life of the improvements. Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in income.

LONG-LIVED ASSETS

    The Company accounts for its long-lived assets under FASB No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and were approximately $12,000, $191,000 and $66,000 for the period ended March 19, 1999 and years ended October 31, 1998 and 1997, respectively.

INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes as set forth in FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist principally of cash and cash equivalents, receivables, net costs and estimated earnings in excess of billings on uncompleted contracts, payables, and billings in excess of net costs and estimated earnings on uncompleted contracts. The Company believes all of the financial instruments' recorded values approximate current values.

2. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

    Information regarding contract costs, estimated earnings, and progress billings consisted of the following at:

                                                          MARCH 19,   OCTOBER 31,
                                                            1999         1998
                                                          ---------   -----------
                                                              (IN THOUSANDS)

Costs incurred on uncompleted contracts                   $ 11,867      $11,077
Estimated earnings                                           2,197        1,552
                                                          --------      -------
                                                            14,064       12,629
Less net progress billings                                  10,158        8,173
                                                          --------      -------
                                                          $  3,906      $ 4,456
                                                          ========      =======

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

2. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (CONTINUED)
    The above amounts are included in the Company's balance sheets under the following captions at:

                                                          MARCH 19,   OCTOBER 31,
                                                            1999         1998
                                                          ---------   -----------
                                                              (IN THOUSANDS)
Net costs and estimated earnings in excess of
  billings on uncompleted contracts                       $  4,131      $ 4,641
Billings in excess of net costs and estimated
  earnings on uncompleted contracts                           (225)        (185)
                                                          --------      -------
                                                          $  3,906      $ 4,456
                                                          ========      =======

3. DUE FROM RELATED PARTIES

    The Company has advanced monies to a partnership for use in financing various properties. The partnership is 100% owned by the stockholders of the Company. At March 19, 1999 and October 31, 1998, the Company has advanced $760,000 and $795,000, respectively.

4. NOTES RECEIVABLE FROM STOCKHOLDERS

    Notes receivable from stockholders consisted of the following at:

                                                          MARCH 19,   OCTOBER 31,
                                                            1999         1998
                                                          ---------   -----------
                                                              (IN THOUSANDS)
6% note receivable, interest accrues monthly, due on
  demand                                                    $220          $215
6% note receivable, interest accrues monthly, due on
  demand                                                      91            89
10% note receivable, interest accrues monthly, with
  principal and interest due November 2002                    85            82
10% note receivable, interest accrues monthly, with
  principal and interest due November 2002                    28            27
Note receivable, interest and payment terms undetermined     172           157
Note receivable, interest and payment terms undetermined     172           157
                                                            ----          ----
                                                            $768          $727
                                                            ====          ====

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

5. PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at:

                                                                      OCTOBER
                                                          MARCH 19,     31,
                                                            1999        1998
                                                          ---------   --------
                                                             (IN THOUSANDS)

Machinery and equipment                                    $17,416    $17,152
Furniture, fixtures and other                                1,877      1,876
Leasehold improvements                                       1,117      1,114
                                                           -------    -------
                                                            20,410     20,142
Less accumulated depreciation and amortization               9,625      8,804
                                                           -------    -------
                                                           $10,785    $11,338
                                                           =======    =======

6. LINE OF CREDIT, NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

    The Company maintains a $3,000,000 credit line under which it can borrow funds or secure letters of credit at prevailing market rates. The credit line is renewable each year on April 30. As of March 19, 1999, $1,400,000 was outstanding. The revolving line of credit is secured by accounts receivable and all other assets of the Company. Interest accrues beginning at the date of advance at the bank's base rate plus .25% (the bank's base rate at March 31, 1999 was 8.00%). Advances under the line are available to the Company based upon 80% of outstanding eligible accounts receivable. Eligible accounts receivable consist of those accounts which are less than ninety days from the date of invoice. The unused portion of the credit line is subject to withdrawal at the discretion of the Company.

    Under the terms of the line of credit, the Company is required to maintain minimum levels of tangible net worth, current ratio, working capital and maximum level of debt to tangible net worth. Subsequent to the balance sheet date, the Company sold all of the outstanding common stock to Precision Partners, Inc. The outstanding draws on the credit line were paid off as a result of that transaction.

    Notes payable, including capital lease obligations, consisted of the following at (in thousands):

                                                              MARCH 19,   OCTOBER 31,
                                                                1999         1998
                                                              ---------   -----------
                                                                  (IN THOUSANDS)
Notes payable to stockholders, interest of 8.5%, monthly
  installments range from $2 to $3, due 12/31/97 to 1/31/98    $   --        $   25
Notes payable to stockholders, interest of 8.5%, monthly
  installments, $2, due 1/5/00                                     95            --
                                                               ------        ------
                                                               $   95        $   25
                                                               ======        ======
Installment contracts with vendors, interest ranging from
  10.1% to 25.7%, monthly installments totaling from $1 to
  $14, due 1/31/98 to 3/31/00, secured by equipment            $   93        $  238
Term loans with finance companies, interest ranging from
  4.7% to 10.8%, monthly installments totaling from $1 to
  $71, due 2/28/00 to 7/31/01, secured by equipment             8,402         8,726

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

6. LINE OF CREDIT, NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

                                                              MARCH 19,   OCTOBER 31,
                                                                1999         1998
                                                              ---------   -----------
                                                                  (IN THOUSANDS)
Installment loans with finance companies, interest ranging
  from 6.2% to 10.3%, monthly installments totaling from $1
  to $6, secured by equipment                                  $  333        $  294
Interim loan with finance companies, bearing 11.3% interest, fixed interest paid monthly, due on demand, secured by
  equipment                                                        --           138
                                                               ------        ------
                                                                8,828         9,396
Less current portion                                            1,949         2,042
                                                               ------        ------
                                                               $6,879        $7,354
                                                               ======        ======

    Aggregate future maturities of notes payables at March 19, 1999 are as follows, in thousands:

1999                                  $1,527
2000                                   1,924
2001                                   1,873
2002                                   1,994
2003                                   1,510

    Interest paid to third parties was $362,000, $1,092,000 and $651,000, for the period from November 1, 1998 to March 19, 1999, and for the years ended October 31, 1998, and 1997, respectively. Pursuant to the purchase transaction completed on March 19, 1999, the Company's debt was paid by Precision Partners, Inc.

7. INCOME TAXES

    The income tax provision (benefit) is as follows:

                                    PERIOD FROM NOVEMBER 1, 1998 TO       OCTOBER 31,
                                               MARCH 19,              -------------------
                                                 1999                   1998       1997
                                    -------------------------------   --------   --------
                                                       (IN THOUSANDS)

Current federal                                  $ 31                  $1,256     $1,084
Current state                                      12                      55         26
                                                 ----                  ------     ------
Total current tax provision                        43                   1,311      1,110
Deferred federal                                  (12)                    274        257
Deferred state                                     (1)                    104        (52)
                                                 ----                  ------     ------
Total deferred tax provision
  (benefit)                                       (13)                    378        205
                                                 ----                  ------     ------
Total tax provision                              $ 30                  $1,689     $1,315
                                                 ====                  ======     ======

    The difference between the effective rate reflected in the income tax provision for income taxes and the amount determined by applying the statutory U.S. rate to income before income taxes for the

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

7. INCOME TAXES (CONTINUED)
period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998 and 1997 is analyzed below:

                                                   PERIOD FROM
                                                   NOVEMBER 1,       YEAR ENDED
                                                     1998 TO         OCTOBER 31,
                                                    MARCH 19,    -------------------
                                                      1999         1998       1997
                                                   -----------   --------   --------
                                                            (IN THOUSANDS)

Tax provision (benefit) at statutory rate              $(61)      $1,357     $1,155
Valuation allowance                                      65           --         --
State income tax, net of federal income tax
  benefit                                                 8          104        (17)
Permanent differences                                    12           44         27
Other                                                     6          184        150
                                                       ----       ------     ------
Total income tax provision                             $ 30       $1,689     $1,315
                                                       ====       ======     ======

    The Company reported deferred tax liabilities and assets as follows at:

                                                          MARCH 19,   OCTOBER 31,
                                                            1999         1998
                                                          ---------   -----------
                                                              (IN THOUSANDS)
Deferred tax liabilities:
  Tax over book depreciation                               $(1,096)     $(1,013)
                                                           -------      -------
Total deferred tax liabilities                              (1,096)      (1,013)
Deferred tax assets:
  Accrued expenses                                              18           11
  Tax credit carryforwards                                      90           60
  Other                                                         45           46
                                                           -------      -------
  Total deferred tax assets                                    153          117
                                                           -------      -------
Net deferred tax liabilities                               $  (943)     $  (896)
                                                           =======      =======

    At March 19, 1999, the Company has approximately $60,000 of California manufacturing investment credits and $30,000 of federal alternative minimum tax credits, which do not expire. In addition, the Company has approximately $190,000 of net operating loss carryforwards which expire in 2020.

    Income taxes paid in the period 1999, 1998 and 1997 were approximately $100,000, $1,365,000 and $943,000, respectively.

8. COMMITMENTS WITH RELATED AND UNRELATED PARTIES

    The Company's operations are conducted in four buildings, all of which are owned by a partnership that includes the Company's principal stockholders (the Partnership). The principal stockholders own a 100% interest in the Partnership at March 31, 1999. One building is leased from the Partnership under a noncancellable ten year lease agreement with a monthly rent of $15,000. The lease agreement dated February 1, 1993 expires February 1, 2003. Under the leasing agreement, the

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

8. COMMITMENTS WITH RELATED AND UNRELATED PARTIES (CONTINUED)
Company is required to pay property taxes and common area charges (maintenance, utilities and property insurance) attributable to the lease. Total rent expense for the related party operating lease for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998, and 1997 was $75,000, $180,000 and $180,000, respectively.

    The second building is leased from the Partnership under a noncancellable ten year lease agreement with varying monthly rents starting at $25,000 on May 1, 1997 and increasing to $30,000 on May 1, 1999. The lease agreement dated May 1, 1997 expires April 30, 2007. Total rent expense for the related party operating lease for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998 and 1997 was $125,000, $269,000 and $184,000,
respectively. The Company subleases a portion of this space under a non-cancelable two year agreement with monthly rental income of approximately $11,000. The sublease is dated May 1, 1997 and expires on April 30, 2000. Total rent expense, net of sublease income, for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998 and 1997 was $70,000, $135,000 and $117,000, respectively.

    The third building was previously leased from an unrelated party under a noncancellable lease agreement expiring December 31, 1998 with an option to purchase the property. The lease provided for monthly rents of $10,000 through December 31, 1997 and $10,000 through December 31, 1998. The Partnership exercised the option to purchase the property in May 1997.

    The Company now leases from the Partnership under a noncancellable five year lease agreement with a monthly rent of $10,000. The agreement, dated May 16, 1997 expires May 16, 2002. Total rent expense for this related party operating lease for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998, and 1997 was $50,000, $120,000, and $118,000, respectively.

    The fourth building is leased from the Partnership under a noncancellable ten year lease agreement with a monthly rent of $2,500. The lease agreement dated January 1, 1998 expires on December 31, 2003. Total rent expense for the related party operating lease for the period from November 1, 1998 to March 19, 1999 and the year ended October 31, 1998 was $12,500 and $25,000, respectively.

    The Company leased an additional warehouse facility under a noncancellable lease agreement with an unrelated party. The monthly rent on the aforementioned lease was $10,000 and expired on August 31, 1998. The Company subsequently entered into a new lease agreement with the same monthly rent of $11,000 that will expire on August 31, 2001. Total rent expense for the operating lease for the period from November 1, 1998 to March 19, 1999 and the years ended
October 31, 1998, and 1997 was $56,000, $121,000 and $118,000, respectively.

    Total rent expense for all of the Company's facilities under noncancellable operating lease agreements, net of sublease income, for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998, and 1997 was $264,000, $632,000, and $586,000, respectively.

    The Company leases machinery and equipment from a related party under a month to month lease agreement with monthly rents of $4,000.

    The Company has assisted two affiliated entities in obtaining financing. The affiliated entities have recorded the assets and liabilities on their books. The Company, however, has guaranteed the indebtedness outstanding of $3,395,000 and $3,490,000 at March 31, 1999 and October 31, 1998, respectively.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

8. COMMITMENTS WITH RELATED AND UNRELATED PARTIES (CONTINUED)
    Future rental commitments for the remaining years of all noncancellable operating leases are as follows:

                                                   UNRELATED
                                        RELATED    PARTIES--    SUBLEASE      TOTAL
                                        PARTIES    FACILITIES    INCOME    COMMITMENTS
                                        --------   ----------   --------   -----------
                                                        (IN THOUSANDS)
Years ending October 31:
  1999                                   $  357       $240       $ (78)      $  519
  2000                                      713        270        (134)         849
  2001                                      738        194         (45)         887
  2002                                      700         32          --          732
  2003                                      550          5          --          555
  Thereafter                              1,648         --          --        1,648
                                         ------       ----       -----       ------
                                         $4,706       $741       $(257)      $5,190
                                         ======       ====       =====       ======

9. CAPITAL LEASES

    The following is an analysis of leased property under capital leases included in property and equipment (Note 5) at:

                                                          MARCH 19,   OCTOBER 31,
                                                            1999         1998
                                                          ---------   -----------
                                                              (IN THOUSANDS)

Machinery and equipment                                    $ 1,507      $ 1,507
Furniture, fixtures and other                                  714          714
Leasehold improvements                                          10           10
                                                           -------      -------
                                                             2,231        2,231
Less accumulated amortization                                1,388        1,268
                                                           -------      -------
                                                           $   843      $   963
                                                           =======      =======

    Amortization of equipment under capital leases is included in depreciation and amortization in the accompanying Combined Statements of Cash Flows.

              CERTIFIED FABRICATORS, INC. AND CALBRIT DESIGN, INC.

9. CAPITAL LEASES (CONTINUED)
    The following is a schedule of future minimum lease payments under capital lease agreements together with the present value of the net minimum lease payments included in notes payable (Note 6) as of March 19, 1999, in thousands:

Years ending October 31:
  1999                                                        $163
  2000                                                         137
  2001                                                          27
                                                              ----
                                                               327
  Less amount representing interest at rates from 6.2% to
    16.5%                                                       26
                                                              ----
  Present value of net minimum lease payments                 $301
                                                              ====

10. PROFIT SHARING/401K PLANS

    The Company sponsors a profit sharing plan covering all eligible employees whereby the Company may contribute the lesser of $30,000 or 15% of annual compensation. The Company may make discretionary contributions to the profit sharing plan annually in amounts determined by management. Profit sharing contributions for the period from November 1, 1998 to March 19, 1999 and the years ended October 31, 1998, and 1997 were $0, $150,000, and $500,000, respectively.

    The Company also sponsors a 401K plan (the Plan) covering all eligible employees whereby the Company may make matching contributions on the first 6% of employee contributions in an amount or percentage determined by the Company, if any. Matching contributions vest over a seven year period or 100% at normal retirement as defined by the Plan. No matching contributions have been made through March 19, 1999.

11. YEAR 2000 (UNAUDITED)

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues such as leap year-related problems may occur with billing, payroll, or financial closings at month, quarterly, or year end. We believe that any such problems are likely to be minor and correctable. In addition, we could still be negatively impacted if our customers or suppliers are adveresly affected by the Year 2000 or similar issues. We currently are not aware of any significant Year 2000 or similar problems that have arisen for our customers and suppliers.

               REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

The Board of Directors
Precision Partners, Inc.

We have audited the balance sheet of Nationwide Precision Products Corp. as of March 19, 1999, and the related statements of income, stockholders' equity and cash flows for the period from June 1, 1998 to March 19, 1999. These financial statements are the responsibility of the management of Nationwide Precision Products Corp. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Parlec, Inc. (a corporation in which Nationwide Precision Products Corp. has a 44% interest), have been audited by other auditors whose report has been furnished to us; insofar as our opinion on the financial statements relates to data included for Parlec, it is based solely on their report.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Precision Products Corp. as of March 19, 1999, and the results of its operations and its cash flows for the period from June 1, 1998 to March 19, 1999 in conformity with accounting principles generally accepted in the United States.

February 25, 2000                                          /s/ Ernst & Young LLP

Dallas, Texas

     REPORT OF INDEPENDENT AUDITORS, INSERO, KASPERSKI, CIACCIA & CO., P.C.

The Board of Directors
Nationwide Precision Products Corp.

We have audited the balance sheet of Nationwide Precision Products Corp., as of May 31, 1998, and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Precision Products Corp. at May 31, 1998, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 1998, in conformity with generally accepted accounting principles.

June 29, 1998                         /s/ Insero, Kasperski, Ciaccia & Co., P.C.

Rochester, New York

                      NATIONWIDE PRECISION PRODUCTS CORP.

                                 BALANCE SHEETS

                                                              MARCH 19,   MAY 31,
                                                                1999        1998
                                                              ---------   --------
                                                                 (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents                                    $   442    $   183
  Accounts receivable, net of allowance for doubtful
    accounts of $30,838 at March 19, 1999 and May 31, 1998       3,522      3,590
  Accounts receivable from affiliate                                --        592
  Inventories                                                    2,683      3,301
  Prepaid expenses and other current assets                         98        133
                                                               -------    -------
Total current assets                                             6,745      7,799
Property, plant and equipment, at cost, net                     17,580     17,008
Investment in Parlec, Inc.                                       4,821      2,598
Notes receivable from officers                                      --        295
Notes receivable from employee                                      --        105
Cash surrender value of officers' life insurance, net of
  loans of $0 at
  March 19, 1999 and $769,523, at May 31, 1998                      --        297
Debt issue costs, net                                               82        100
Federal tax deposit                                                273        274
                                                               -------    -------
Total assets                                                   $29,501    $28,476
                                                               =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                                               $ 1,109    $    --
  Accounts payable and accrued expenses                          1,329      4,258
  Current maturities of long-term debt and capital lease
    obligations                                                  2,564      2,065
                                                               -------    -------
Total current liabilities                                        5,002      6,323

Long-term debt and capital lease obligations, less current
  portion                                                        9,370      8,842

Stockholders' equity:
  Common stock, no par value; 700 shares authorized, 600
    issued and outstanding                                           3          3
  Additional paid-in capital                                       275        275
  Retained earnings                                             14,851     13,033
                                                               -------    -------
Total stockholders' equity                                      15,129     13,311
                                                               -------    -------
Total liabilities and stockholders' equity                     $29,501    $28,476
                                                               =======    =======

SEE ACCOMPANYING NOTES.

                      NATIONWIDE PRECISION PRODUCTS CORP.

                              STATEMENTS OF INCOME

                                                              PERIOD FROM       YEAR ENDED MAY 31,
                                                              JUNE 1, 1998      -------------------
                                                           TO MARCH 19, 1999      1998       1997
                                                           ------------------   --------   --------
                                                                        (IN THOUSANDS)
Sales                                                           $22,141         $28,440    $23,251
Cost of sales                                                    17,056          22,239     18,549
                                                                -------         -------    -------
Gross profit                                                      5,085           6,201      4,702
Bonuses                                                             773             895        640
Selling, general and administrative expenses                      1,880           2,113      1,938
                                                                -------         -------    -------
Operating income                                                  2,432           3,193      2,124
Interest expense, net                                               529             682        646
                                                                -------         -------    -------
Income before equity in net (loss) income of investee             1,903           2,511      1,478
Equity in net (loss) income of investee                             (85)            373        284
                                                                -------         -------    -------
Net income                                                      $ 1,818         $ 2,884    $ 1,762
                                                                =======         =======    =======

SEE ACCOMPANYING NOTES.

                      NATIONWIDE PRECISION PRODUCTS CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                               ADDITIONAL PAID-IN   RETAINED
                                                COMMON STOCK        CAPITAL         EARNINGS    TOTAL
                                                ------------   ------------------   --------   --------
                                                                    (IN THOUSANDS)
Balance at June 1, 1996                              $3               $275          $ 9,767    $10,045
  Net income                                         --                 --            1,762      1,762
  Distributions                                      --                 --             (800)      (800)
                                                     --               ----          -------    -------
Balance at May 31, 1997                               3                275           10,729     11,007
  Net income                                         --                 --            2,884      2,884
  Distributions                                      --                 --             (580)      (580)
                                                     --               ----          -------    -------
Balance at May 31, 1998                               3                275           13,033     13,311
  Net income                                         --                 --            1,818      1,818
                                                     --               ----          -------    -------
Balance at March 19, 1999                            $3               $275          $14,851    $15,129
                                                     ==               ====          =======    =======

SEE ACCOMPANYING NOTES.

                      NATIONWIDE PRECISION PRODUCTS CORP.

                            STATEMENTS OF CASH FLOWS

                                                               PERIOD FROM       YEAR ENDED MAY 31,
                                                               JUNE 1, 1998      -------------------
                                                            TO MARCH 19, 1999      1998       1997
                                                            ------------------   --------   --------
                                                                         (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                        $ 1,818        $ 2,884    $ 1,762
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                   1,469          1,662      1,532
    Equity in net loss (income) of investee                            85           (373)      (284)
    Changes in operating assets and liabilities:
      Accounts receivable                                              68         (1,287)       867
      Accounts receivable from affiliate                              592           (424)        49
      Inventories                                                    (650)          (634)      (766)
      Prepaid expenses                                                 35            (35)        14
      Federal tax deposit                                               1            197         87
      Accounts payable and accrued expenses                        (2,929)         2,136        267
                                                                  -------        -------    -------
Net cash provided by operating activities                             489          4,126      3,528

INVESTING ACTIVITIES
Purchase of property, plant and equipment                          (2,023)        (4,945)      (557)
Increase in investment in minority interest of investee            (1,040)            --         --
Cash surrender value of officers' life insurance                      297            (14)       (41)
Repayments from officers and employees                                400            135        175
                                                                  -------        -------    -------
Net cash used in investing activities                              (2,366)        (4,824)      (423)

FINANCING ACTIVITIES
Borrowings of long-term debt                                        3,000          3,500         --
Repayments of long-term debt                                       (1,973)        (2,228)    (2,207)
Borrowings under line of credit                                     1,109             --         --
Distributions                                                          --           (580)      (800)
                                                                  -------        -------    -------
Net cash provided by (used in) financing activities                 2,136            692     (3,007)
                                                                  -------        -------    -------
Net increase (decrease) in cash and cash equivalents                  259             (6)        98
Cash and cash equivalents, beginning of period                        183            189         91
                                                                  -------        -------    -------
Cash and cash equivalents, end of period                          $   442        $   183    $   189
                                                                  =======        =======    =======
Supplementary information for the statement of cash flows:
    Interest payments                                             $   600        $   748    $   750
    Note receivable and inventory converted to equity in
      investee                                                    $ 1,618             --         --

SEE ACCOMPANYING NOTES.

                      NATIONWIDE PRECISION PRODUCTS CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Nationwide Precision Products Corp. ("the Company"), located in Rochester, New York, manufactures precision machined parts, extrusions and castings for a customer base primarily in the United States. The Company has a 44% interest in Parlec, Inc., a producer of tooling and tool measuring equipment utilized by manufacturing companies primarily in the United States, Canada and Western Europe, located in Rochester, New York. On December 4, 1998, the Company entered into an agreement with Precision Partners, L.L.C. ("LLC") to sell substantially all of its assets exclusive of its investment in Parlec and certain other assets, and for LLC to assume certain liabilities. The agreement was assigned by LLC to a wholly-owned subsidiary, Precision Partners Holdings, Inc. ("Holdings") which was in turn assigned to Holdings' wholly-owned subsidiary, Precision Partners, Inc. The acquistion was completed on March 19, 1999. The financial statements are presented on a historical cost basis and do not include any adjustments related to the purchase transaction.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the actual amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank demand deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash with original maturities of 90 days or less.

INVENTORIES

    Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (FIFO) method of determining cost for the majority of its inventories.

REVENUE RECOGNITION

    Sales are recorded when products are shipped to a customer.

DEPRECIATION

    Buildings, machinery and equipment, and furniture and fixtures are depreciated using both straight-line and declining balance methods over the estimated useful lives of the individual assets. The

                      NATIONWIDE PRECISION PRODUCTS CORP.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) lives are five to ten years for equipment, twenty years for land improvements and forty years for building and improvements.

INCOME TAXES

    The Company has elected to be treated as an S Corporation for Federal and New York State income tax purposes under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reported directly on the stockholders' individual tax returns.

LONG-LIVED ASSETS

    The Company accounts for its long-lived assets under Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

RECLASSIFICATION

    Certain prior year amounts have been reclassified to conform to current year presentation.

2. INVENTORIES

    Inventories consist of the following:

                                                              MARCH 19,   MAY 31,
                                                                1999        1998
                                                              ---------   --------
                                                                 (IN THOUSANDS)
Raw materials                                                  $1,353      $2,416
Work-in-process                                                   206         449
Finished goods                                                  1,357         686
                                                               ------      ------
                                                                2,916       3,551
Reserve for obsolescence                                         (233)       (250)
                                                               ------      ------
                                                               $2,683      $3,301
                                                               ======      ======

                      NATIONWIDE PRECISION PRODUCTS CORP.

3. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are valued at cost and consist of the following:

                                                           MARCH 19,   MAY 31,
                                                             1999        1998
                                                           ---------   --------
                                                              (IN THOUSANDS)
Land and improvements                                       $   980    $   980
Buildings and improvements                                    5,343      5,187
Machinery and equipment                                      26,585     24,778
Furniture, fixtures and other                                   670        610
                                                            -------    -------
                                                             33,578     31,555
Less accumulated depreciation                                15,998     14,547
                                                            -------    -------
Property, plant and equipment, net                          $17,580    $17,008
                                                            =======    =======

4. DEBT

    At March 19, 1999, the Company has $4,862,219 of unused letters-of-credit with a bank to guarantee payment of the Industrial Revenue Bonds. A letter-of-credit fee is charged at approximately 1% of the outstanding balance.

    The Company has available a $2,000,000 working capital line-of-credit. Borrowings on the line bear interest at the Bank's prime rate (7.75% at March 31, 1999). The outstanding balance on this line is $1,109,000 at March 19, 1999. There was no outstanding balance at May 31, 1998.

    The Company has available a $600,000 equipment line-of-credit to fund future equipment purchases for specific contracts. Borrowings on this line bear interest at the Bank's prime rate (7.75% at March 19, 1999). There were no outstanding balances on this line at March 19, 1999 and May 31, 1998.

                      NATIONWIDE PRECISION PRODUCTS CORP.

4. DEBT (CONTINUED)
    Long-term debt consists of the following:

                                                              MARCH 31,   MAY 31,
                                                                1999        1998
                                                              ---------   --------
                                                                 (IN THOUSANDS)
Capital lease obligation consisting of a Tax Exempt
  Industrial Revenue Bond, variable interest on outstanding
  balance (3.10% at March 31, 1999), maturing 2004. No
  principal payments are required until 2003.                  $ 3,325    $ 3,325
Capital lease obligation consisting of a Taxable Industrial
  Revenue Bond, variable interest rate on outstanding
  balance (5.20% at March 31, 1999), maturing 2003.
  Principal installment of $180,000 began in fiscal 1996 and
  increase by $20,000 per year through maturity.                 1,435      1,675
Note payable to bank, $68,750 monthly plus 7.67% interest,
  matured July, 1998.                                               --        138
Note payable to bank, $25,000 monthly plus 8.25% interest,
  maturing December, 1999.                                         225        475
Note payable to bank, $31,250 monthly plus 8.035% interest,
  maturing April, 2000.                                            406        719
Note payable to bank, $41,667 monthly plus 7.74% interest,
  maturing May, 2000.                                              583      1,000
Note payable to bank, $71,445 monthly, including interest at
  7.7%, maturing July, 2003.                                     3,101      3,500
Note payable to bank, $58,698 monthly, including interest at
  6.5%, maturing September, 2003.                                2,792         --
Deferred compensation payable to a former employee requiring yearly payments of $15,000, including imputed interest at
  9%, maturing 2005.                                                67         75
                                                               -------    -------
                                                                11,934     10,907
Less current portion                                             2,564      2,065
                                                               -------    -------
                                                               $ 9,370    $ 8,842
                                                               =======    =======

    The Company's debt is collateralized by substantially all of the Company's assets.

    Aggregate future maturities of long-term debt are as follows:
2000--$2,564,000; 2001--$1,686,000; 2002--$1,680,000; 2003--$1,792,000;
2004--$4,194,000; thereafter--$18,000.

    CAPITAL LEASE OBLIGATION

    On December 1, 1994, the Company entered into an agreement to purchase land, construct an addition to its facility in Henrietta, New York and to extend the County of Monroe Industrial Development Agency (COMIDA) lease term of the 1986 bonds which related to the original building construction. The new bonds are ten-year Industrial Development Revenue Bonds (IRB) issued through the COMIDA and originally totaled $5,600,000. The Company leases the building under a ten-year agreement with COMIDA. At the end of the lease term, the Company has an option to purchase the property for one dollar, thus the lease has been capitalized for financial reporting purposes.

                      NATIONWIDE PRECISION PRODUCTS CORP.

4. DEBT (CONTINUED)
    The present value of future minimum lease payments based on current prevailing interest rates as of March 31, 1999, is as follows, in thousands:

Years ending March 31,
2000                                                             $   470
2001                                                                 477
2002                                                                 481
2003                                                                 485
2004                                                                 488
Thereafter                                                         3,381
                                                                 -------
                                                                   5,782
Less amount representing interest                                  1,022
                                                                 -------
Present value of future minimum lease payments                   $ 4,760
                                                                 =======

5. PROFIT SHARING/401(K) PLANS

    The Company, along with Parlec, Inc., sponsors a profit sharing and 401(k) plan covering their employees. The Plan is a discretionary profit sharing plan where contributions are determined annually by the Board of Directors. No contributions were made during the periods presented. In addition, the Company makes matching contributions equal to 50% of the employee's elective deferrals up to a maximum of $250 per year. Matching contributions totaled approximately $28,000, $27,400, and $16,500 for the period from June 1, 1998 to March 19,
1999, and the years ended May 31, 1998 and 1997, respectively.

6. RELATED PARTIES

    NOTES RECEIVABLE FROM OFFICERS

    During 1991 and 1993, the President of the Company (Michael Nuccitelli) borrowed various monies to purchase interests in Parlec, Inc. (Parlec), a manufacturing company related through common management and the real estate partnership that owns the Parlec facility. Interest accrues at rates that approximate market rates (6.25% at March 19, 1999) and is payable annually. The balance outstanding on these notes was $0 and $295,000 at March 19, 1999 and May 31, 1998, respectively.

    INVESTMENT IN PARLEC, INC.

    In May 1994, the Company purchased 30% of the outstanding shares of Parlec, Inc. The aggregate purchase price for these share was $1,200,000. The investment has been accounted for using the equity method of accounting. At the date of acquisition, the investment in Parlec exceeded the Company's share of the underlying net assets by $1,055,400. This amount is being amortized as goodwill on a straight-line basis over 40 years.

    In December 1998, the Company purchased 200,000 shares, or an additional 14% of the outstanding shares of Parlec. The aggregate purchase price for the shares was $2,658,000, which consisted of cash and inventory of $1,040,000 and $1,268,000, respectively, and the "forgiveness" of a 1993 loan due to the Company from Parlec of $350,000 which was included in the Investment in

                      NATIONWIDE PRECISION PRODUCTS CORP.

6. RELATED PARTIES (CONTINUED)
Parlec, Inc. On the date of the transaction, the additional investment in Parlec exceeded the Company's share of the underlying net assets by approximately $1,576,000. This amount will be amortized over 40 years beginning in 1999.

    The following summarized balance sheet is presented for Parlec, Inc. as of March 19, 1999 and May 31, 1998:

                                                           MARCH 19,   MAY 31,
                                                             1999        1998
                                                           ---------   --------
                                                              (IN THOUSANDS)
Assets
Current assets                                              $ 9,554    $ 8,564
Fixed and other assets                                        7,194      7,323
                                                            -------    -------
                                                            $16,748    $15,887
                                                            =======    =======
Liabilities
Current liabilities                                         $ 6,663    $ 7,086
Long-term debt                                                3,452      4,149
Other long-term debt (Nationwide)                                --        350
                                                            -------    -------
                                                             10,115     11,585
Stockholders' Equity                                          6,633      4,302
                                                            -------    -------
Total                                                       $16,748    $15,887
                                                            =======    =======

    The following summarized statements of operations is presented for Parlec, Inc. for the period from June 1, 1998 to March 19, 1999 and the years ended May 31, 1998 and 1997:

                                                 PERIOD FROM      YEAR ENDED MAY 31,
                                               JUNE 1, 1998 TO    -------------------
                                                MARCH 19, 1999      1998       1997
                                               ----------------   --------   --------
                                                           (IN THOUSANDS)
Sales                                              $20,133        $24,541    $17,381
Cost of sales                                       15,819         16,650     11,053
                                                   -------        -------    -------
Gross profit                                       $ 4,314        $ 7,891    $ 6,328
                                                   =======        =======    =======
Net (loss) income, before tax                      $  (327)       $ 1,329    $ 1,033
                                                   =======        =======    =======

    SALES

    During the period from June 1, 1998 to March 19, 1999 and the years ended May 31, 1998 and 1997 the Company had sales to Parlec, Inc. of approximately $1,617,550, $2,672,000 and $2,559,000 respectively. As of March 19, 1999 and
May 31, 1998, amounts due from Parlec, Inc. were approximately $309,000 and $572,000, respectively.

                      NATIONWIDE PRECISION PRODUCTS CORP.

7. MAJOR CUSTOMERS

    During the period from June 1, 1998 to March 19, 1999 and the years ended May 31, 1998 and 1997, 68%, 70% and 71%, respectively, of the Company's sales were to three customers. As of March 19, 1999 and May 31, 1998, the Company's receivables from these three customers were approximately $1,734,541 and $2,701,000, respectively.

8. YEAR 2000 (UNAUDITED)

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues such as leap year-related problems may occur with billing, payroll, or financial closings at month, quarterly, or year end. We believe that any such problems are likely to be minor and correctable. In addition, we could still be negatively impacted if our customers or suppliers are adversely affected by the year 2000 or similar issues. We currently are not aware of any significant Year 2000 or similar problems that have arisen for our customers and suppliers.

               REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

The Board of Directors

Precision Partners, Inc.

We have audited the balance sheet of Gillette Machine & Tool Co., Inc. ("Gillette") as of August 31, 1999, and the related statements of income and retained earnings and cash flows for the period from March 1, 1999 to August 31, 1999. These financial statements are the responsibility of Gillette's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gillette at August 31, 1999, and the results of its operations and its cash flows for the period from March 1, 1999 to August 31, 1999 in conformity with accounting principles generally accepted in the United States.

March 10, 2000                                             /s/ Ernst & Young LLP

Dallas, Texas

               REPORT OF INDEPENDENT AUDITORS, BONADIO & CO., LLP

The Board of Directors

Precision Partners, Inc.

We have audited the combined balance sheet of Gillette Machine & Tool Co., Inc. ("Gillette") as of February 28, 1999, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of Gillette's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gillette at February 28, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

August 27, 1999                                           /s/ Bonadio & Co., LLP

Rochester, New York

                       GILLETTE MACHINE & TOOL CO., INC.

                                 BALANCE SHEETS

                                                              AUGUST 31, 1999   FEBRUARY 28, 1999
                                                              ---------------   -----------------
                                                                        (IN THOUSANDS)
ASSETS

Current assets:
  Cash                                                          $       --          $       68
  Accounts receivable                                                1,948               1,742
  Due from related party                                                --                  87
  Inventories                                                        3,159               3,489
  Prepaid expenses                                                     142                  50
                                                                ----------          ----------
    Total current assets                                             5,249               5,436

Property, plant and equipment, net                                   1,698               1,890

Deferred tax asset, net                                                 97                 163
                                                                ----------          ----------
  Total assets                                                  $    7,044          $    7,489
                                                                ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Cash overdraft                                                $      224          $       --
  Demand note payable                                                  267                 300
  Current portion of long-term debt                                    170                 164
  Accounts payable                                                     832                 906
  Accrued expenses                                                     290                 363
  Accrued income taxes                                                  43                 171
  Due to related party                                                  57                 134
  Due to stockholders                                                   --                 323
                                                                ----------          ----------
    Total current liabilities                                        1,883               2,361

Long-term debt, net of current portion                                 480                 640

Stockholders' equity:
  Common stock, Class A, voting, par value $2, 5,000 shares
    authorized, 375 shares issued and outstanding                        1                   1
  Common stock, Class B, non-voting, par value $2,
    45,000 shares authorized, 3,375 shares issued and
    outstanding                                                          7                   7
  Retained earnings                                                  4,673               4,480
                                                                ----------          ----------
    Total stockholders' equity                                       4,681               4,488
                                                                ----------          ----------
  Total liabilities and stockholders' equity                    $    7,044          $    7,489
                                                                ==========          ==========

SEE ACCOMPANYING NOTES.

                       GILLETTE MACHINE & TOOL CO., INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                         PERIOD FROM MARCH 1, 1999
                                                                    TO                  YEAR ENDED
                                                              AUGUST 31, 1999        FEBRUARY 28, 1999
                                                         -------------------------   -----------------
                                                                        (IN THOUSANDS)

Sales                                                            $  7,977                 $ 13,469

Cost of goods sold                                                  5,387                   10,195
                                                                 --------                 --------

  Gross profit                                                      2,590                    3,274

Selling, general and administrative expenses                        2,345                    2,724
                                                                 --------                 --------

  Income from operations                                              245                      550

Other income (expense):
  Miscellaneous income                                                 46                       62
  Interest expense                                                    (50)                     (94)
  Gain on sale of equipment                                            62                       38
                                                                 --------                 --------

    Other income, net                                                  58                        6
                                                                 --------                 --------

    Income before income taxes                                        303                      556

Income tax expense                                                    110                      199
                                                                 --------                 --------

Net income                                                            193                      357

Retained earnings, beginning of period                              4,480                    4,123
                                                                 --------                 --------

Retained earnings, end of period                                 $  4,673                 $  4,480
                                                                 ========                 ========

SEE ACCOMPANYING NOTES.

                       GILLETTE MACHINE & TOOL CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                               PERIOD FROM
                                                              MARCH 1, 1999
                                                                   TO
                                                               AUGUST 31,        YEAR ENDED
                                                                  1999        FEBRUARY 28, 1999
                                                              -------------   -----------------
                                                                       (IN THOUSANDS)
Operating activities:
  Net income                                                      $ 193            $   357
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Deferred tax expense (benefit)                                 66                (30)
      Depreciation and amortization                                 247                620
      Gain on sale of equipment                                     (62)               (38)
      Changes in operating assets and liabilities:
        Accounts receivable                                        (206)                (1)
        Due to/from related party                                    10                 67
        Inventories                                                 330             (1,074)
        Prepaid expenses                                            (92)                (6)
        Prepaid income taxes                                         --                 16
        Accounts payable and cash overdraft                         150                175
        Accrued expenses                                            (73)                80
        Accrued income taxes                                       (128)               171
        Customer advances                                            --                (69)
                                                                  -----            -------
          Net cash provided by operating activities                 435                268

Investing activities:
  Purchases of property, plant and equipment                        (58)              (357)
  Proceeds from the sale of equipment                                65                 38
                                                                  -----            -------
          Net cash provided by (used in) investing
            activities                                                7               (319)

Financing activities:
  Payments on demand note payable                                   (33)              (116)
  Borrowings on long-term debt                                       --                115
  Payments on long-term debt                                       (154)              (126)
  (Decrease) increase in due to stockholders                       (323)               203
                                                                  -----            -------
          Net cash (used in) provided by financing
            activities                                             (510)                76
                                                                  -----            -------

(Decrease) increase in cash                                         (68)                25
Cash at beginning of period                                          68                 43
                                                                  -----            -------
Cash at end of period                                             $  --            $    68
                                                                  =====            =======

SEE ACCOMPANYING NOTES.

                       GILLETTE MACHINE & TOOL CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    Gillette Machine & Tool Co., Inc. (the "Company") is a manufacturer of precision machined components for customers located primarily in the northeast United States operating in a variety of industries.

BASIS OF PRESENTATION

    On June 17, 1999 the Company entered into an agreement with Precision Partners, Inc. to sell all of the outstanding common stock of the Company. The transaction was completed on September 1, 1999. The financial statements are presented on a historical cost basis and do not include any adjustments related to the purchase.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash with original maturities of 90 days or less.

CONCENTRATION OF CREDIT RISK

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank demand deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

REVENUE RECOGNITION

    Sales are recorded when products are shipped to a customer.

INVENTORIES

    Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (FIFO) method of determining cost.

DEPRECIATION AND AMORTIZATION

    Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to twenty-four years.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       GILLETTE MACHINE & TOOL CO., INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LONG-LIVED ASSETS

    The company accounts for its long-lived assets under Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing to the fair value of the asset to its carrying amount.

INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

2. INVENTORIES

    Inventories consist of the following at:

                                                     AUGUST 31,    FEBRUARY 28,
                                                        1999           1999
                                                     -----------   ------------
                                                           (IN THOUSANDS)

Raw materials                                        $        74   $        71
Work-in-process                                            2,607         2,596
Finished goods                                               528           872
                                                     -----------   -----------
                                                           3,209         3,539
Less reserve for obsolescence                                 50            50
                                                     -----------   -----------
                                                     $     3,159   $     3,489
                                                     ===========   ===========

3. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at:

                                                     AUGUST 31,    FEBRUARY 28,
                                                        1999           1999
                                                     -----------   ------------
                                                           (IN THOUSANDS)

Machinery and equipment                              $     7,922   $     8,207
Leasehold improvements                                     1,187         1,184
Office equipment                                             460           437
Vehicles                                                     181           170
                                                     -----------   -----------
                                                           9,750         9,998
Less accumulated depreciation and amortization             8,052         8,108
                                                     -----------   -----------
                                                     $     1,698   $     1,890
                                                     ===========   ===========

                       GILLETTE MACHINE & TOOL CO., INC.

4. FINANCING ARRANGEMENTS

    The Company may borrow up to $3,500,000 under the terms of an annually renewable line-of-credit agreement with a bank. Amounts borrowed bear interest at the bank's prime rate, are collateralized by substantially all assets of the Company, and are guaranteed by the estate of Frank P. Gillette. There were no amounts outstanding at August 31, 1999.

Long term debt consists of the following at:

                                                                                 FEBRUARY 28,
                                                              AUGUST 31, 1999        1999
                                                              ----------------   ------------
                                                                      (IN THOUSANDS)
Note payable to bank in monthly installments of $7,397,
  including interest at 7.94% through November 2001              $      194        $    223
Note payable to the estate of Frank P. Gillette in monthly
  installments of $3,029, including interest at 9.5% through
  February 2007                                                         197             206
Note payable to the estate of Frank P. Gillette in monthly
  installments of $500, including interest at 9.5% through
  May 2025                                                              155             158
Note payable to bank in monthly installments of $2,282,
  including interest at 7.25% through February 2004                     104             115
Note payable to bank in monthly installments of $4,437,
  including interest at 7.55% through February 2001                      --             102
                                                                 ----------        --------
                                                                        650             804
Less current portion                                                    170             164
                                                                 ----------        --------
                                                                 $      480        $    640
                                                                 ==========        ========

    The notes payable to bank are collateralized by substantially all assets of the Company and are guaranteed by the stockholders of the Company and the estate of Frank P. Gillette.

    All debt was subsequently paid at September 1, 1999 pursuant to the terms of the Stock Purchase Agreement between the former stockholders of Gillette and Precision Partners, Inc. (See Note 1).

    Interest paid for the period ended August 31, 1999 and year ended February 28, 1999 was approximately $50,000 and $91,000, respectively.

5. INCOME TAXES

    Deferred taxes are provided in the financial statements for significant temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. The primary differences are attributable to inventory, depreciation, alternative minimum tax credit carryforwards and investment tax credit carryforwards.

                       GILLETTE MACHINE & TOOL CO., INC.

5. INCOME TAXES (CONTINUED)
    The benefit (provision) for income taxes consists of the following:

                                                                        YEAR ENDED
                                           PERIOD FROM MARCH 1, 1999   FEBRUARY 28,
                                              TO AUGUST 31, 1999           1999
                                           -------------------------   ------------
                                                        (IN THOUSANDS)

Current                                            $      46            $     229
Deferred                                                  64                  (30)
                                                   ---------            ---------
                                                   $     110            $     199
                                                   =========            =========

    The tax effect of temporary differences that give rise to the net deferred tax asset are as follows:

                                                        AUGUST 31,   FEBRUARY 28,
                                                           1999          1999
                                                        ----------   ------------
                                                             (IN THOUSANDS)
Deferred tax asset:
  Inventory reserve                                     $      19     $      20
  Accrued expenses                                             22            20
  Alternative minimum tax credit                              157           192
  Net operating loss carryforward--New York                    --            10
  New York State investment tax credit                        187           187
                                                        ---------     ---------
                                                              385           429
Deferred tax liability:
  Accelerated depreciation                                   (288)         (266)
                                                        ---------     ---------
Net deferred tax asset                                  $      97     $     163
                                                        =========     =========

    At August 31, 1999, the Company has investment tax credits of approximately $290,000 available to reduce future New York State tax liabilities. These credits will begin to expire in 2005.

    The provision for income taxes differs from the "expected" provision for the periods (computed by applying the U.S. Federal corporate income tax rate of 34% to income before income taxes) as follows:

                                                                          YEAR ENDED
                                             PERIOD FROM MARCH 1, 1999   FEBRUARY 28,
                                                TO AUGUST 31, 1999           1999
                                             -------------------------   ------------
                                                          (IN THOUSANDS)

Computed "expected" tax expense                      $     105             $     189
State income taxes, net of Federal income
  tax benefit                                                7                    33
Other, net                                                  (2)                  (23)
                                                     ---------             ---------
                                                     $     110             $     199
                                                     =========             =========

                       GILLETTE MACHINE & TOOL CO., INC.

6. RELATED PARTY TRANSACTIONS

    LEASING

    The Company has a lease for its facilities with the estate of Frank
P. Gillette through 2001. This lease is renewable for additional five year periods. Rent expense was approximately $87,667 and $158,200 for the period March 1, 1999 to August 31, 1999 and the year ended February 28, 1999, respectively.

    Pursuant to the terms of the Stock Purchase Agreement between Precision Partners and the former stockholders, a new lease was executed as of September 1, 1999 with two five year terms plus two additional five year options to renew. Future minimum annual lease payments for the years ending August 31 are:

2000                        $  282,438
2001                           282,438
2002                           282,438
2003                           282,438
2004                           282,438
Thereafter                   1,412,190

    MANUFACTURING SERVICES

    The Company purchases machining services at agreed upon rates from a partnership in which the Company's stockholders are the partners. The Company also sells labor to the partnership at agreed upon rates.

    The Company sold labor totaling $193,662 and $400,577 to the partnership and purchased machining services totaling $401,349 and $817,540 from the partnership for the six months ended August 31, 1999 and the year ended February 28, 1999, respectively.

    Pursuant to the terms of the Stock Purchase Agreement between Precision Partners and the former shareholders of the Company, the Partnership was dissolved effective September 1, 1999.

7. PROFIT-SHARING PLAN

    The Company contributes to a profit sharing and 401(k) plan. The Company matched employee contributions up to 3% of their eligible compensation in 1999. Profit-sharing contributions to the plan are at the discretion of the Board of Directors and are allocated to eligible employees based on wages. The Company accrued approximately $106,000 for the six months ended August 31, 1999 and contributed approximately $182,000 to the Plan for the year ended February 28, 1999.

8. MAJOR CUSTOMERS

    During the period from March 1, 1999 to August 31, 1999, 68% of the Company's sales were to two customers. As of August 31, 1999, the Company's receivables from these two customers were approximately $1,421,000. During the year ended February 28, 1999, 78% of the Company's sales were to four customers. As of February 28, 1999, the Company's receivables from these four customers were approximately $1,399,000.

                       GILLETTE MACHINE & TOOL CO., INC.

9. YEAR 2000 (UNAUDITED)

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues such as leap year-related problems may occur with billing, payroll, or financial closings at month, quarterly, or year end. We believe that any such problems are likely to be minor and correctable. In addition, we could still be negatively impacted if our customers or suppliers are adversely affected by the Year 2000 or similar issues. We currently are not aware of any significant Year 2000 or similar problems that have arisen for our customers and suppliers.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PRECISION PARTNERS, INC.

                               OFFER TO EXCHANGE

                     12% SENIOR SUBORDINATED NOTES DUE 2009
                              FOR ITS OUTSTANDING
                     12% SENIOR SUBORDINATED NOTES DUE 2009

                                     [LOGO]

                                    --------

                                   PROSPECTUS

                                          , 2000

                                    --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

    The Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Such expenses may be paid by the corporation in advance in accordance with the provisions of the DGCL. To be indemnified, such person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had no reasonable cause to believe such person's conduct was unlawful.

    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    The DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

CERTIFICATE OF INCORPORATION

    Article Seven of the Certificate of Incorporation (the "Certificate of Incorporation") for Precision Partners, Inc. (the "Company") provides that the Company will, to the fullest extent permitted or required by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons to whom it will have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein will not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of Article Seven will not adversely affect any right or protection existing thereunder immediately prior to such repeal or modification.

BY-LAWS

    Article Four of the Company's By-laws ("Article Four") provides that the Company (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or an officer of the Company and (2) except as otherwise required by
Section 3 of Article Four, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    The By-laws further provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    To the extent that a person who is or was a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of Article Four, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Any indemnification under Section 1 or Section 2 of Article Four (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Expenses incurred by any person who may have a right of indemnification under Article Four in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the. Company pursuant to Article Four.

    The indemnification provided by Article Four shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of Article Four, Section 145 of the General Company Law of the State of Delaware or otherwise.

NATIONWIDE

    NEW YORK BUSINESS CORPORATION LAW

    The New York Business Corporation Law ("NYBCL") permits a corporation to indemnify any person made or threatened to be made a party to an action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), including an action by or in the right of another corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director of officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that the person, the person's testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or any appeal therein. To be indemnified, such person must have acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and in criminal action or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful.

    The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, does not of itself create a presumption that the person did not act in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, or that such person had reasonable cause to believe such person's conduct was unlawful.

    Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with such person's defense therein, if the court shall find that such person has, by such person's pleadings or during the course of the litigation, raised genuine issues of fact or law.

    The NYBCL also permits a corporation to purchase and maintain insurance
(1) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the NYBCL, (2) to indemnify directors and officers in instances in which they may be indemnified by the corporation under the NYBCL, and (3) to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the NYBCL.

    AMENDED CERTIFICATE OF INCORPORATION AND BYLAWS

    Nationwide's Certificate of Incorporation, as amended, and its Bylaws, provide for indemnification of all persons to the fullest extent permitted by the NYBCL, and also authorize Nationwide to purchase and maintain insurance to indemnify such persons, whether or not such persons can be indemnified under the NYBCL; except that Nationwide's bylaws do not extend indemnification to persons who were or are serving at Nationwide's request as an agent of or participant in an employee benefit plan. Nationwide's bylaws also permit the advancement of expenses under certain circumstances.

MID STATE

    MAINE BUSINESS CORPORATION ACT

    The Maine Business Corporation Act (the "MBCA") permits a corporation to indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such expenses may be paid by the corporation in advance in accordance with the provisions of the MBCA. To be indemnified, such person must have acted (i) honestly or (ii) in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries, or, in the case of any criminal action or proceeding, such person must have acted without reasonable cause to believe that such person's conduct was unlawful.

    The termination of any action, suit, or proceeding by judgment, order or conviction adverse to convict that person, or by settlement or pleas of NOLO CONTENDERE or its equivalent, does not of itself create a presumption that the person did not act honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

    The MBCA also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the MBCA.

    CERTIFICATE OF ORGANIZATION AND AMENDED AND RESTATED BYLAWS

    Mid State's Certificate of Organization contains no provision for indemnification. However, its Amended and Restated Bylaws provide that Mid State shall indemnify persons to the extent permitted by the MBCA, including the advancement of expenses, except that such indemnification does not extend to trustees, partners, fiduciaries, or employees or agents of a pension or other employee benefit plan.

    The Amended and Restated Bylaws of Mid State also provide that Mid State may purchase and maintain insurance on behalf of such persons to the extent permitted by the MBCA, whether or not such persons can be indemnified under its bylaws; except that Mid State may not purchase or maintain such insurance to indemnify trustees, partners, fiduciaries, or employees or agents of a pension or other employee benefit plan.

GENERAL AUTOMATION

    ILLINOIS BUSINESS CORPORATION ACT

    The Illinois Business Corporation Act ("IBCA") permits a corporation to indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred or paid by such person in connection with such action, suit or proceeding. Such expenses may be paid by the corporation in advance in accordance with the provisions of the IBCA. To be indemnified, such person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of General Automation, and, with respect to any criminal action or proceeding, that the person had no reasonable cause to believe that his or her conduct was unlawful.

    The IBCA also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

    ARTICLES OF INCORPORATION AND BYLAWS

    General Automation's Articles of Incorporation contain no provision for indemnification. However, its Bylaws provide that General Automation will indemnify persons to the extent permitted by the IBCA; except that such indemnification does not extend to persons who were or are serving at General Automation's request as an agent of or participant in an employee benefit plan. The bylaws also permit General Automation to purchase and maintain insurance to indemnify such persons, whether or not such persons can be indemnified under its bylaws.

CERTIFIED

    CALIFORNIA GENERAL CORPORATION LAW

    The California General Corporation Law (the "CGCL") permits a corporation to indemnify any person who was or is a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, (other than an action by or in right of the corporation), against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To be indemnified, such person must have acted (i) in good faith and (ii) in a manner he or she reasonably believed to be in the best interests of the corporation; and, in the case of a criminal proceeding, such person must have acted without reasonable cause to believe that his or her conduct was unlawful.

    The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

    In respect of any action by or in right of the corporation, a corporation may indemnify any person who was or is an agent of the corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if he or she acted (i) in good faith and
(ii) in a manner he or she believed to be in the best interests of the corporation and its shareholders.

    The CGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation , or is or was serving at the request of the corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him or her against such liability under its bylaws, the CGCL, or otherwise.

    ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

    Certified's Articles of Incorporation contain no provision for indemnification. However, its Amended and Restated Bylaws provide that Certified will indemnify all persons to the extent permitted by the CGCL and may purchase and maintain insurance to indemnify such persons, whether or not such persons can be indemnified under its bylaws, the CGCL, or otherwise. Certified's bylaws also permit the advancement of expenses.

GILLETTE

    NEW YORK GENERAL CORPORATION LAW

    See the discussion of applicable provisions of the NYBCL above under "--Nationwide."

    RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

    Gillette's Restated Certificate of Incorporation and its Bylaws provide for indemnification of all persons to the fullest extent permitted by the NYBCL, and also authorize Gillette to purchase and maintain insurance to indemnify such persons, whether or not such persons can be indemnified under the NYBCL. Gillette's bylaws also permit the advancement of expenses under certain circumstances.

GALAXY

    MICHIGAN BUSINESS CORPORATION ACT

    The Michigan Business Corporation Act (the "Michigan BCA") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful.

    The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    The Michigan BCA also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan BCA.

    ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

    Galaxy's Articles of Incorporation contain no provision for indemnification. However, its Amended and Restated Bylaws provide that Galaxy will indemnify all persons to the fullest extent authorized or by the Michigan BCA and also authorize Galaxy to purchase and maintain insurance to indemnify such persons, whether or not such persons can be indemnified under the Michigan BCA. Galaxy's bylaws also permit the advancement of expenses under certain circumstances.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

    (a) Exhibits

       EXHIBIT
       NUMBER                                       ITEM
---------------------                               ----
        2.1             Merger Agreement dated September 30, 1998 by and among
                        Galaxy Industries Corporation, Kenneth Smith, Galaxy Holding
                        Co., Inc., Robert H. Leidel Revocable Living Trust, Betty A.
                        Leidel Revocable Living Trust, Michael Leidel, Cheryl
                        Brooks, and Galaxy Acquisition, Inc.

        2.2             Redemption and Merger Agreement dated September 17, 1998 by and among Mid State Machine Products, S. Douglas Sukeforth,
                        Mid State Holdings Co., Inc. and Mid State Acquisition Inc.

        2.3             Asset Purchase Agreement dated February 5, 1999 by and among
                        General Automation, Inc., Max Starr, and Precision Partners
                        Holding Company

        2.4 Asset Purchase Agreement dated February 11, 1999 by and among Nationwide Precision Products Corp., certain of its stockholders and Nationwide Acquisition Delaware, Inc.

        2.5 Stock Purchase Agreement dated February 19, 1999 by and among Certified Fabricators Inc., Calbrit Design, Inc., certain of their selling shareholders and Precision
                        Partners, Inc.

        2.6             Stock Purchase Agreement dated August 27, 1999 by and among
                        Gillette Machine & Tool Co., Inc., Gillette Machine &
                        Equipment Company, certain of their selling shareholders and and Precision Partners, Inc.

        2.7 Agreement of Merger dated as of May 28, 1999 by and among Certified Fabricators Inc., Calbrit Design, Inc. and
                        Precision Partners, Inc. and filed with the Secretary of State of the State of California on July 7, 1999

       EXHIBIT
       NUMBER                                       ITEM
---------------------                               ----
        3.1             Amended & Restated Certificate of Incorporation of Precision
                        Partners, Inc.

        3.2             Bylaws of Precision Partners, Inc.

        3.3 Certificate of Incorporation of Nationwide (together with all amendments thereto)

        3.4             By-laws of Nationwide

        3.5             Certificate of Incorporation of Mid State (together with all amendments thereto)

        3.6             Amended and Restated By-laws of Mid State

        3.7 Articles of Incorporation of General Automation (together with all amendments thereto)

        3.8             By-laws of General Automation

        3.9 Articles of Incorporation of Certified (together with all amendments thereto)

        3.10            Amended and Restated By-laws of Certified

        3.11            Restated Certificate of Incorporation of Gillette

        3.12            By-laws of Gillette

        3.13            Articles of Incorporation of Galaxy

        3.14            Amended and Restated By-laws of Galaxy

       *4.1             Indenture dated as of March 19, 1999 among Precision
                        Partners, Inc., as Company, the Guarantors named therein and
                        The Bank of New York, as trustee

        4.2             First Supplemental Indenture dated October 15, 1999, among
                        Precision Partners, Inc. and The Bank of New York, as trustee.

        4.3             Second Supplemental Indenture dated October 29, 1999, among
                        Precision Partners, Inc. and The Bank of New York, as
                        trustee.

       *4.4             Form of Initial Notes (included in Exhibit 4.1)

       *4.5             Form of Exchange Notes (included in Exhibit 4.1)

        4.6 Registration Rights Agreement dated as of March 19, 1999 among Precision Partners, Inc., Salomon Smith Barney and
                        NationsBanc Montgomery Securities LLC

       *5.1             Opinion of Jones, Day, Reavis & Pogue, counsel to Precision
                        Partners, Inc.

      *10.1             Credit Agreement (the "Credit Agreement") dated as of March
                        19, 1999 among Precision Partners, Inc., the guarantors and lenders named therein, Citibank, N.A., as Administrative
                        Agent, Bank of America National Trust and Savings
                        Association, as Syndication Agent, and Sun Trust Bank,
                        Atlanta, as Documentation Agent

       10.2             Waiver and Amendment to the Credit Agreement dated
                        August 9, 1999 among Precision Partners, Inc., the guarantors and lenders named therein, and Citicorp U.S.A., Inc.

       10.3+            General Electric Gas Turbine Systems Source Operation
                        Agreement dated December 1, 1998 by and between General
                        Electric and Mid State

       10.4+            Purchase Agreement dated October 26, 1999 between
                        Caterpillar Inc. and Galaxy.

       10.5+            Purchase Agreement dated February 1, 2000 between Dana
                        Corporation--Spicer Heavy Axle & Brake Division and
                        Nationwide.

       EXHIBIT
       NUMBER                                       ITEM
---------------------                               ----
       12.1             Statement re: computation of ratios

       21.1             List of subsidiaries of the Company

       23.1             Consent of Ernst & Young LLP

       23.2             Consent of Baker Newman & Noyes

       23.3             Consent of Insero, Kasperski Ciaccia & Co., P.C.

       23.4             Consent of Bonadio & Co., LLP

      *23.5             Consent of Jones, Day, Reavis & Pogue (included in
                        Exhibit 5.1)

       24.1             Powers of Attorney

      *25.1             Statement on Form T-1 of the eligibility of the trustee

       27.1             Financial Data Schedule of the Company

       99.1             Form of Letter of Transmittal

       99.2             Form of Notice of Guaranteed Delivery

       99.3             Form of Letter to DTC Participants

       99.4             Form of Letter to Clients

       99.5             Form of Instruction to Book-Entry Transfer Participants

------------------------

*   To be filed by amendment. All other exhibits are filed herewith.

+ Portions of this agreement have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

ITEM 22. UNDERTAKINGS.

    The Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to
       Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Precision
Partners, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       PRECISION PARTNERS, INC.

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                        VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chairman, Chief Executive Officer and Director
     -------------------------------------------                (Principal Executive Officer)
                 Dr. James E. Ashton

                          *                              Vice President and Chief Financial Officer
     -------------------------------------------         (Principal Financial and Accounting Officer)
                  Ronald M. Miller

                          *                                      Vice President--Operations
     -------------------------------------------
                   Melvin Johnson

                          *                                               Director
     -------------------------------------------
                  David W.M. Harvey

                          *                                               Director
     -------------------------------------------
                  Richard Detweiler

                          *                                               Director
     -------------------------------------------
                   John F. Megrue

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Certified
Fabricators, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       CERTIFIED FABRICATORS, INC.

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                    VICE PRESIDENT, TREASURER
                                                                          AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                                President and Chief Executive Officer
     -------------------------------------------               (Principal Executive Officer)
                    Richard Fagan

                          *                                      Vice President, Treasurer,
     -------------------------------------------                   Secretary and Director
                  Ronald M. Miller                      (Principal Financial and Accounting Officer)

                          *                                        Chairman and Director
     -------------------------------------------
                 Dr. James E. Ashton

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Galaxy Industries Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       GALAXY INDUSTRIES CORPORATION

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                    VICE PRESIDENT, TREASURER
                                                                          AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                                President and Chief Executive Officer
     -------------------------------------------               (Principal Executive Officer)
                Byrdell C. Goldsmith

                          *                                      Vice President, Treasurer,
     -------------------------------------------                   Secretary and Director
                  Ronald M. Miller                      (Principal Financial and Accounting Officer)

                          *                                        Chairman and Director
     -------------------------------------------
                 Dr. James E. Ashton

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Mid State Machine Products. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       MID STATE MACHINE PRODUCTS

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                    VICE PRESIDENT, TREASURER
                                                                          AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                                President and Chief Executive Officer
     -------------------------------------------               (Principal Executive Officer)
                S. Douglas Sukeforth

                          *                                      Vice President, Treasurer,
     -------------------------------------------                   Secretary and Director
                  Ronald M. Miller                      (Principal Financial and Accounting Officer)

                          *                                        Chairman and Director
     -------------------------------------------
                 Dr. James E. Ashton

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, General
Automation, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       GENERAL AUTOMATION, INC.

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                    VICE PRESIDENT, TREASURER
                                                                          AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                                President and Chief Executive Officer
     -------------------------------------------               (Principal Executive Officer)
                 Edward R. Gajewski

                          *                                      Vice President, Treasurer,
     -------------------------------------------                   Secretary and Director
                  Ronald M. Miller                      (Principal Financial and Accounting Officer)

                          *                                        Chairman and Director
     -------------------------------------------
                 Dr. James E. Ashton

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Nationwide Precision Products Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       NATIONWIDE PRECISION PRODUCTS CORP.

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                    VICE PRESIDENT, TREASURER
                                                                          AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                                President and Chief Executive Officer
     -------------------------------------------               (Principal Executive Officer)
                  Ronald S. Ricotta

                          *                                      Vice President, Treasurer,
     -------------------------------------------                   Secretary and Director
                  Ronald M. Miller                      (Principal Financial and Accounting Officer)

                          *                                        Chairman and Director
     -------------------------------------------
                 Dr. James E. Ashton

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Gillette Machine & Tool Co., Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, in the State of Texas, on March 28, 2000.

                                                       GILLETTE MACHINE & TOOL CO., INC.

                                                       By:             /s/ RONALD M. MILLER
                                                            -----------------------------------------
                                                                         Ronald M. Miller
                                                                    VICE PRESIDENT, TREASURER
                                                                          AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                                              President
     -------------------------------------------               (Principal Executive Officer)
                 Darren J. Gillette

                          *                                      Vice President, Treasurer,
     -------------------------------------------                   Secretary and Director
                  Ronald M. Miller                      (Principal Financial and Accounting Officer)

                          *                                        Chairman and Director
     -------------------------------------------
                 Dr. James E. Ashton

                          *                                               Director
     -------------------------------------------
                  William J. Gumina

                                                       * By:            /s/ RONALD M. MILLER
                                                              ----------------------------------------
                                                                          Ronald M. Miller
                                                                   Pursuant to Powers of Attorney
                                                                filed herewith or previously with the
                                                                 Securities and Exchange Commission

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                                       ITEM
---------------------                               ----
        2.1             Merger Agreement dated September 30, 1998 by and among
                        Galaxy Industries Corporation, Kenneth Smith, Galaxy Holding
                        Co., Inc., Robert H. Leidel Revocable Living Trust, Betty A.
                        Leidel Revocable Living Trust, Michael Leidel, Cheryl
                        Brooks, and Galaxy Acquisition, Inc.

        2.2             Redemption and Merger Agreement dated September 17, 1998 by and among Mid State Machine Products, S. Douglas Sukeforth,
                        Mid State Holdings Co., Inc. and Mid State Acquisition Inc.

        2.3             Asset Purchase Agreement dated February 5, 1999 by and among
                        General Automation, Inc., Max Starr, and Precision Partners
                        Holding Company

        2.4 Asset Purchase Agreement dated February 11, 1999 by and among Nationwide Precision Products Corp., certain of its stockholders and Nationwide Acquisition Delaware, Inc.

        2.5 Stock Purchase Agreement dated February 19, 1999 by and among Certified Fabricators Inc., Calbrit Design, Inc., certain of their selling shareholders and Precision
                        Partners, Inc.

        2.6             Stock Purchase Agreement dated August 27, 1999 by and among
                        Gillette Machine & Tool Co., Inc., Gillette Machine &
                        Equipment Company, certain of their selling shareholders and and Precision Partners, Inc.

        2.7 Agreement of Merger dated as of May 28, 1999 by and among Certified Fabricators Inc., Calbrit Design, Inc. and
                        Precision Partners, Inc. and filed with the Secretary of State of the State of California on July 7, 1999

        3.1             Amended and Restated Certificate of Incorporation of
                        Precision Partners, Inc.

        3.2             Bylaws of Precision Partners, Inc.

        3.3 Certificate of Incorporation of Nationwide (together with all amendments thereto)

        3.4             By-laws of Nationwide

        3.5             Certificate of Incorporation of Mid State (together with all amendments thereto)

        3.6             Amended and Restated By-laws of Mid State

        3.7 Articles of Incorporation of General Automation (together with all amendments thereto)

        3.8             By-laws of General Automation

        3.9 Articles of Incorporation of Certified (together with all amendments thereto)

        3.10            Amended and Restated By-laws of Certified

        3.11            Restated Certificate of Incorporation of Gillette

        3.12            By-laws of Gillette

        3.13            Articles of Incorporation of Galaxy

        3.14            Amended and Restated By-laws of Galaxy

       *4.1             Indenture dated as of March 19, 1999 among Precision
                        Partners, Inc., as Company, the Guarantors named therein and
                        The Bank of New York, as trustee

        4.2             First Supplemental Indenture dated October 15, 1999, among
                        Precision Partners, Inc. and The Bank of New York, as trustee.

       EXHIBIT
       NUMBER                                       ITEM
---------------------                               ----
        4.3             Second Supplemental Indenture dated October 29, 1999, among
                        Precision Partners, Inc. and The Bank of New York, as
                        trustee.

       *4.4             Form of Initial Notes (included in Exhibit 4.1)

       *4.5             Form of Exchange Notes (included in Exhibit 4.1)

        4.6 Registration Rights Agreement dated as of March 19, 1999 among Precision Partners, Inc., Salomon Smith Barney and
                        NationsBanc Montgomery Securities LLC

       *5.1             Opinion of Jones, Day, Reavis & Pogue, counsel to Precision
                        Partners, Inc.

      *10.1             Credit Agreement (the "Credit Agreement") dated as of March
                        19, 1999 among Precision Partners, Inc., the guarantors and lenders named therein, Citibank, N.A., as Administrative
                        Agent, Bank of America National Trust and Savings
                        Association, as Syndication Agent, and Sun Trust Bank,
                        Atlanta, as Documentation Agent

       10.2             Waiver and Amendment to the Credit Agreement dated
                        August 9, 1999 among Precision Partners, Inc., the guarantors and lenders named therein, and Citicorp U.S.A., Inc.

       10.3+            General Electric Gas Turbine Systems Source Operation
                        Agreement dated December 1, 1998 by and between General
                        Electric and Mid State

       10.4+            Purchase Agreement dated October 26, 1999 between
                        Caterpillar Inc. and Galaxy.

       10.5+            Purchase Agreement dated February 1, 2000 between Dana
                        Corporation--Spicer Heavy Axle & Brake Division and
                        Nationwide.

       12.1             Statement re: computation of ratios

       21.1             List of subsidiaries of the Company

       23.1             Consent of Ernst & Young LLP

       23.2             Consent of Baker Newman & Noyes

       23.3             Consent of Insero, Kasperski Ciaccia & Co., P.C.

       23.4             Consent of Bonadio & Co., LLP

      *23.5             Consent of Jones, Day, Reavis & Pogue (included in
                        Exhibit 5.1)

       24.1             Powers of Attorney

      *25.1             Statement on Form T-1 of the eligibility of the trustee

       27.1             Financial Data Schedule of the Company

       99.1             Form of Letter of Transmittal

       99.2             Form of Notice of Guaranteed Delivery

       99.3             Form of Letter to DTC Participants

       99.4             Form of Letter to Clients

       99.5             Form of Instruction to Book-Entry Transfer Participants

------------------------

*   To be filed by amendment. All other exhibits are filed herewith.

+ Portions of this agreement have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.